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                                                                     Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is entered into as of this 16th day of May 2000, by and among The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), Elbejay Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of TriZetto ("MERGER SUB"), IMS Health Incorporated, a Delaware corporation ("IMS"), and ERISCO Managed Care Technologies, Inc., a New York corporation and wholly-owned subsidiary of IMS ("ERISCO").

                                    RECITALS

      WHEREAS, IMS and TriZetto entered into an Agreement and Plan of Reorganization, dated as of March 28, 2000 (the "MERGER AGREEMENT"), pursuant to which, among other things, IMS would merge with and into TriZetto with TriZetto as the surviving corporation in the merger;

      WHEREAS, pursuant to Section 9.1(a) of the Merger Agreement, IMS and TriZetto desire to terminate the Merger Agreement without liability to either party;

      WHEREAS, the Boards of Directors of TriZetto, Merger Sub, IMS and Erisco deem it advisable and in the best interests of each corporation and its respective stockholders that Erisco and Merger Sub engage in a business combination in order to advance the long-term strategic business interests of TriZetto and IMS;

      WHEREAS, upon the terms and subject to the conditions of this Agreement, Merger Sub will merge with and into Erisco (the "MERGER"), with Erisco as the surviving corporation in the Merger, all pursuant to the terms and conditions of this Agreement and the applicable provisions of the New York Business Corporation Law, as amended (the "NYBCL"), and the Delaware General Corporation Law (the "DGCL");

      WHEREAS, in furtherance thereof, the Board of Directors of each of TriZetto, Merger Sub, IMS and Erisco have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of common stock of Erisco issued and outstanding immediately prior to the Effective Time (as defined in Section 2.2) will be converted into the right to receive shares of common stock of TriZetto as set forth herein;

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and inducement to IMS's willingness to enter into this Agreement, IMS and certain stockholders of TriZetto (the "DESIGNATED STOCKHOLDERS") are entering into agreements dated as of the date hereof in the form of EXHIBITS A, B and C hereto (the "VOTING AGREEMENTS") pursuant to which the Designated Stockholders have agreed, among other things, to vote their shares of TriZetto Common Stock in favor of the transactions contemplated by this Agreement;

      WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a "tax-free" reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder; and

      WHEREAS, IMS, Erisco, TriZetto and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

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      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:

      1. TERMINATION OF MERGER AGREEMENT. By their execution and delivery of this Agreement, IMS and TriZetto hereby mutually agree to terminate the Merger Agreement pursuant to Section 9.1(a) thereof without liability to either party. Except as expressly set forth in the Merger Agreement, the Merger Agreement shall have no further force and effect. For the avoidance of doubt, neither IMS nor TriZetto shall have any obligations with respect to the payment of a Termination Fee (as defined in the Merger Agreement) or the reimbursement of any Expenses (as defined in the Merger Agreement) pursuant to Section 9.4 of the Merger Agreement, and each of IMS and TriZetto hereby waive all rights of such party pursuant to such Section. IMS and TriZetto further agree that the letter agreements listed on Schedule 1 hereto shall be hereby terminated.

      2. PLAN OF REORGANIZATION.

            2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into Erisco and the corporate existence of Merger Sub shall thereupon cease. Erisco shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION"), and the separate corporate existence of Erisco with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the NYBCL and the DGCL.

            2.2 THE CLOSING. Subject to the termination of this Agreement as provided in Section 12 below, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660 on a date (the "CLOSING DATE") and at a time to be mutually agreed upon by IMS and TriZetto, which date shall be no later than the third business day after all conditions to Closing set forth herein (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement, unless another place, time and date is mutually agreed upon in writing by IMS and TriZetto. As soon as practicable following the Closing, TriZetto and IMS will cause a Certificate of Merger (the "NY CERTIFICATE OF MERGER") to be executed, acknowledged and filed in the office of the Secretary of State of the State of New York as provided in Section 904-A of the NYBCL and a Certificate of Merger (the "DE CERTIFICATE OF MERGER") to be executed, acknowledged and filed in the office of the Secretary of State of the State of Delaware as provided in Section 252 of the DGCL. The Merger shall become effective at the time when the last of the following actions shall have been consummated: (i) the NY Certificate of Merger has been duly filed by the office of the New York Department of State and (ii) the DE Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware (the "EFFECTIVE TIME").

            2.3 EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of any holder of any capital stock of Erisco:

                  (a) CONVERSION OF SHARES. The shares of Common Stock, par value $.01 per share, of Erisco ("ERISCO COMMON STOCK"), that are issued and outstanding immediately prior to the Effective Time (other than shares of Erisco Common Stock held by Erisco in its treasury (the

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"EXCLUDED SHARES")) shall be converted, in the aggregate, into the right to receive that number of shares (the "MERGER CONSIDERATION") of validly issued, fully paid and nonassessable Common Stock, par value $0.001 per share (the "TRIZETTO COMMON STOCK"), rounded to the nearest whole share, equal to the amount derived by dividing $255,000,000 by the Average Closing Price (as defined herein); provided, that:

                        (i) if the Average Closing Price is less than $21.00, the Merger Consideration shall be 12,142,857 shares of TriZetto Common Stock; or

                        (ii) if the Average Closing Price is greater than $29.00, the Merger Consideration shall be 8,793,103 shares of TriZetto Common Stock.

As used herein, the "AVERAGE CLOSING PRICE" shall mean the average of the per share closing prices of TriZetto Common Stock as reported on the NASDAQ National Market System (the "NASDAQ") (as reported in the New York City edition of THE WALL STREET JOURNAL or, if not reported thereby or if manifestly erroneous, another authoritative source) for 15 trading days ending on the third trading day prior to the Closing Date.

            At the Effective Time, all shares of Erisco Common Stock shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and all certificates formerly representing any such shares of Erisco Common Stock (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration. All Excluded Shares shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                  (b) MERGER SUB COMMON STOCK. At the Effective Time, each share of Common Stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                  (c) ADJUSTMENTS FOR CAPITAL CHANGES. If, prior to the Effective Time, TriZetto recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or by a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the Merger Consideration will be adjusted equitably so as to maintain the proportionate interest in the issued and outstanding TriZetto Common Stock represented by the Merger Consideration.

                  (d) DISSENTING SHARES. In accordance with Section 910 of the NYBCL, no appraisal rights shall be available to holders of Erisco Common Stock in connection with the Merger.

            2.4 FRACTIONAL SHARES. No fractional shares of TriZetto Common Stock will be issued in the Merger.

            2.5 EXCHANGE OF CERTIFICATES. At the Closing (i) IMS shall deliver to TriZetto certificates representing all shares of Erisco Common Stock then issued and outstanding and

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(ii) TriZetto shall deliver or cause to be delivered to IMS duly executed certificates representing the Merger Consideration.

            2.6 CERTIFICATE OF INCORPORATION AND BY-LAWS.

                  (a) The Certificate of Incorporation of Erisco, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      3. REPRESENTATIONS AND WARRANTIES OF IMS AND ERISCO.

      Except as set forth in the letter to be delivered by IMS and Erisco to TriZetto concurrently herewith (the "IMS DISCLOSURE LETTER), IMS and Erisco, jointly and severally, represent and warrant to TriZetto as set forth below. In this Agreement, the term "MATERIAL ADVERSE EFFECT" used in connection with a party or any of such party's subsidiaries means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, businesses or results of operations of such party and its subsidiaries, taken as a whole, or to the ability of such party to consummate the Merger and the other transactions contemplated hereby, other than, in each case, events, changes or effects that result from general economic conditions or conditions generally affecting the industry in which such party conducts operations.

            3.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. Erisco is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to so qualify is not reasonably likely to have a Material Adverse Effect on Erisco. IMS has made available to TriZetto or its counsel complete and correct copies of the Certificate of Incorporation and bylaws of Erisco.

            3.2 CAPITAL STRUCTURE.

                  (a) STOCK AND OPTIONS. The authorized capital stock of Erisco consists of 200 shares of Common Stock, no par value. At the close of business on the date of this Agreement, 10 shares of Erisco Common Stock were issued and outstanding, all of which were held by IMS. All outstanding shares of Erisco Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights and are owned by IMS free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. IMS has made available to TriZetto true and correct copies of its 1998 Employees' Stock Incentive Plan, 1998 Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards, 1998 Employees Stock Purchase Plan (the "ESPP"), and 1998 Replacement Plan for Certain Individuals Holding Cognizant Corporation Stock Options (collectively, the "IMS PLANS") and a correct and complete list of the following information with respect to options to purchase shares of IMS Common Stock issued to Erisco employees or consultants (the "IMS OPTIONS") outstanding as of May 16, 2000: (i) the

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aggregate number of shares of IMS Common Stock subject to IMS Options under each
IMS Plan other than the ESPP; (ii) the exercise price of the IMS Options outstanding under each such IMS Plan; (iii) the vesting schedule under each such IMS Plan; and (iv) with respect to Erisco employees that have entered into change of control agreements with IMS, the name of such employee, the number of shares of IMS Common Stock subject to IMS Options held by such employee, the particular IMS Plan(s) pursuant to which such IMS Options were granted and the vesting schedule of the IMS Options held by such employee.

                  (b) NO OTHER COMMITMENTS. There are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which IMS or Erisco is party or by which IMS or Erisco is bound obligating Erisco to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of Erisco or securities convertible into or exchangeable for shares of capital stock of Erisco, or obligating Erisco to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement.

                  (c) SUBSIDIARIES. Except for IMS Health Purchasing, Inc., a Delaware corporation and wholly-owned subsidiary of Erisco ("IHPI"), Erisco does not own, control or hold with the power to vote, directly or indirectly, of record, beneficially or otherwise, any share capital, capital stock or any equity or ownership interest in any company, corporation, partnership, association, joint venture, business, trust or other entity. IHPI has not conducted any business or engaged in any activity that has resulted in any liability to Erisco, and does not own any assets relating to businesses conducted by Erisco.

            3.3 AUTHORITY.

                  (a) CORPORATE ACTION BY IMS. IMS has all requisite corporate power and authority to enter into this Agreement, the Voting Agreements, the Registration Rights Agreement (as defined in Section 7.3), the Stockholder Agreement (as defined in Section 7.4), the Transitional Services Agreements (as defined in Section 7.5), the Data Rights Agreement (as defined in Section 7.6) and the License Agreement (as defined in Section 7.7) (collectively, the "BASIC DOCUMENTS"), to perform its obligations under the Basic Documents and to consummate the transactions contemplated by the Basic Documents. The execution and delivery of the Basic Documents by IMS and the consummation by IMS of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of IMS. Each of the Basic Documents has been, or will when executed be, duly executed and delivered by IMS and is, or when executed will be, the valid and binding obligation of IMS, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

                  (b) CORPORATE ACTION BY ERISCO. Erisco has all requisite corporate power and authority to enter into this Agreement and the Transitional Services Agreements, to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated by this Agreement and the Transitional Services Agreements. The execution and delivery of this Agreement and the Transitional Services Agreements by Erisco and the consummation by Erisco of the Merger and the other transactions contemplated hereby and by the Transitional Services Agreements have been duly authorized by all necessary corporate action on the part of Erisco. This Agreement has been duly executed and delivered by Erisco and is the valid and

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binding obligation of Erisco, enforceable in accordance with its terms, except that such enforceability may be subject to the Bankruptcy and Equity Exception.

                  (c) NO CONFLICT. Neither the execution, delivery and performance of the Basic Documents nor the consummation of the transactions contemplated thereby nor compliance with the provisions hereof or thereof will conflict with, or result in any violations of, or cause a breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Erisco under, any term, condition or provision of (A) the certificate of incorporation or bylaws of Erisco or (B) any loan or credit agreement, note, bond, mortgage, indenture, lease, license, agreement, contract, arrangement or other obligation ("CONTRACT"), permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Erisco or its properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges, or encumbrances which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Erisco.

                  (d) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "GOVERNMENTAL ENTITY"), is required to be obtained by IMS or Erisco in connection with the execution and delivery of the Basic Documents or the consummation of the transactions contemplated thereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of such reports and information under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated by the SEC thereunder as may be required in connection with this Agreement or the Voting Agreements and the transactions contemplated hereby or thereby; (ii) the filing of the NY Certificate of Merger with the Secretary of State of the State of New York, the DE Certificate of Merger with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which Erisco is qualified to do business; (iii) such filings, authorizations, orders and approvals as may be required under foreign securities laws, state securities laws and the rules of the New York Stock Exchange, Inc. (the "NYSE"); (iv) such filings and notifications as may be necessary under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act") and applicable foreign antitrust laws and (v) where the failure to obtain or make such consents, approvals, orders or authorizations, registrations, declarations or filings would not prevent or delay the consummation of the Merger or otherwise prevent IMS or Erisco from performing their respective obligations under this Agreement or the Voting Agreements and is not reasonably likely to have a Material Adverse Effect on Erisco.

            3.4 SEC DOCUMENTS. IMS has made available to TriZetto or its counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by IMS or any of its subsidiaries with the SEC on or after December 31, 1998 (the "IMS SEC DOCUMENTS"), which are all the documents (other than preliminary material) that IMS was required to file with the SEC on or after such date. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the IMS SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact with respect to Erisco or omitted to state a material fact with respect to Erisco required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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            3.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by IMS for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is mailed to the stockholders of TriZetto and at the time of the TriZetto Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The material to be supplied by IMS in respect of the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

            3.6 COMPLIANCE WITH APPLICABLE LAWS. The businesses of Erisco have not been and are not being conducted in violation of any federal, state, local or foreign law, ordinance, regulation, rule or order of any Governmental Entity where such violation is reasonably likely to have a Material Adverse Effect on Erisco. Neither IMS nor Erisco has been notified by any Governmental Entity that any investigation or review with respect to Erisco is pending or threatened, nor has any Governmental Entity notified IMS or Erisco of its intention to conduct the same. Erisco has all material permits, licenses and franchises from Governmental Entities required to conduct its businesses as now being conducted, except for those whose absence is not reasonably likely to have a Material Adverse Effect on Erisco.

            3.7 LITIGATION. There is no suit, action, arbitration, demand, claim or proceeding ("CLAIM") pending or, to the knowledge of IMS or Erisco, threatened against Erisco, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Erisco that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Erisco. Section 3.7 of the IMS Disclosure Letter sets forth a complete list of all material Claims made against Erisco or IMS, to the extent primarily related to Erisco's business, since January 1, 1998.

            3.8 ERISA AND OTHER COMPLIANCE.

                  (a) IMS has made available to TriZetto a list of (i) each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (ii) any other plan, arrangement or agreement involving compensation or benefits, including any employment agreements, plans or arrangements providing for insurance coverage (including self-insured arrangements), retirement benefits, deferred compensation, profit-sharing, incentive compensation, stock options, stock purchases, phantom stock, stock appreciation, other stock-based awards, or post-retirement insurance, covering employees of Erisco and maintained or contributed to or entered into as of the date of this Agreement, or that has within the last six (6) years been maintained or contributed to or entered into by IMS or any of its subsidiaries or any IMS ERISA Affiliate (as defined below) under which IMS or any of its subsidiaries or any IMS ERISA Affiliate has any present or future obligation or liability with respect to any current or former employee, consultant, leased employee or director of IMS or any of its subsidiaries or any IMS ERISA Affiliate (collectively, the "IMS EMPLOYEE PLANS"). For purposes of this Agreement, "IMS ERISA AFFILIATE" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes IMS or any of its subsidiaries. IMS has also made available to TriZetto copies of all IMS Employee Plans, and as applicable, all amendments thereto and written interpretations thereof, trust agreements, insurance contracts, current summary plan descriptions and summaries of


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material modification, the three (3) most recent annual reports (Form 5500, including, if applicable, Schedule B thereto), the most recent determination letter from the Internal Revenue Service, actuarial reports for the last three
(3) years, all agreements with fiduciaries and service providers and all substantive correspondence with the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency. All contributions due from IMS or any of its subsidiaries through the date hereof with respect to any of the IMS Employee Plans have been made as may have been required by ERISA and the Code or have been accrued in accordance with generally accepted accounting practices on IMS's or any such subsidiary's financial statements as of the date hereof. Each IMS Employee Plan has been maintained and operated in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, except for such noncompliance as would not have a Material Adverse Effect on Erisco. Erisco does not currently maintain, nor has it ever maintained, any "employee benefit plan", as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (b) Section 3.8(b) of the IMS Disclosure Letter lists each Erisco employee who (i) has elected to continue participating in a group health plan of IMS pursuant to an election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or (ii) has not made an election under COBRA but who is still eligible to make such election.

                  (c) Section 3.8(c) of the IMS Disclosure Letter lists each Erisco employee who is receiving (i) long-term disability benefits or (ii) short-term disability benefits pursuant to an employee benefit plan maintained by IMS.

                  (d) No work stoppage or labor strike against Erisco is pending, threatened or reasonably anticipated with respect to the Erisco employees. Neither IMS nor Erisco knows of any activities or proceedings of any labor union to organize any such Erisco employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of IMS or Erisco, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Erisco employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to Erisco having a Material Adverse Effect on Erisco. Neither IMS nor Erisco is presently, nor has it been, a party to, or bound by, any collective bargaining or union contract with respect to Erisco employees and no collective bargaining agreement is being negotiated by IMS or Erisco with respect to such employees.

                  (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) result in any payment constituting an "excess parachute payment" (within the meaning of Section 280G of the Code),
(ii) result in forgiveness of indebtedness of any director, officer or Erisco employee under any IMS Employee Plan or otherwise, (iv) increase any benefits otherwise payable to any Erisco employee under any IMS Employee Plan, or (v) result in any acceleration of the time of payment or vesting of any benefits to any Erisco employee under any IMS Employee Plan or otherwise.

                  (f) IMS and each of its Significant Subsidiaries (as defined in Regulation S-X under the Exchange Act): (i) are in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours and terms and conditions of employment, including, but not

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limited to, employee compensation matters, but not including ERISA; (ii) have withheld and reported in all material respects all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to IMS and Erisco employees; (iii) is not liable in any material respect for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for IMS employees (other than payments to IMS Employee Plans and routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated material claims or actions against IMS or any of its subsidiaries under any worker's compensation policy or any uninsured long-term disability policy. To the knowledge of IMS or Erisco, no employee of Erisco has violated in any material respect any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by IMS or any of its subsidiaries and disclosing to IMS or using trade secrets or proprietary information of any other Person.

            3.9 ABSENCE OF UNDISCLOSED LIABILITIES. At March 31, 2000 (the "ERISCO BALANCE SHEET DATE"), Erisco did not have any liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were not provided for or disclosed in notes to the balance sheet included in the Interim Financial Statements (as defined in Section 3.22), other than liabilities or obligations which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Erisco.

            3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. As of the date hereof, except as contemplated by this Agreement, since the Erisco Balance Sheet Date there has not occurred:

                  (a) any change in the financial condition, properties, businesses or results of operations of Erisco that is reasonably likely to have a Material Adverse Effect on Erisco;

                  (b) any amendments or changes in the Certificate of Incorporation or Bylaws of Erisco;

                  (c) any damage, destruction or loss to physical property, whether covered by insurance or not, that is reasonably likely to constitute a Material Adverse Effect on Erisco;

                  (d) any redemption, repurchase or other acquisition of shares of Erisco Common Stock by Erisco or any other Person;

                  (e) any material increase in or modification of the compensation or benefits payable or to become payable by Erisco to any of its directors or employees, except in the ordinary course of business consistent with past practice;

                  (f) any material increase in or modification of any bonus, pension, or employee benefit plan (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of the Erisco employees, other than in the ordinary course of business consistent with past practice;

                  (g) any acquisition or sale of a material amount of property or assets of Erisco, other than in the ordinary course of business consistent with past practice;

                  (h) any alteration in any term of any outstanding security of Erisco;

                  (i) any (A) incurrence, assumption or guarantee by Erisco of any debt for borrowed money other than inter-company borrowings, (B) issuance or sale of any securities convertible into or exchangeable for debt securities of Erisco or (C) issuance or sale of options or other rights to acquire from Erisco, directly or indirectly, debt securities of Erisco or any securities convertible into or exchangeable for any such debt securities;

                  (j) any creation or assumption by Erisco of any mortgage, pledge, security interest or lien or other encumbrance on any asset;

                  (k) any making of any loan, advance or capital contribution to or investment in any Person other than (i) travel loans or advances made in the ordinary course of business of Erisco, (ii) other loans and advances in an aggregate amount which does not exceed $500,000 outstanding at any time, (iii) purchases on the open market of liquid, publicly traded securities and (iv) intercompany loans, advances, capital contributions or investments;

                  (l) any entering into, amendment of, relinquishment, termination or non-renewal by Erisco of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business;

                  (m) any material transfer or grant of a right under the Erisco IP Rights (as defined in Section 3.14 below), other than those transferred or granted in the ordinary course of business consistent with past practices;

                  (n) any material labor dispute or charge of unfair labor practice (other than routine individual grievances), any material activity or proceeding by a labor union or representative thereof to organize any Erisco employees or any material campaign being conducted to solicit authorization from employees to be represented by such labor union or any material lockouts, strikes, slow downs, work stoppages or threats thereof by or with such employees;

                  (o) any event, occurrence or development which is reasonably likely to have a Material Adverse Effect on Erisco;

                  (p) any material change in the accounting practices of Erisco, except for any such change required by reason of a concurrent change in generally accepted accounting principles ("GAAP");

                  (q) any failure to make any material contribution due under any IMS or Erisco employee benefit plan in which a contribution could be required to be made by Erisco; or

                  (r) any agreement or arrangement made by Erisco or IMS to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made unless otherwise disclosed.

            3.11 NO DEFAULTS. To the knowledge of IMS or Erisco, neither Erisco nor any other party thereto is in breach or default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a breach or default by Erisco or any other party under, any Contract to which Erisco is a party and which would, if terminated or modified, have, insofar as can reasonably be foreseen, a Material Adverse Effect on Erisco. Each of such Contracts is in full force and effect and is a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto, subject to the Bankruptcy and Equity Exception.

            3.12 CERTAIN AGREEMENTS. Neither the execution and delivery of the Basic Documents nor the consummation of the transactions contemplated thereby (either alone or in conjunction with other transactions currently contemplated) will result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or Erisco employee, under any IMS employee benefit plan or otherwise.

            3.13 TAXES.

                  (a) Except as set forth in (or resulting from matters set forth in) the IMS Disclosure Letter or as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Erisco:

                        (i) Erisco and the IMS Group (as defined herein) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) with the appropriate governmental agencies all franchise, income and all other material Tax (as defined below) returns and reports required to be filed on or before the Effective Time (collectively, "RETURNS") and all such filed Returns are complete and accurate in all material respects;

                        (ii) Erisco and the IMS Group have timely paid all Taxes that are shown as due on such filed Returns or that Erisco or any member of the IMS Group is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith;

                        (iii) as of the date hereof, there are not pending or, to the actual knowledge of the executive officers of Erisco or any member of the IMS Group, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters in respect of Erisco;

                        (iv) Erisco is not liable for the Taxes of any Person (as defined below) (other than Persons who at the Effective Time are members of the affiliated group of corporations of which IMS is the common parent) pursuant to Section 1502 of the Code, by agreement or otherwise; and

                        (v) Erisco has no liability with respect to material income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in the IMS SEC Documents, other than any liability for unpaid Taxes that may have properly accrued since the Erisco Balance Sheet Date in connection with the operation of the business of Erisco or any of the members of the IMS Group in the ordinary course.

                  (b) No payments to be made to any Erisco employee will as a result of consummation of the Merger be subject to the deduction limitations under Section 280G of the Code.

                  (c) "IMS GROUP" shall mean any affiliated group (as defined in Section 1504(a) of the Code without regard to the limitations contained in
Section 1504(b) of the

Code) that includes IMS or any predecessor of or successor to IMS (or another such predecessor or successor).

                  (d) "TAX" or "TAXES" shall mean all United States federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, real property, personal property, alternative or add-on minimum, estimated, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors, together with all interest, penalties and additions imposed with respect to such amounts.

                  (e) "PERSON" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined herein) or other entity of any kind or nature.

            3.14 INTELLECTUAL PROPERTY.

                  (a) Erisco owns or has the right to use all material Intellectual Property Rights (as defined below) necessary or required for the operation of the business of Erisco as currently conducted (collectively, "ERISCO IP RIGHTS"), and has the right to sublicense the Erisco IP Rights that are licensed for the purpose of sublicensing or redistribution without material liability to, or any requirement of consent from, any other Person or party. The Erisco IP Rights constitute all Intellectual Property Rights necessary for the conduct of Erisco's business in the manner conducted immediately prior to the Closing. All Erisco IP Rights are either owned by Erisco free and clear of all liens and encumbrances or are used pursuant to a license agreement; each such license agreement is valid and enforceable and in full force and effect; Erisco is not in material default thereunder; and to the knowledge of IMS or Erisco, no corresponding licensor is in material default thereunder. None of the Erisco IP Rights infringes or otherwise conflicts with any Intellectual Property Rights or other right of any Person; there is no pending or, to the knowledge of IMS or Erisco, threatened (in writing) litigation, adversarial proceeding, administrative action or other challenge or claim relating to any Erisco IP Rights; there is no outstanding order relating to any Erisco IP Rights; to the knowledge of IMS or Erisco, there is currently no infringement by any Person of any Erisco IP Rights; and the Erisco IP Rights owned, used or possessed by Erisco are sufficient and adequate to conduct the business of Erisco to the full extent as such business is currently conducted. Section 3.14(a) of the IMS Disclosure Letter sets forth a complete and accurate list of all licenses to third parties with respect to the Erisco IP Rights that permit such third parties to provide outsourcing or application services or otherwise remotely host Software (as defined below) owned or licensed by Erisco.

                  (b) IMS and/or Erisco have taken reasonable steps to protect, maintain and safeguard the Erisco IP Rights, including any Erisco IP Rights for which improper or unauthorized disclosure would impair its value or validity materially, and has executed and required appropriate nondisclosure agreements and made appropriate filings and registrations in connection with the foregoing.

                  (c) A true and complete list of all material Software owned by Erisco has heretofore been made available to TriZetto. All of the Software owned by Erisco is Year 2000

Compliant (as defined below). A true and complete list of all material third party Software used by Erisco has heretofore been made available to TriZetto. To the knowledge of IMS or Erisco, all material third party Software currently used by Erisco is Year 2000 Compliant. "Software" means and includes all computer programs, whether in source code, object code or other form (including without limitation any embedded in or otherwise constituting part of a computer hardware device), algorithms, edit controls, methodologies, applications, flow charts and any and all systems documentation (including, but not limited to, data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, and file layouts and written narratives of all procedures used in the coding or maintenance of the foregoing.

                  (d) A true and complete list of all material Databases (as defined below) owned by Erisco has heretofore been made available to TriZetto. All of the Databases owned by Erisco are Year 2000 Compliant. A true and complete list of all material third party Databases used by Erisco has heretofore been made available to TriZetto. To the knowledge of IMS or Erisco, all material third party Databases currently used by Erisco are Year 2000 Compliant. "Databases" means and includes all compilations of data and all related documentation and written narratives of all procedures used in connection with the collection, processing and distribution of data contained therein, together with information that describes the attributes of certain data and such data's relationship to other data, including, without limitation, (A) whether the data must be numerical, alphabetic, or alphanumeric, (B) range or type limitations of the data, (C) one-to-one, one-to-many, or many-to-many relationships with other data, (D) file layouts, and (E) data formats.

                  (e) No material confidential or trade secret information of Erisco has been provided to any Person except subject to written confidentiality agreements, except for any such disclosure which has not resulted and is not reasonably likely to result in a Material Adverse Effect on Erisco.

                  (f) Erisco has valid copyrights in all material copyrightable material whether or not registered with the U.S. copyright office, including all copyrights in the Erisco Products (as defined herein) containing material copyrightable material. Consummation of the transactions contemplated hereby will not alter or impair the validity of any such copyrights or copyright registrations.

                  (g) (A) No third party (including any original equipment manufacturer or site license customer) has any right to manufacture, reproduce, distribute, sell, sublicense, market or exploit any of the products or services offered by Erisco (the "ERISCO PRODUCTS") or any adaptations, translations, or derivative works based on the Erisco Products, or any portion thereof; (B) neither IMS nor Erisco has granted to any third party any exclusive rights of any kind with respect to any of the Erisco Products, including territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Erisco Products; and (C) neither IMS nor Erisco has granted any third party any right to market any product utilizing any Erisco Product under any "private label" arrangements pursuant to which Erisco is not identified as the source of such goods. Each document or instrument identified pursuant to this Section is listed in Section 3.14 of the IMS Disclosure Letter and true and correct copies of such documents or instruments have been furnished to TriZetto. No third party has any right to manufacture, reproduce, distribute, sublicense, market or exploit any works or materials of which any of the IMS Products are a derivative work.

                  (h) Except as is not reasonably likely to have a Material Adverse Effect on Erisco, each of the Erisco Products: (A) substantially complies with all specifications set forth in any contract, agreement, advertisement or other promotional material for such products and with all other warranty requirements, other than bugs or fixes required or expected in the ordinary course of business and not otherwise material to Erisco's business; and (B) can be recreated from its associated source code and related documentation by reasonably experienced technical personnel without undue burden.

                  (i) To the knowledge of IMS or Erisco, no Erisco employee is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with Erisco or any other party because of the nature of the business conducted by Erisco or proposed to be conducted by Erisco.

                  (j) If Erisco is obligated to repair or replace products or services previously provided by Erisco that are not Year 2000 Compliant in order to meet Erisco's contractual obligations, to avoid personal injury or other liability, to avoid misrepresentation claims, or to satisfy any other obligations or requirements, to the knowledge of IMS or Erisco, Erisco has repaired or replaced those products and services to make them Year 2000 Compliant in all material respects.

                  (k) All of the Software owned or used by Erisco complies in all material respects with the currently known and relevant provisions of the Health Insurance Portability and Accountability Act of 1996, as amended.

                  (l) "YEAR 2000 COMPLIANT" means that (1) the products, services, or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (2) neither the performance nor the functionality of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000. The design of the products, services, and other item(s) at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000. In particular, but without limitation, (i) no value for current date/time will cause any error, interruption, or decreased performance in or for such product(s), service(s), and other item(s), (ii) all manipulations of date and time related data (including calculating, comparing, sequencing, processing, and outputting) will produce correct results for all valid dates and times when used independently or in combination with other products, services, and/or items, (iii) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (iv) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorization codes, passwords, and zaps (purge functions) will function normally and in the same manner during, prior to, on and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) supply of the product(s), service(s), and other item(s) will not be interrupted, delayed, decreased, or otherwise affected by the year 2000.

                  (m) As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools, Software, Databases and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

            3.15 FEES AND EXPENSES. Neither IMS nor Erisco has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

            3.16 ENVIRONMENTAL MATTERS.

                  (a) Erisco, including all of its businesses and operations, is, and has been, operated in compliance with all laws, statutes, rules, regulations and other restrictions or requirements of any domestic or foreign governmental authority concerning or relating to industrial hygiene or protection of human health or the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Substances (as defined below) or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Substances or wastes or the clean-up or other remediation thereof (collectively, "ENVIRONMENTAL LAWS"), except where the failure to so comply has not had, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Erisco. "HAZARDOUS SUBSTANCES" shall mean any substance regulated under any Environmental Laws including, without limitation, any substance which is: (A) petroleum, asbestos or asbestos-containing material, or polychlorinated biphenls; (B) defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 and 311 of the Clean Water Act, 33 U.S.C. Sections 1317, 1321, Section 101(14) of CERCLA, 42 U.S.C. Section 9601; (C) listed in the United States Department of Transportation Hazardous Material Tables, 49 C.F.R. Section 172.101; or (D) defined, designated or listed as a "Hazardous Waste" under Section 1004(5) of the Resource and Conservation and Recovery Act, 42 U.S.C. 6903(5).

                  (b) Except as is not reasonably likely to have a Material Adverse Effect on Erisco, neither IMS nor Erisco has received notice or has knowledge of:

                        (i) any claim, demand, investigation, enforcement action, response, removal, remedial action, statutory lien or other governmental or regulatory action instituted or threatened against Erisco or any real property which is now owned, used or leased to or by Erisco (the "ERISCO CURRENT REAL PROPERTY") or any real property which was, but is no longer, owned, used or leased to or by Erisco ("ERISCO FORMER REAL PROPERTY") pursuant to any Environmental Law;

                        (ii) any claim, demand notice, suit or action, made or threatened by any Person against Erisco, the Erisco Current Real Property or the Erisco Former Real Property relating to (A) any form of damage, loss or injury resulting from or claimed to result from, any Hazardous Substance on, about, beneath or arising from the Erisco Current Real Property or Erisco Former Real Property or (B) any alleged material violation of any Environmental Law by Erisco; or

                        (iii) any communication to or from any governmental authority alleging violations, liability or contamination arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the Erisco Current Real Property or

Erisco Former Real Property, including without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule.

            3.17 INTERESTED PARTY TRANSACTIONS. No officer or director of Erisco or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "SECURITIES Act")) of any such person has had, either directly or indirectly, a material interest in: (i) any Person which purchases from or sells, licenses or furnishes to Erisco any material amount of goods, property, technology or intellectual or other property rights or services; or (ii) any material contract or agreement to which Erisco is a party or by which it may be bound or affected.

            3.18 BOARD APPROVAL. The Board of Directors of Erisco has, as of the date hereof, unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of its stockholders and
(iii) submitted this Agreement to IMS, as its sole stockholder, for adoption and approval. The Board of Directors of IMS has, as of the date hereof, unanimously approved this Agreement and the transactions contemplated hereby.

            3.19 VOTE REQUIRED. The approval of IMS is the only vote or approval of the holders of any class or series of capital stock of IMS or Erisco necessary to approve this Agreement and the Merger. IMS, as the sole stockholder of Erisco, has approved this Agreement and the Merger.

            3.20 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Erisco that has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of its business as currently conducted or any acquisition of property by Erisco.

            3.21 TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Section 912 of the NYBCL and Section 203 of the DGCL) (each a "TAKEOVER STATUTE") or any anti-takeover provision in Erisco's certificate of incorporation or by-laws is applicable to Erisco, the Erisco Common Stock, the Merger or the other transactions contemplated by this Agreement.

            3.22 ERISCO FINANCIAL STATEMENTS. Set forth in Section 3.22 of the IMS Disclosure Letter are an unaudited balance sheet, unaudited income statement and unaudited statement of cash flows of Erisco at and for the three fiscal years ended December 31, 1999 (including any notes and schedules thereto, the "FINANCIAL STATEMENTS") and an internally generated income statement and balance sheet at and for the three month period ended March 31, 2000 (including any notes and schedules thereto, the "INTERIM FINANCIAL STATEMENTS"). The internal books and records of Erisco from which the Financial Statements and the Erisco Balance Sheet were prepared do not contain any information which is false or misleading in any respect that resulted in a material impact on the Financial Statements. The Financial Statements (i) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods presented; and (ii) present fairly, in all material respects, the financial position and results of operations of Erisco at the dates and for the periods reflected therein. The Interim Financial Statements (i) were prepared on a basis consistent with those of the Financial Statements; and (ii) present fairly, in all material respects, the financial position and results of operations of Erisco at the dates and for the periods reflected therein.

            3.23 DEFERRED REVENUE. The deferred revenue reflected on the Erisco Balance Sheet is based on Erisco's reasonable judgment and business practices, as established in accordance with GAAP consistently applied. All unearned revenue relating to contracts executed prior to the Closing Date have been properly recorded on Erisco's books and records on a timely basis and in the month in which Erisco received the cash payment or billed the customer.

            3.24 ACCOUNTS RECEIVABLE; WARRANTIES. The accounts receivable reflected on the balance sheet included in the Interim Financial Statements are owned free and clear by Erisco and are based on Erisco's reasonable judgment and its normal credit review procedures, business practices and GAAP. Section 3.24 of the IMS Disclosure Letter (i) sets forth Erisco's warranty expense since January 1, 1998, and (ii) describes Erisco's product return policy and the forms of warranties given or made by Erisco with respect to products sold by Erisco since January 1, 1998. To the knowledge of IMS or Erisco, there is no fact or event which has occurred since January 1, 1998 which has formed or could reasonably be expected to form the basis of any material claim against Erisco, whether or not covered by insurance, for breach of any express or implied product warranty, other than warranty claims asserted by customers in the ordinary course of business and consistent with Erisco's past experience.

            3.25 INTERESTS IN REAL PROPERTY. Section 3.25 of the IMS Disclosure Letter is a complete and correct list and brief description of all real property currently leased by Erisco. Erisco does not own any real property. All real property leases to which Erisco is a party are in full force and effect and are valid and binding on the parties thereto, assuming enforceability as to the parties other than Erisco and subject to the Bankruptcy and Equity Exception, and Erisco is not in material default of the provisions thereof. To the knowledge of IMS or Erisco, all improvements and fixtures made by or at the direction of Erisco on real properties leased by Erisco conform in all material respects to all applicable health, fire, safety, environmental, zoning and building laws and ordinances, and all materials, buildings, structures (or the space used by Erisco in such buildings or structures) and fixtures used by Erisco in the conduct of its business are in good operating condition and repair, ordinary wear and tear excepted, and are sufficient for the type and magnitude of their respective operations.

            3.26 PERSONAL PROPERTY. Erisco has good and marketable title, free and clear of all material title defects, security interests, pledges, options, claims, liens and encumbrances, to all inventory and receivables and to any material item of machinery, equipment, or tangible personal property reflected on the Erisco Balance Sheet or used in the business by Erisco (regardless of whether reflected on the Erisco Balance Sheet). All the material machinery, equipment and other tangible personal property used in the business by Erisco is in good operating condition and repair, normal wear and tear excepted. At the Closing Date, Erisco will possess all of the material personal property wherever located used to conduct its business as conducted prior to the Closing.

            3.27 CONTRACTS. Erisco is not a party to any:

                  (a) employment, change in control or severance contract;

                  (b) contract relating to the borrowing of money in excess of $100,000 by Erisco, or the guaranty of any obligation for the borrowing of money by Erisco;

                  (c) contract that involves the payment or receipt by Erisco of more than $200,000 over the remaining term of the contract;

                  (d) contract that requires the consent of, or terminates or becomes terminable by, any person other than Erisco as a result of the transactions contemplated by this Agreement;

                  (e) contracts that are otherwise material to the business of Erisco and are not for the purchase or sale of goods or services in the ordinary course of business;

                  (f) contracts that have a remaining term of more than one year from the date of this Agreement.

            3.28 INSURANCE AND BANKING FACILITIES. Section 3.28 of the Erisco Disclosure Letter comprises a complete and correct list of: (i) all contracts of insurance and indemnity of or relating to Erisco (except insurance related to employee benefits) in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual charge, coverage and expiration date); (ii) the names and locations of all banks or depository organizations in which Erisco has accounts; and (iii) the names of all persons authorized to draw on such accounts. All premiums and other payments due with respect to all contracts of insurance or indemnity in force at the date hereof have been or will be paid, and neither IMS nor Erisco knows of any circumstance, which has caused, or might cause, any such contract to be canceled or terminated. There is no currently pending material claim by Erisco under any insurance policies of IMS or Erisco as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

            3.29 POWER OF ATTORNEY AND SURETYSHIPS. Erisco has no powers of attorney outstanding (other than a power of attorney issued in the ordinary course of business with respect to tax matters), and, except for obligations as an endorser of negotiable instruments incurred in the ordinary course of business, Erisco has no obligations or liabilities (absolute or contingent) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise respecting the obligation of any other person.

            3.30 CUSTOMERS; PAYORS. Section 3.30 of the IMS Disclosure Letter lists (i) Erisco's top 10 customers by billings and (ii) Erisco's top 10 payors (collectively, the "CUSTOMERS"), by the revenues received by Erisco from each such Customer during fiscal 1999 and the percentage of Erisco's revenues during fiscal 1999 for which each such Customer is responsible. To the knowledge of IMS or Erisco, there are no oral or written notices or other indications from any of the Customers stating that such Customer intends to terminate its business relationship with Erisco or materially reduce the volume of business it does with Erisco.

      4. REPRESENTATIONS AND WARRANTIES OF TRIZETTO.

      Except as set forth in a letter dated the date of this Agreement and delivered by TriZetto to IMS concurrently herewith (the "TRIZETTO DISCLOSURE LETTER"), TriZetto hereby represents and warrants to IMS that:

            4.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. TriZetto and each of its subsidiaries, including Merger Sub (the "TRIZETTO SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to qualify is not reasonably likely to have a Material Adverse Effect on TriZetto. The TriZetto Disclosure Letter sets forth a correct and complete list of the TriZetto Subsidiaries. TriZetto has made available to IMS or its counsel complete and correct copies of the certificates or articles of incorporation and bylaws of TriZetto and each of the TriZetto Subsidiaries, in each case as amended to the date of this Agreement.

            4.2 CAPITAL STRUCTURE.

                  (a) STOCK AND OPTIONS. The authorized capital stock of TriZetto consists of 40,000,000 shares of TriZetto Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value (the "TRIZETTO PREFERRED STOCK"). At the close of business on May 12, 2000, 21,309,330 shares of TriZetto Common Stock were issued and outstanding, no shares of TriZetto Common Stock were held by TriZetto in its treasury and 3,332,943 shares of TriZetto Common Stock were reserved for issuance upon the exercise of outstanding options to acquire shares of TriZetto's capital stock (the "TRIZETTO OPTIONS"). No shares of TriZetto Preferred Stock are issued or outstanding. All outstanding shares of TriZetto Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. All outstanding shares of the capital stock of each of the TriZetto Subsidiaries are validly issued, fully paid and nonassessable and are owned by TriZetto or one of the TriZetto Subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. TriZetto has made available to IMS a correct and complete copy of its 1998 Stock Option Plan (the "TRIZETTO PLAN") and a correct and complete list of each TriZetto Option outstanding as of the date hereof, including the name of the holder of such TriZetto Option, the TriZetto option plan pursuant to which such TriZetto Option was issued, the security and number of shares covered by such TriZetto Option, the per share exercise price of such TriZetto Option and the vesting schedule applicable to such TriZetto Option. The shares of TriZetto Common Stock issuable pursuant to the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any lien, pledge, security interest, claim or other encumbrance, except for restrictions on transfer pursuant to the Stockholder Agreement (as defined in Section 7.4) or under federal or state securities laws.

                  (b) NO OTHER COMMITMENTS. Except for the TriZetto Options disclosed pursuant to Section 4.2(a) above, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which TriZetto or any of the TriZetto Subsidiaries is a party or by which TriZetto or any of the TriZetto Subsidiaries is bound obligating TriZetto or any of the TriZetto Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of TriZetto or any of the TriZetto Subsidiaries or securities convertible into or exchangeable for shares of capital stock of TriZetto or any of the TriZetto Subsidiaries, or obligating TriZetto or any of the TriZetto subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement.

            4.3 AUTHORITY.

                  (a) CORPORATE ACTION. Each of TriZetto and Merger Sub has all requisite corporate power and authority to enter into each of the Basic Documents to which it is a party and, subject to approval of the TriZetto Proposal (as defined in Section 6.4) by the stockholders of TriZetto, to perform its obligations thereunder and to consummate the Merger and the other transactions contemplated by the Basic Documents. The execution and delivery of each of the Basic Documents to which it is a party by TriZetto and Merger Sub and, subject to approval by the stockholders of TriZetto of the TriZetto Proposal, the consummation by TriZetto and Merger Sub of the Merger and the other transactions contemplated by the Basic Documents have been duly authorized by all necessary corporate action on the part of TriZetto and Merger Sub. Each of the Basic Documents to which it is a party has been, or will when executed be, duly executed and delivered by each of TriZetto and Merger Sub and is, or when executed will be, the valid and binding obligation of each of TriZetto and Merger Sub, enforceable in accordance with its terms, except that such enforceability may be subject to the Bankruptcy and Equity Exception.

                  (b) NO CONFLICT. Neither the execution, delivery and performance of the Basic Documents nor the consummation of the transactions contemplated thereby nor compliance with the provisions hereof will: (i) conflict with, or result in any violations of, or cause a breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of TriZetto or any of the TriZetto Subsidiaries under, any term, condition or provision of (A) the certificate or articles of incorporation or bylaws of TriZetto or any of the TriZetto Subsidiaries or
(B) any Contract, permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TriZetto or any of the TriZetto Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on TriZetto; or (ii) require the affirmative vote of the holders of greater than a majority of the issued and outstanding shares of TriZetto Common Stock.

                  (c) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by TriZetto or any of the TriZetto Subsidiaries in connection with the execution and delivery of the Basic Documents or the consummation of the transactions contemplated hereby, except for: (i) the filing with the SEC of the Proxy Statement and such other reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the NY Certificate of Merger with the Secretary of State of the State of New York, the DE Certificate of Merger with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which TriZetto is qualified to do business; (iii) such filings, authorizations, orders and approvals as may be required under foreign securities laws, state securities laws and the rules of the Nasdaq; (iv) such filings and notifications as may be necessary under the HSR Act and applicable foreign antitrust laws; and (v) where the failure to obtain or make such consents, approvals, orders or authorizations, registrations, declarations or filings would not prevent or delay the consummation of the Merger or otherwise prevent TriZetto or Merger Sub from performing its obligations under this Agreement and is not reasonably likely to have a Material Adverse Effect on TriZetto.

            4.4 SEC DOCUMENTS.

                  (a) SEC REPORTS. TriZetto has made available to IMS or its counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by TriZetto with the SEC on or after October 7, 1999 (the "TRIZETTO SEC DOCUMENTS"), which are all the documents (other than preliminary material) that TriZetto was required to file with the

SEC on or after such date. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded a filing prior to the date of this Agreement, then on the date of such filing), none of the TriZetto SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the TriZetto SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. TriZetto has filed all documents and agreements which were required to be filed as exhibits to the TriZetto SEC Documents.

                  (b) FINANCIAL STATEMENTS. The financial statements of TriZetto included in the TriZetto SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of TriZetto and its consolidated TriZetto Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

            4.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by TriZetto for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is mailed to the stockholders of TriZetto and at the time of the TriZetto Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

            4.6 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, the businesses of TriZetto and the TriZetto Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, ordinance, regulation, rule or order of any Governmental Entity where such violation is reasonably likely to have a Material Adverse Effect on TriZetto. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, TriZetto has not been notified by any Governmental Entity that any investigation or review with respect to TriZetto or any of the TriZetto Subsidiaries is pending or threatened, nor has any Governmental Entity notified TriZetto of its intention to conduct the same. TriZetto and the TriZetto Subsidiaries have all material permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for those whose absence is not reasonably likely to have a Material Adverse Effect on TriZetto.

            4.7 LITIGATION. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, there is no suit, action, arbitration, demand, claim or proceeding pending or, to the best knowledge of TriZetto, threatened against TriZetto or any of the TriZetto Subsidiaries; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against TriZetto or any of the TriZetto Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on TriZetto. TriZetto has made available to IMS or its counsel correct and complete copies of all correspondence prepared by its counsel for TriZetto's auditors in connection with the last two (2) completed audits of TriZetto's financial statements and any such correspondence since the date of the last such audit.

            4.8 ERISA AND OTHER COMPLIANCE.

                  (a) TriZetto has made available to IMS a list of (i) each "employee benefit plan," as defined in Section 3(3) of ERISA, and (ii) any other plan, arrangement or agreement involving direct or indirect compensation or benefits, including any employment agreements, plans or arrangements providing for insurance coverage (including self-insured arrangements), retirement benefits, deferred compensation, profit-sharing, incentive compensation, stock options, stock purchases, phantom stock, stock appreciation, other stock-based awards, or post-retirement insurance, maintained or contributed to or entered into as of the date of this Agreement, or that has within the last six (6) years been maintained or contributed to or entered into by TriZetto or any of the TriZetto Subsidiaries or any TriZetto ERISA Affiliate (as defined below) under which TriZetto or any of the TriZetto Subsidiaries or any TriZetto ERISA Affiliate has any present or future obligation or liability with respect to any current or former employee, consultant, leased employee or director of TriZetto or any of the TriZetto Subsidiaries or any TriZetto ERISA Affiliate (collectively, the "TRIZETTO EMPLOYEE PLANS"). For purposes of this Agreement, "TRIZETTO ERISA AFFILIATE" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code,
(B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes TriZetto or any of the TriZetto Subsidiaries. TriZetto has also made available to IMS copies of all TriZetto Employee Plans, and as applicable, all amendments thereto and written interpretations thereof, trust agreements, insurance contracts, current summary plan descriptions and any summaries of material modification, the three (3) most recent annual reports (Form 5500, including, if applicable, Schedule B thereto), the most recent determination letter from the Internal Revenue Service, actuarial reports for the last three (3) years, all agreements with fiduciaries and service providers and all substantive correspondence with the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency. All contributions due from TriZetto or any of the TriZetto Subsidiaries through the date hereof with respect to any of the TriZetto Employee Plans have been made as may have been required by ERISA and the Code or have been accrued in accordance with generally accepted accounting practices on TriZetto's or any such TriZetto Subsidiary's financial statements as of the date hereof. Each TriZetto Employee Plan has been maintained and operated in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, except for such noncompliance as would not have a Material Adverse Effect on TriZetto.

                  (b) No TriZetto Employee Plan is subject to Title IV of ERISA. No TriZetto Employee Plan is a "multiemployer plan," as defined in Section 3(37) of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, has occurred with respect to any TriZetto Employee Plan which is covered by Title I of ERISA which, assuming the taxable period of such transaction expired as of the date hereof, could subject TriZetto or any TriZetto Subsidiary to a tax or penalty that would have a Material Adverse Effect on TriZetto. To the knowledge of TriZetto, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the TriZetto Employee Plans which could result in a liability that would have a Material Adverse Effect on TriZetto. No TriZetto Employee

Plan, either individually or collectively, provides for any payment by TriZetto or any TriZetto Subsidiary that would not be deductible under Code Sections 162(a)(1), 162(m) or 404.

                  (c) Any TriZetto Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and TriZetto is not aware of any circumstances likely to result in revocation of any such favorable determination letter.

                  (d) No TriZetto Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of TriZetto or any TriZetto Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under a TriZetto Employee Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, (iii) deferred compensation benefits under a plan, which are accrued as liabilities on the books of TriZetto or any TriZetto Subsidiary, or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All such TriZetto Employee Plans may be amended or terminated at any time without causing TriZetto or any TriZetto Subsidiary to incur liability having a Material Adverse Effect on TriZetto.

                  (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) restrict or prohibit TriZetto or any TriZetto Subsidiary from amending any TriZetto Employee Plan, (ii) result in any payment constituting an "excess parachute payment" (within the meaning of Section 280G of the Code), (iii) result in forgiveness of indebtedness to any director, officer or employee of TriZetto or any TriZetto Subsidiary under any TriZetto Employee Plan or otherwise, (iv) increase any benefits otherwise payable under any TriZetto Employee Plan or (v) result in any acceleration of the time of payment or vesting of any benefits under any TriZetto Employee Plan or otherwise.

                  (f) TriZetto and each TriZetto Subsidiary is: (i) in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA; (ii) has withheld and reported in all material respects all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to TriZetto employees; (iii) is not liable in any material respect for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for TriZetto employees (other than payments to TriZetto Employee Plans and routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated material claims or actions against TriZetto or any TriZetto Subsidiary under any worker's compensation policy or any uninsured long-term disability policy. To TriZetto's knowledge, no employee of TriZetto has violated in any material respect any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by TriZetto or any TriZetto Subsidiary and disclosing to TriZetto or using trade secrets or proprietary information of any other Person.

                  (g) No work stoppage or labor strike against TriZetto or any TriZetto Subsidiary is pending, threatened or reasonably anticipated with respect to TriZetto employees. TriZetto does not know of any activities or proceedings of any labor union to organize any such TriZetto employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of TriZetto, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any TriZetto employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to TriZetto or any TriZetto Subsidiary having a Material Adverse Effect on TriZetto. Neither TriZetto nor any TriZetto Subsidiary is presently, nor has it been, a party to, or bound by, any collective bargaining or union contract with respect to TriZetto employees and no collective bargaining agreement is being negotiated by TriZetto or any TriZetto Subsidiary with respect to such employees.

            4.9 ABSENCE OF UNDISCLOSED LIABILITIES. At March 31, 2000 (the "TRIZETTO BALANCE SHEET DATE"), neither TriZetto nor any of the TriZetto Subsidiaries had any liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were not provided for or disclosed in notes to the consolidated balance sheet of TriZetto at the TriZetto Balance Sheet Date, a copy of which has been delivered to IMS (the "TRIZETTO BALANCE SHEET"), other than liabilities or obligations which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on TriZetto.

            4.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. As of the date hereof, except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement or as contemplated by this Agreement, since the TriZetto Balance Sheet Date there has not occurred:

                  (a) any change in the financial condition, properties, businesses or results of operations of TriZetto and the TriZetto Subsidiaries taken as a whole that is reasonably likely to constitute a Material Adverse Effect on TriZetto;

                  (b) any amendments or changes in the Certificate of Incorporation or Bylaws of TriZetto;

                  (c) any damage destruction or loss to physical property, whether covered by insurance or not, that is reasonably likely to constitute a Material Adverse Effect on TriZetto;

                  (d) any redemption, repurchase or other acquisition of shares of TriZetto Common Stock by TriZetto (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to TriZetto Common Stock;

                  (e) any material increase in or modification of the compensation or benefits payable or to become payable by TriZetto to any of its directors or employees, except in the ordinary course of business consistent with past practice;

                  (f) any material increase in or modification of any bonus, pension, insurance or TriZetto Employee Plan or TriZetto Benefit Arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, other than in the ordinary course of business consistent with past practice;

                  (g) any acquisition or sale of a material amount of property or assets of TriZetto, other than in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

                  (h) any alteration in any term of any outstanding security of TriZetto;

                  (i) any (A) incurrence, assumption or guarantee by TriZetto of any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of TriZetto; or (C) issuance or sale of options or other rights to acquire from TriZetto, directly or indirectly, debt securities of TriZetto or any securities convertible into or exchangeable for any such debt securities;

                  (j) any creation or assumption by TriZetto of any mortgage, pledge, security interest or lien or other encumbrance on any asset;

                  (k) any making of any loan, advance or capital contribution to or investment in any Person other than (i) travel loans or advances made in the ordinary course of business of TriZetto, (ii) other loans and advances in an aggregate amount which does not exceed $500,000 outstanding at any time and
(iii) purchases on the open market of liquid, publicly traded securities;

                  (l) any entering into, amendment of, relinquishment, termination or non-renewal by TriZetto of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business;

                  (m) any material transfer or grant of a right under the TriZetto IP Rights (as defined in Section 4.14 below), other than those transferred or granted in the ordinary course of business consistent with past practices;

                  (n) any material labor dispute or charge of unfair labor practice (other than routine individual grievances), any material activity or proceeding by a labor union or representative thereof to organize any employees of TriZetto, any material campaign being conducted to solicit authorization from employees to be represented by such labor union or any material lockouts, strikes, slow downs, work stoppages or threats thereof by or with such employees;

                  (o) any failure to make any material contribution due under any of the TriZetto Employee Plans;

                  (p) any event, occurrence or development which is reasonably likely to have a Material Adverse Effect on TriZetto;

                  (q) any material change in the accounting practices of TriZetto, except for any such change required by reason of a concurrent change in GAAP; or

                  (r) any agreement or arrangement made by TriZetto to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made unless otherwise disclosed.

            4.11 NO DEFAULTS. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, to TriZetto's knowledge, neither it nor any of the TriZetto Subsidiaries nor any other party thereto is in breach or default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a breach or default by TriZetto, any of the TriZetto Subsidiaries or any other party under, any Contract to which TriZetto or any of the TriZetto Subsidiaries is a party and which would, if terminated or modified, have, insofar as can reasonably be foreseen, a Material Adverse Effect on TriZetto. Each of such Contracts is in full force and effect and is a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto, subject to the Bankruptcy and Equity Exception.

            4.12 CERTAIN AGREEMENTS. Neither the execution and delivery of the Basic Documents nor the consummation of the transactions contemplated thereby (either alone or in conjunction with other transactions currently contemplated) will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of TriZetto or any of the TriZetto Subsidiaries from TriZetto or any of the TriZetto Subsidiaries, under any TriZetto Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any TriZetto Employee Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

            4.13 TAXES.

                  (a) Except as set forth in (or resulting from matters set forth in) the TriZetto SEC Documents or as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on TriZetto:

                        (i) TriZetto and each of the TriZetto Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) with the appropriate governmental agencies all Returns and all such filed Returns are complete and accurate in all material respects;

                        (ii) TriZetto and each of the TriZetto Subsidiaries have timely paid all Taxes that are shown as due on such filed Returns or that TriZetto or any of the TriZetto Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith;

                        (iii) as of the date hereof, there are not pending or, to the actual knowledge of the executive officers of TriZetto or any of the TriZetto Subsidiaries, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters;

                        (iv) neither TriZetto nor any of the TriZetto Subsidiaries is or may be liable for the Taxes of any Person (other than Persons who at the Effective Time are members of the affiliated group of corporations of which TriZetto is the common parent) pursuant to Section 1502 of the Code, by agreement or otherwise; and

                        (v) neither TriZetto nor any of the TriZetto
Subsidiaries has any liability with respect to material income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in the TriZetto SEC Documents other than any liability for unpaid Taxes that may have properly accrued since the TriZetto Balance Sheet Date in connection with the operation of the business of TriZetto or any of the TriZetto Subsidiaries in the ordinary course.

                  (b) No payments to be made to any of the officers and employees of TriZetto or any of the TriZetto Subsidiaries will as a result of consummation of the Merger be subject to the deduction limitations under Section 280G of the Code.

            4.14 INTELLECTUAL PROPERTY.

                  (a) TriZetto and the TriZetto Subsidiaries own or have the right to use all material Intellectual Property Rights necessary or required for the operation of the business of TriZetto as currently conducted or to products or services currently under development by TriZetto and the TriZetto Subsidiaries (collectively, "TRIZETTO IP RIGHTS"), and have the right to use, license, sublicense or assign the same without material liability to, or any requirement of consent from, any other Person or party. The TriZetto IP Rights constitute all Intellectual Property Rights necessary for the conduct of their businesses in the manner conducted immediately prior to the Closing. All TriZetto IP Rights are either owned by TriZetto and the TriZetto Subsidiaries free and clear of all liens and encumbrances or are used pursuant to a license agreement; each such license agreement is valid and enforceable and in full force and effect; neither TriZetto nor any TriZetto Subsidiary is in material default thereunder; and to the knowledge of TriZetto, no corresponding licensor is in material default thereunder. None of the TriZetto IP Rights infringes or otherwise conflicts with any Intellectual Property Rights or other right of any Person; there is no pending or, to the knowledge of TriZetto, threatened (in writing) litigation, adversarial proceeding, administrative action or other challenge or claim relating to any TriZetto IP Rights; there is no outstanding order relating to any TriZetto IP Rights; to the knowledge of TriZetto, there is currently no infringement by any Person of any TriZetto IP Rights; and the TriZetto IP Rights owned, used or possessed by TriZetto and the TriZetto Subsidiaries are sufficient and adequate to conduct the business of TriZetto and the TriZetto Subsidiaries to the full extent as such business is currently conducted.

                  (b) TriZetto and the TriZetto Subsidiaries have taken reasonable steps to protect, maintain and safeguard their respective TriZetto IP Rights, including any TriZetto IP Rights for which improper or unauthorized disclosure would impair its value or validity materially, and has executed and required appropriate nondisclosure agreements and made appropriate filings and registrations in connection with the foregoing.

                  (c) A true and complete list of all material Software owned by TriZetto and the TriZetto Subsidiaries has heretofore been made available to IMS. All of the Software owned by TriZetto and the TriZetto Subsidiaries is Year 2000 Compliant. A true and complete list of all material third party Software used by TriZetto and the TriZetto Subsidiaries has heretofore been made available to IMS. To the knowledge of TriZetto, all material third party Software currently used by TriZetto and the TriZetto Subsidiaries is Year 2000 Compliant.

                  (d) A true and complete list of all material Databases owned by TriZetto and the TriZetto Subsidiaries has heretofore been made available to IMS. All of the Databases owned by TriZetto and the TriZetto Subsidiaries are Year 2000 Compliant. A true and complete list of all material third party Databases used by TriZetto and the TriZetto Subsidiaries has heretofore been made available to IMS. To the knowledge of TriZetto, all material third party Databases currently used by TriZetto and the TriZetto Subsidiaries are Year 2000 Compliant.

                  (e) No material confidential or trade secret information of TriZetto or any TriZetto Subsidiary has been provided to any Person except subject to written confidentiality agreements, except for any such disclosure which has not resulted and is not reasonably likely to result in a Material Adverse Effect on TriZetto.

                  (f) TriZetto and the TriZetto Subsidiaries have valid copyrights in all material copyrightable material whether or not registered with the U.S. copyright office, including all copyrights in the TriZetto Products (as defined herein) containing material copyrightable material. Consummation of the transactions contemplated hereby will not alter or impair the validity of any such copyrights or copyright registrations.

                  (g) (A) No third party (including any original equipment manufacturer or site license customer) has any right to manufacture, reproduce, distribute, sell, sublicense, market or exploit any of the products or services offered by TriZetto (the "TRIZETTO PRODUCTS") or any adaptations, translations, or derivative works based on the TriZetto Products, or any portion thereof; (B) neither TriZetto nor any TriZetto Subsidiary has granted to any third party any exclusive rights of any kind with respect to any of the TriZetto Products, including territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the TriZetto Products; and
(C) neither TriZetto nor any TriZetto Subsidiary has granted any third party any right to market any product utilizing any TriZetto Product under any "private label" arrangements pursuant to which TriZetto or any TriZetto Subsidiary is not identified as the source of such goods. Each document or instrument identified pursuant to this Section is listed in Section 4.14 of the TriZetto Disclosure Letter and true and correct copies of such documents or instruments have been furnished to IMS. No third party has any right to manufacture, reproduce, distribute, sublicense, market or exploit any works or materials of which any of the TriZetto Products are a derivative work.

                  (h) Except as is not reasonably likely to have a Material Adverse Effect on TriZetto, each of the TriZetto Products: (A) substantially complies with all specifications set forth therefor in any contract, agreement, advertisement or other promotional material for such products and with all other warranty requirements, other than bugs or fixes required or expected in the ordinary course of business and not otherwise material to TriZetto's business; and (B) can be recreated from its associated source code and related documentation by reasonably experienced technical personnel without undue burden.

                  (i) To the knowledge of TriZetto, no employee of TriZetto or any TriZetto Subsidiary is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with TriZetto or any other party because of the nature of the business conducted by TriZetto or proposed to be conducted by TriZetto.

                  (j) If TriZetto or any TriZetto Subsidiary is obligated to repair or replace products or services previously provided by TriZetto or any TriZetto Subsidiary that are not Year 2000 Compliant in order to meet TriZetto's or any TriZetto Subsidiary's contractual obligations, to avoid personal injury or other liability, to avoid misrepresentation claims, or to satisfy any other obligations or requirements, to the knowledge of TriZetto, TriZetto and the TriZetto Subsidiaries have repaired or replaced those products and services to make them Year 2000 Compliant in all material respects.

                  (k) All of the Software owned or used by TriZetto complies in all material respects with the currently known and relevant provisions of the Health Insurance Portability and Accountability Act of 1996, as amended.

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

            4.15 FEES AND EXPENSES. Neither TriZetto nor any of the TriZetto Subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

            4.16 ENVIRONMENTAL MATTERS.

                  (a) TriZetto and each TriZetto Subsidiary, including all of their businesses and operations, are, and have been, operated in compliance with all Environmental Laws, except where the failure to so comply has not had, and is not reasonably likely to have, a Material Adverse Effect on TriZetto.

                  (b) To the knowledge of TriZetto, there are no conditions on, about, beneath or arising from any real property which is now owned, used or leased to or by TriZetto or any TriZetto Subsidiary ("TRIZETTO CURRENT REAL PROPERTY") which might, under any Environmental Law, (i) give rise to any material cost, obligation, liability or the imposition of a statutory lien, or
(ii) which would or may require any response, removal or remedial action or any other action, including without limitation reporting, investigation, monitoring, cleanup or contribution or which would require a material expenditure or commitment by TriZetto or any TriZetto Subsidiary.

                  (c) To the knowledge of TriZetto, there were no conditions on, about, beneath or arising from any real property which was, but is no longer, owned, used or leased to or by TriZetto or any TriZetto Subsidiary ("TRIZETTO FORMER REAL PROPERTY"), during the period of such ownership, use or lease, which might, under any Environmental Law, (i) give rise to any material cost, obligation, liability or the imposition of a statutory lien, or (ii) which would or may require any response, removal or remedial action or any other action, including without limitation reporting, investigation, monitoring, cleanup or contribution or which would require a material expenditure or commitment by TriZetto or any TriZetto Subsidiary.

                  (d) Neither TriZetto nor any TriZetto Subsidiary has received any notification of a release or threat of a release of a Hazardous Substance with respect to any TriZetto Current Real Property or TriZetto Former Real Property.

                  (e) No Hazardous Substances have been used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by TriZetto, any TriZetto Subsidiary or, to TriZetto's knowledge, any third party on, about or beneath any TriZetto Current Real Property in a manner which could reasonably be expected to result in any material liability under any Environmental Law.

                  (f) During TriZetto's or any TriZetto Subsidiary's ownership, use or lease of the TriZetto Former Real Property, no Hazardous Substances were used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by TriZetto, any TriZetto Subsidiary or, to TriZetto's knowledge, any third party on, about or beneath the TriZetto Former Real Property in a manner which could reasonably be expected to result in any material liability under any Environmental Law.

                  (g) To the knowledge of TriZetto, there are no above or underground storage tanks, asbestos containing materials, or transformers containing or contaminated with PCB's on, about or beneath the TriZetto Current Real Property. During TriZetto's or any TriZetto Subsidiary's ownership, use or lease of the TriZetto Former Real Property, there were no above or underground storage tanks, asbestos containing materials, or transformers containing or contaminated with PCB's on, about or beneath the TriZetto Former Real Property.

                  (h) Except as is not reasonably likely to have a Material Adverse Effect on TriZetto, neither TriZetto nor any TriZetto Subsidiary has received notice or has knowledge of:

                        (i) any claim, demand, investigation, enforcement action, response, removal, remedial action, statutory lien or other governmental or regulatory action instituted or threatened against TriZetto or any TriZetto Subsidiary or the TriZetto Current Real Property or TriZetto Former Real Property pursuant to any Environmental Law;

                        (ii) any claim, demand notice, suit or action, made or threatened by any Person against TriZetto, any TriZetto Subsidiary, the TriZetto Current Real Property or the TriZetto Former Real Property relating to (A) any form of damage, loss or injury resulting from or claimed to result from, any Hazardous Substance on, about, beneath or arising from the TriZetto Current Real Property or TriZetto Former Real Property or (B) any alleged violation of any Environmental Law by TriZetto or any TriZetto Subsidiary; or

                        (iii) any communication to or from any governmental authority arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the TriZetto Current Real Property or TriZetto Former Real Property, including without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule.

                  (i) No wastes generated by TriZetto or any TriZetto Subsidiary have ever been directly or indirectly sent, transferred, transported to, treated, stored or disposed of at any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed on any state list of sites requiring or recommended for investigation or clean-up. None of the TriZetto Current Real Property or TriZetto Former Real Property is listed on the National Priorities List or any state list of sites requiring or recommended for investigation or clean up.

                  (j) all environmental reports, studies, assessments, sampling data, permits, filings, regulatory correspondence, claims and other environmental information relating to TriZetto or any TriZetto Subsidiary or any of their current or former properties or operations have been provided to IMS.

            4.17 INTERESTED PARTY TRANSACTIONS. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, no officer or director of TriZetto or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any Person which purchases from or sells, licenses or furnishes to TriZetto or any of the TriZetto Subsidiaries any material amount of goods, property, technology or intellectual or other property rights or services; or (ii) any material contract or agreement to which TriZetto or any of the TriZetto Subsidiaries is a party or by which it may be bound or affected.

            4.18 BOARD APPROVAL. The Board of Directors of Merger Sub has, as of the date hereof, unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of its stockholders and
(iii) submitted this Agreement to TriZetto, as its sole stockholder, for adoption and approval. The Board of Directors of TriZetto has, as of the date hereof, unanimously (i) approved this Agreement and the transactions contemplated hereby, including the issuance of TriZetto Common Stock to IMS in connection with the Merger, (ii) determined that this Agreement and the transactions contemplated hereby are in the best interests of the stockholders of TriZetto and (iii) approved a recommendation that the stockholders of TriZetto approve the issuance of TriZetto Common Stock to IMS in connection with the Merger as contemplated hereby.

            4.19 VOTE REQUIRED. The affirmative vote of a majority of the shares of TriZetto Common Stock present in person or represented by proxy at the TriZetto Stockholders Meeting is the only vote of the holders of any class or series of TriZetto capital stock necessary to approve this Agreement and the transactions contemplated hereby, including the issuance of TriZetto Common Stock to IMS in connection with the Merger as contemplated hereby. The shares of TriZetto Common Stock that the Designated Stockholders have agreed to vote in favor of the transactions contemplated hereby pursuant to the Voting Agreements represents more than 50% of the issued and outstanding TriZetto Common Stock as of the date hereof. The approval of TriZetto is the only vote or approval of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement and the Merger. TriZetto, as the sole stockholder of Merger Sub, has approved this Agreement and the Merger.

            4.20 OPINION OF FINANCIAL ADVISOR. TriZetto's Board of Directors has received an opinion, dated the date of this Agreement, from UBS Warburg LLC to the effect that, as of such date, the Merger Consideration is fair to TriZetto from a financial point of view.

            4.21 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon TriZetto or any of the TriZetto Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of business by TriZetto or any of Subsidiaries as currently conducted or any acquisition of property by TriZetto or any of Subsidiaries.

            4.22 TAKEOVER STATUTES. No Takeover Statute or any anti-takeover provision in the certificate of incorporation or bylaws of TriZetto or Merger Sub is applicable to TriZetto, the TriZetto Common Stock, the Merger or the other transactions contemplated by this Agreement or the Voting Agreements.

            4.23 MERGER SUB. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.001 per share, all of which have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by TriZetto, and there are (i) no other authorized, issued or outstanding shares of capital stock or other equity securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable or exercisable for shares of capital stock or other equity securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock or other equity securities or securities convertible into or exchangeable or exercisable for capital stock or other equity securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

      5. IMS COVENANTS.

            5.1 ADVICE OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, IMS will promptly advise TriZetto in writing (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of IMS or Erisco contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (B) of any Material Adverse Effect on Erisco and (C) of any breach by IMS or Erisco of any covenant or agreement contained in this Agreement.

            5.2 MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Erisco shall, and IMS will use its reasonable best efforts to cause Erisco to, carry on and to preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If IMS or Erisco becomes aware of any material deterioration in Erisco's relationship with any material customer, material supplier or key employee, it will promptly bring such information to the attention of TriZetto in writing and, if requested by TriZetto, will exert its reasonable best efforts to restore the relationship.

            5.3 CONDUCT OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Erisco shall, and IMS will cause Erisco to, continue to conduct its business and maintain its business relationships in the ordinary and usual course and to not, without the prior written consent of TriZetto, unless expressly contemplated by this Agreement:

                  (a) borrow any money except for amounts that are not in the aggregate material to the financial condition of Erisco and except for intercompany borrowings;

                  (b) enter into any material transaction not in the ordinary course of its business consistent with past practice;

                  (c) materially encumber or permit to be materially encumbered any of its assets except in the ordinary course of its business;

                  (d) make a material disposition of assets except in the ordinary course of business consistent with past practice;

                  (e) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business consistent with past practice;

                  (f) fail to maintain its equipment and other assets in good working condition and repair according in all material respects to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                  (g) pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed ten percent (10%) per year pursuant to existing arrangements previously disclosed to TriZetto) or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments made in accordance with plans or agreements existing on the date hereof), grant any stock option (except for normal grants to newly hired or current employees consistent with past practices) or issue any restricted stock, or enter into or modify any agreement or plan or increase benefits to Erisco employees under any of IMS's employee benefit plans, other than such incentive awards, bonus payments and retention programs as may be reasonably necessary in order for Erisco to conduct its business and administer corporate affairs in the ordinary course consistent with past practice;

                  (h) make any material change in accounting practices, except for any such change required by reason of a concurrent change in GAAP;

                  (i) issue, pledge or sell, dispose of or encumber any shares of its capital stock of any class, or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock;

                  (j) merge, consolidate or reorganize with, or acquire any entity in one or more transactions (other than such transaction that would not be material and that would not impair or affect the timing of the Merger);

                  (k) amend its Certificate of Incorporation or Bylaws;

                  (l) license any Erisco IP Rights except in the ordinary course of business consistent with past practice;

                  (m) knowingly take any actions that would make any representation or warranty of Erisco or IMS hereunder inaccurate in any material respect; or

                  (n) agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 5.3.

            5.4 PROXY STATEMENT. IMS and Erisco will promptly provide all information relating to its business or operations and the business or operations of Erisco necessary for inclusion in the Proxy Statement to satisfy all requirements of applicable state and federal securities laws. IMS and Erisco shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it or its affiliates based upon written information furnished by it. IMS will not provide or publish to its stockholders any material concerning it or its affiliates that violates the Exchange Act with respect to the transactions contemplated hereby.

            5.5 REGULATORY APPROVALS. IMS and Erisco will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which TriZetto may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, IMS shall file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ"), a pre-merger notification report under the HSR Act. Subject to the proviso contained in Section 5.6, IMS will use its reasonable best efforts to promptly obtain all such authorizations, approvals and consents.

            5.6 NECESSARY CONSENTS. During the term of this Agreement, each of IMS and Erisco will use its reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.5 to allow the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that nothing in this
Section 5.6 shall require, or be construed to require, IMS or Erisco to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of IMS or Erisco or any of its affiliates (or to consent to any sale, or agreement to sell, by TriZetto of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses.

            5.7 ACCESS TO INFORMATION. IMS and Erisco will allow TriZetto and its agents reasonable access to the files, books, records and offices of Erisco, including, without limitation, any and all information relating to Erisco's taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. IMS will cause its accountants to cooperate with TriZetto and its agents in making available to TriZetto all financial information with respect to Erisco reasonably requested, including, without limitation, the right to examine all working papers pertaining to all tax returns of Erisco and financial statements of Erisco prepared or audited by such accountants. All such information shall be governed by the terms of the confidentiality agreement between IMS and TriZetto (the "CONFIDENTIALITY AGREEMENT").

            5.8 SATISFACTION OF CONDITIONS PRECEDENT. During the term of this Agreement, each of Erisco and IMS will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 11, and will use its reasonable best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

            5.9 AUDITED FINANCIAL STATEMENTS. Within 30 days following the date of this Agreement, Erisco shall, and IMS shall cause Erisco to, deliver to TriZetto audited financial statements for the three year period ended December 31, 1999, which audited financial statements shall be prepared in conformity with Regulation S-X of the Exchange Act.

            5.10 NO SOLICITATION.

                  (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Section 12, IMS and Erisco will not, nor will they authorize or permit any affiliate or representative retained by them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal; (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal; (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of this Section 5.10;
(iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction. IMS and Erisco will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of IMS, Erisco or any of their subsidiaries or any investment banker, attorney or other advisor or representative of IMS or Erisco or any of their subsidiaries shall be deemed to be a breach of this Section 5.10 by IMS and Erisco.

            "ACQUISITION PROPOSAL" shall mean any proposal (other than an offer or proposal by TriZetto) relating to any Acquisition Transaction. "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions involving: (A) any merger, consolidation, business combination or similar transaction with or into, or stock sale or similar transaction by, Erisco; (B) any sale, lease (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of Erisco; or (C) any liquidation or dissolution of Erisco.

            In addition to the obligations of IMS and Erisco set forth in
Section 5.10(a) hereof, IMS and Erisco shall immediately advise TriZetto orally and in writing of any request for non-public information or any inquiry with respect to Erisco which either of them reasonably believes may pertain to an Acquisition Proposal or to any Acquisition Transaction, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person or group making any such request, Acquisition Proposal or inquiry. IMS and Erisco will keep TriZetto immediately informed of the status and details (including material amendments or proposed material amendments) of any such request, Acquisition Proposal or inquiry.

            5.11 IHPI. Prior to the Effective Time, IMS will cause Erisco to distribute all of the shares of IHPI to IMS. Such distribution will not have a Material Adverse Effect on Erisco.

            6. TRIZETTO COVENANTS.

            6.1 ADVICE OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, TriZetto will promptly advise IMS in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of TriZetto contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any Material Adverse Effect on TriZetto and (c) of any breach by TriZetto of any covenant or agreement contained in this Agreement.

            6.2 MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, TriZetto will use its reasonable best efforts to carry on and to preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If TriZetto becomes aware of any material deterioration in the relationship with any material customer, material supplier or key employee, it will promptly bring such information to the attention of IMS in writing and, if requested by IMS, will exert its reasonable best efforts to restore the relationship.

            6.3 CONDUCT OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, TriZetto will continue to conduct its business and maintain its business relationships in the ordinary and usual course and, except as set forth on Schedule 6.3(a) hereto, will not, without the prior written consent of IMS, unless expressly contemplated by this Agreement, enter into, consummate, agree to or approve any Highly Material Transaction. As used herein, "HIGHLY MATERIAL TRANSACTION" shall mean (i) a sale or other disposition of 25% or more of the assets of TriZetto in a transaction or series of related transactions, (ii) a merger, consolidation or similar transaction in which TriZetto is not the surviving corporation, (iii) an issuance by TriZetto, or an acquisition by a third party or group, of equity interests in TriZetto that have the power to cast at least 25% of the votes entitled to be cast in elections of directors (or similar officials) of TriZetto in a transaction or series of related transactions, other than in connection with a public offering of securities for purposes of raising capital, or (iv) a strategic alliance, joint venture or other material transaction with any of the entities set forth on Schedule 6.3(b) or any of their respective successors or Affiliates (as defined under Rule 12b-2 under the Exchange Act).

            6.4 STOCKHOLDER MEETING. TriZetto will convene a meeting (the "TRIZETTO STOCKHOLDERS MEETING") of holders of TriZetto Common Stock (the "TRIZETTO STOCKHOLDERS") to be held within forty-five (45) days after the Proxy Statement is mailed to the TriZetto Stockholders to submit the issuance of TriZetto Common Stock to IMS in connection with the Merger (the "TRIZETTO PROPOSAL") for the consideration and approval of the TriZetto Stockholders. Such approval shall be recommended by TriZetto's Board of Directors unless in the good faith judgment of TriZetto's Board of Directors, after consultation with outside counsel, taking such action would be inconsistent with its fiduciary obligations under applicable law. Such meeting will be convened, held and conducted, and any proxies will be solicited, in compliance with applicable securities laws. TriZetto agrees that its obligations to convene, hold and conduct the TriZetto Stockholders Meeting shall not be affected by the withdrawal or modification by the TriZetto's Board of Directors, in accordance with this Section 6.4, of its recommendation to the TriZetto Stockholders that such Stockholders approve the TriZetto Proposal.

            6.5 PROXY STATEMENT. TriZetto will mail to its stockholders in a timely manner, for the purpose of considering and voting upon the TriZetto Proposal at the TriZetto Stockholders Meeting, the Proxy Statement. TriZetto will promptly provide all information relating to its business or operations necessary for inclusion in the Proxy Statement to satisfy all requirements of applicable state and federal securities laws. TriZetto shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it or its affiliates based upon written information furnished by it. TriZetto will not provide or publish to its stockholders any material concerning it or its affiliates that violates the Exchange Act with respect to the transactions contemplated hereby.

            6.6 REGULATORY APPROVALS. TriZetto will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which IMS may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, TriZetto shall file with the FTC and the DOJ a pre-merger notification report under the HSR Act. TriZetto will use its reasonable best efforts to promptly obtain all such authorizations, approvals and consents. In addition, TriZetto will proffer its willingness to abandon or restructure transactions other than the Merger entered into or announced by TriZetto or any of the TriZetto Subsidiaries on or after the date hereof, to sell or otherwise dispose of or hold separate and agree to sell or otherwise dispose of, or to change or restrict the operations of, such assets, categories of assets or businesses of TriZetto or the TriZetto Subsidiaries (and to enter into agreements with the relevant Governmental Entity giving effect thereto), no later than 90 days from the date hereof, if (i) such action should be reasonably necessary or advisable to avoid the commencement of a proceeding to delay, restrain, enjoin or otherwise prohibit consummation of the Merger by any Governmental Entity and (ii) the necessity or advisability of taking such action to avoid the commencement of a proceeding to delay, restrain, enjoin or otherwise prohibit consummation of the Merger by any Governmental Entity arose as a result of transactions entered into or announced by TriZetto or any TriZetto Subsidiary on or after the date hereof; PROVIDED, that the foregoing shall not require TriZetto to (i) sell, dispose of or hold separate, or agree to sell, dispose of or hold separate, any assets, categories of assets or businesses

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

other than those acquired or to be acquired pursuant to transactions entered into or announced on or after the date hereof or (ii) abandon or restructure any transaction other than those entered into or announced on or after the date hereof.

            6.7 NECESSARY CONSENTS. During the term of this Agreement, TriZetto will use its reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 6.6 to allow the consummation of the transactions contemplated hereby.

            6.8 ACCESS TO INFORMATION. TriZetto will allow IMS and its agents reasonable access to the files, books, records and offices of TriZetto and each TriZetto Subsidiary, including, without limitation, any and all information relating to TriZetto's taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. TriZetto will cause its accountants to cooperate with IMS and its agents in making available to IMS all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all tax returns and financial statements prepared or audited by such accountants. All such information shall be governed by the terms of the Confidentiality Agreement.

            6.9 SATISFACTION OF CONDITIONS PRECEDENT. During the term of this Agreement, TriZetto will use its reasonable best efforts to satisfy or to cause to be satisfied all the conditions precedent that are set forth in Section 10, and TriZetto will use its reasonable best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

            6.10 LISTING. TriZetto will use its best efforts to cause the shares of TriZetto Common Stock to be issued to IMS pursuant to the Merger to be approved for quotation on the Nasdaq, subject to official notice of issuance, prior to the Closing Date.

            6.11 APPOINTMENT OF DIRECTOR. The Board of Directors of TriZetto shall take any and all such actions as may be necessary to cause the Chief Executive Officer of IMS (or such other individual as may be designated by IMS and reasonably acceptable to TriZetto) to be appointed to the Board of Directors of TriZetto as of the Effective Time as a Class II director.

            6.12 TRIZETTO OPTIONS. Prior to the TriZetto Stockholders Meeting, the Board of Directors of TriZetto (or the committee thereof appointed to administer the TriZetto Plan) shall take all such actions (if any) as are necessary in order to ensure that the vesting of all TriZetto Options will not accelerate as a result of the Merger or the related transactions contemplated hereby.

            6.13 EMPLOYEES AND EMPLOYEE BENEFITS.

                  (a) TriZetto shall be responsible for (i) payment of long and short-term disability claims that arise from disabilities of Erisco employees that occur on or after the Effective Time, and (ii) providing COBRA coverage for Erisco employees who elect such coverage after the Effective Time (including Erisco employees who were eligible for COBRA coverage prior to the Effective Time but who elect such coverage after the Effective Time). For purposes of this paragraph, a claim shall be deemed to have been incurred when the medical or other service giving rise to the claim is performed, except that disability claims shall be deemed to have been incurred on the date the Employee becomes disabled.

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

      Attached hereto as Schedule 6.13(b) is a list of employee benefit plans currently available to TriZetto and Erisco employees. TriZetto and Erisco shall use their respective reasonable best efforts to achieve the resolutions set forth on Schedule 6.13(b). Each of the parties acknowledges that Schedule 6.13(b) is subject to continued review and may be amended from time to time after the date hereof, PROVIDED that no amendment may be made without the prior written consent of TriZetto and Erisco, which consent may not be unreasonably withheld. Irrespective of the extent to which the stated resolutions on Schedule 6.13(b) are achieved, TriZetto will use its reasonable best efforts to ensure that benefits received by Erisco employees under TriZetto's employee benefit plans are not, in the aggregate and taking into account any of the resolutions on Schedule 6.13(b) which are achieved, materially less than what an Erisco employee would have received under the employee benefit plans in which such employee was entitled to participate prior to the Closing Date. For purposes of this Section 6.13(b), benefits will be considered materially less if the value of the benefits are decreased by an amount greater than 2% of the average base annual salary of Erisco employees as of the date hereof. Except as expressly set forth in Section 7.9, TriZetto shall bear, and shall indemnify and hold IMS harmless from, all costs and expenses incurred in connection with providing benefits to Erisco's employees from and after the Closing, whether such benefits are provided in accordance with Schedule 6.13(b) or otherwise. The parties will use their best efforts to complete the resolutions by January 1, 2001. Effective January 1, 2001, TriZetto shall make a one-time salary adjustment to those employees who have been adversely affected in excess of the amounts set forth above. Thereafter, the Erisco employees will participate in TriZetto's employee benefit plans in accordance with employees in similar positions.

            6.14 RIGHTS AGREEMENT. Prior to the Closing, TriZetto shall adopt a Stockholder Protection Rights Agreement (the "TRIZETTO RIGHTS AGREEMENT"), in a form reasonably acceptable to IMS, which shall, among other things, provide for a 15% "flip-in" triggering level; a "flip-over" trigger; an exchange option and an exception to the definition of "Acquiring Person" to exclude therefrom IMS, its affiliates and any transferees of the TriZetto Common Stock issued to IMS in connection with the Merger (other than those entities set forth on Schedule 6.14 hereto and their respective successors and Affiliates) (collectively, the "GRANDFATHERED ENTITIES"). In addition, from and after the date hereof, TriZetto shall not (i) amend or supplement the TriZetto Rights Agreement in any manner which would adversely affect the rights of the Grandfathered Entities thereunder or (ii) adopt or implement any other stockholder protection rights agreement or any similar plan or arrangement unless such agreement, plan or arrangement is in no way less favorable to the Grandfathered Entities than the TriZetto Rights Agreement.

      7. ADDITIONAL AGREEMENTS.

            7.1 PROXY STATEMENT. As promptly as practicable after the date of this Agreement, TriZetto shall prepare and file with the SEC a proxy statement with respect to the submission to the TriZetto Stockholders of the issuance of TriZetto Common Stock to IMS in connection with the Merger and any related matters (the "PROXY STATEMENT") and any other documents required by the Exchange Act in connection with the Merger. TriZetto shall use its reasonable best efforts to respond promptly to any comments of the SEC and to cause the Proxy Statement to be mailed to the TriZetto Stockholders at the earliest practicable time. Each party shall promptly furnish to the other party all information concerning such party and, in the case of TriZetto, its stockholders as may be reasonably required in connection with any action contemplated by this Section
7.1. The Proxy Statement shall comply in all material respects with all applicable requirements of law. TriZetto will notify IMS promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will

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

supply the other with copies of all correspondence with the SEC or its staff with respect to the Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement, TriZetto or IMS, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of TriZetto, such amendment or supplement.

            7.2 TAKEOVER STATUTE. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Voting Agreements, TriZetto and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Voting Agreements, as the case may be, or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

            7.3 REGISTRATION RIGHTS AGREEMENT. Prior to or concurrently with the Closing, IMS and TriZetto shall enter into a registration rights agreement in the form of EXHIBIT D hereto (the "REGISTRATION RIGHTS AGREEMENT").

            7.4 STOCKHOLDER AGREEMENT. Prior to or concurrently with the Closing, IMS and TriZetto shall enter into a stockholder agreement in the form of EXHIBIT E hereto (the "STOCKHOLDER AGREEMENT").

            7.5 TRANSITIONAL SERVICES AGREEMENTS. Prior to or concurrently with the Closing, IMS, Erisco and TriZetto shall enter into one or more agreements (the "TRANSITIONAL SERVICES AGREEMENTS"), in form and substance reasonably satisfactory to TriZetto and IMS, pursuant to which IMS will continue to provide certain services (e.g. payroll processing) to Erisco for a transitional period of time after the Effective Time at a price based on the fair market value of such services.

            7.6 DATA RIGHTS AGREEMENT. Prior to or concurrently with the Closing, IMS and TriZetto shall enter into a data rights agreement (the "DATA RIGHTS AGREEMENT") pursuant to which TriZetto will grant IMS (i) an exclusive (other than for TriZetto's internal use or, with respect to data which TriZetto does not own, at the specific request of the owner of such data), worldwide, royalty-free (other than reimbursement of reasonable costs of data transmission and payment of a mutually agreed upon profit margin), perpetual license to all data rights currently held or acquired in the future by TriZetto and its subsidiaries that arise from or relate to the Erisco business, and (ii) a worldwide license to all other data rights currently held or acquired in the future by TriZetto and its subsidiaries, on terms and conditions (including reimbursement of reasonable costs of data transmission and payment of a mutually agreed upon profit margin) as shall be reasonably agreed upon by the parties, which terms and conditions shall be at least as favorable to IMS in every material respect as other data rights or similar agreements entered into between TriZetto and third parties. IMS acknowledges that TriZetto and Erisco currently hold no rights to commercialize data, and that the granting of any license to IMS shall be subject to any required consents from TriZetto's and Erisco's customers.

            7.7 HEALTHWEB LICENSE AGREEMENT. Prior to or concurrently with the Closing, IMS and TriZetto shall enter into a license agreement (the "HEALTHWEB LICENSE AGREEMENT") on the terms and conditions set forth on Schedule 7.7 hereto.

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

            7.8 WORKING CAPITAL.

                  (a) IMS covenants and agrees that, immediately prior to Closing, it will (i) repay, in cash by wire transfer of immediately available funds, the amount then owed by IMS to Erisco in full and (ii) if that amount falls short of $32,000,000 (the approximate amount owed by IMS to Erisco as of March 31, 2000), contribute to Erisco, in cash by wire transfer of immediately available funds, an amount equal to the shortfall.

                  (b) Within 45 days following the Closing, IMS shall, at its expense, prepare, or cause to be prepared, and deliver to TriZetto an unaudited balance sheet (the "CLOSING WORKING CAPITAL AMOUNT STATEMENT") which shall set forth the Closing Working Capital Amount and which shall be prepared in a manner consistent with the balance sheet included in the Interim Financial Statements. For purposes of this Section 7.8, "CLOSING WORKING CAPITAL AMOUNT" means the accounts receivable of Erisco as of the Closing Date plus the prepaid expenses of Erisco as of the Closing Date, minus the sum of (i) the accounts payable of Erisco as of the Closing Date and (ii) the accrued liabilities (excluding any Taxes for which IMS is liable pursuant to Section 8 of this Agreement) of Erisco as of the Closing Date.

                  (c) TriZetto and TriZetto's accountants shall complete their review of the Closing Working Capital Amount Statement within 10 days after the delivery by IMS thereof. In the event that TriZetto determines that the Closing Working Capital Amount has not been calculated in accordance with the definition thereof set forth in Section 7.8(b), TriZetto shall inform IMS in writing of such determination (the "TRIZETTO OBJECTION"), setting forth a specific description of the basis of the TriZetto Objection and the adjustments which TriZetto believes should be made, on or before the last day of such 10 day period. IMS shall then have 10 days to review and respond to the TriZetto Objection. If IMS and TriZetto are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 30 days following IMS's response to the TriZetto Objection, they shall refer their remaining differences to PricewaterhouseCoopers LLC or another internationally recognized firm of independent public accountants as to which IMS and TriZetto mutually agree (the "INDEPENDENT PUBLIC ACCOUNTANTS"), who shall, acting as experts and not as arbitrators, determine on the basis of the definition of Closing Working Capital Amount, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Working Capital Amount, as derived from the Closing Working Capital Amount Statement, requires adjustments. The Independent Public Accountants' determination shall be conclusive and binding upon TriZetto and IMS. The fees and disbursements of the Independent Public Accountants shall be shared equally by TriZetto and IMS. TriZetto and IMS shall make readily available to the Independent Public Accountants all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Closing Working Capital Amount Statement and all other items reasonably requested by the Independent Public Accountants. The "ADJUSTED CLOSING WORKING CAPITAL AMOUNT STATEMENT" shall be (i) the Closing Working Capital Amount Statement in the event that (x) no TriZetto Objection is delivered to IMS during the 10-day period specified above, or (y) IMS and TriZetto so agree, (ii) the Closing Working Capital Amount Statement, adjusted in accordance with the TriZetto Objection in the event that (x) IMS does not respond to the TriZetto Objection within the 10-day period following receipt by IMS of the TriZetto Objection, or (y) IMS and TriZetto so agree, or (iii) the Closing Working Capital Amount Statement, as adjusted by either (x) the agreement of IMS and TriZetto or (y) the Independent Public Accountants.

                  (d) TriZetto shall provide IMS and its accountants full access to its books and records, any other information, including work papers of its accountants, and to any of its employees

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

to the extent reasonably necessary for IMS to prepare the Closing Working Capital Amount Statement.

                  (e) Within 10 days following issuance of the Adjusted Closing Working Capital Amount Statement, the adjustment payments payable pursuant to this Section 7.8(e) shall be paid by wire transfer of immediately available funds to the bank account designated by TriZetto or IMS, as the case may be. If but only if the Closing Working Capital Amount derived from the Adjusted Closing Working Capital Amount Statement falls short of zero by more than $2,000,000, IMS shall pay TriZetto an amount equal to the absolute value of such Closing Working Capital Amount minus $2,000,000. Similarly, if but only if the Closing Working Capital Amount derived from the Adjusted Closing Working Capital Amount Statement is more than $2,000,000, TriZetto shall pay IMS an amount equal to such Closing Working Capital Amount minus $2,000,000. Any such payment by IMS or TriZetto shall be accompanied by interest thereon from the Closing Date through the date of payment at the rate of interest publicly announced by Citibank, N.A. or any successor thereto in New York, New York from time to time as its "base rate" plus two (2) per cent.

            7.9 EMPLOYEES AND EMPLOYEE BENEFITS.

                  (a) As of the Effective Time, the Erisco employees shall cease to be covered by IMS's employee welfare benefit plans, including plans, programs, policies and arrangements which provide medical and dental coverage, life and accident insurance, disability coverage, and vacation and severance pay (collectively, "WELFARE PLANS"), and shall cease to participate in all "employee pension benefit plans" (within the meaning of Section 3(2) of ERISA) and all other employee benefit plans maintained by IMS. Except as otherwise provided herein, IMS shall (i) retain responsibility for all Welfare Plan claims incurred by Erisco employees prior to the Effective Time, (ii) retain any obligation for payment of short-term and long-term disability claims arising from disabilities of Erisco employees that occurred prior to the Effective Time, and (iii) provide COBRA coverage for Erisco employees who elected such coverage prior to the Effective Time. For purposes of this paragraph, a claim shall be deemed to have been incurred when the medical or other service giving rise to the claim is performed, except that disability claims shall be deemed to have been incurred on the date the Erisco employee becomes disabled.

                  (b) As of the Effective Time, Erisco shall cease to be a participating employer in all IMS employee benefit plans.

            7.10 JOINTLY DEVELOPED PRODUCTS. From and after the Effective Time, IMS and TriZetto shall discuss the appropriate treatment of jointly developed products and any data rights arising therefrom; PROVIDED, that the foregoing shall not (i) impose on either IMS or TriZetto any obligation to enter into any agreement with respect to any such jointly developed products or (ii) in any way reduce or limit the rights granted to IMS pursuant to the Data Rights Agreement.

            7.11 USE OF NAME AND LOGO. It is expressly agreed that neither TriZetto nor Merger Sub is purchasing or acquiring or after the Closing shall have any right, title or interest in the names of IMS or its affiliates (other than Erisco) or any trade names, trademarks, identifying logos or service marks employing the words "IMS" or any part or variation thereof. As promptly as practicable, but in no event alter than 90 days following the Closing Date, TriZetto shall cause the Surviving Corporation to remove, strike over or otherwise obliterate all of IMS's trademarks and logos from all materials constituting their properties and assets, including, without limitation, any business cards, schedules, stationery, displays, signs, promotional materials, manuals, forms and

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

other materials, if such materials are distributed or made available or proposed to be distributed or made available to third parties; PROVIDED that (i) the Surviving Corporation shall cease using invoices, stationery and business cards containing IMS's trademarks and logos no later than 30 days after the Closing and (ii) nothing herein contained shall require or be construed to require TriZetto or Merger Sub to cause customers of the Surviving Corporation to take any action with respect to property of the Surviving Corporation created prior to the Closing Date and in the possession of any such customers or property of customers created prior to the Closing Date in the possession of the Surviving Corporation. TriZetto agrees that neither TriZetto, the Surviving Corporation, nor any of their affiliates shall make any use of IMS's trademarks and logos from and after the expiration of 60 days.

            7.12 INTERCOMPANY SERVICES. At the Closing, all data processing, internal accounting, insurance, personnel, legal, telephone and other services provided to Erisco by IMS or its affiliates (other than Erisco) shall terminate without any liability or obligation, other than the specific arrangements set forth in the Transitional Services Agreements.

            7.13 PREFERRED VENDOR STATUS. TriZetto shall be the preferred application services provider and transformation services provider to IMS from the date hereof and for a period of five (5) years following the Closing Date. As the preferred provider, to the extent that TriZetto offers application services and transformation services, including consulting and implementation services, that IMS seeks to obtain from a third party, at levels of price, quality and service that are competitive with the levels obtainable by IMS in an arm's length transaction with a third party, TriZetto will be given the first opportunity to submit bids to provide such services. After the date hereof, each of the parties agrees to cooperate in good faith and use their respective reasonable best efforts to formalize the terms of such preferred vendor status in an agreement mutually acceptable to both parties.

            7.14 ASP AGREEMENT. Erisco and TriZetto will cooperate in good faith and use their respective reasonable best efforts to enter into an agreement whereby TriZetto would become an application services provider for Erisco within ten (10) days following the date of this Agreement. The terms and conditions of such agreement will be at least as favorable to IMS in every material respect as similar agreements entered into between TriZetto and third parties.

            7.15 ERISCO EMPLOYEE OPTIONS.

                  (a) TRIZETTO OPTIONS. Subject to necessary board and stockholder approval, as soon as practicable after the Closing, TriZetto will issue options (the "ERISCO EMPLOYEE OPTIONS") to purchase an aggregate of 1,200,000 shares of TriZetto Common Stock to Erisco employees.

                  (b) IMS OPTIONS. IMS will cause the options to purchase capital stock of IMS held by Erisco employees immediately prior to the Closing to be treated as follows: (i) all unvested options held by the Erisco employees pursuant to the IMS Health Incorporated Employees' Stock Incentive Plan (the "ESIP") will be fully vested at or before the Closing, with other terms applicable to ESIP options governed by the provisions of the ESIP and the applicable option agreement; (ii) all unvested options held by Erisco employees pursuant to the 1998 IMS Health Incorporated Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards (the "COGNIZANT PLAN") will be accorded "retirement" status under the Cognizant Plan, with the term of such options to expire upon the second anniversary of the Closing and with other terms applicable to such options governed by the provisions of the

Cognizant Plan and the applicable option agreement; (iii) all "Year 2000" options pursuant to the Cognizant Plan (such options relating to 107,293 shares) will be fully vested and exercisable at or before the Closing, with the term of such options to expire upon the second anniversary of the Closing and with other terms applicable to such options governed by the provisions of the Cognizant Plan and the applicable option agreement; (iv) all options, other than the options covered by clauses (iii) and (iv), held by Erisco employees pursuant to the Cognizant Plan shall be governed by the terms of the Cognizant Plan and the applicable option agreement, except to the extent that specified Erisco employees may be accorded more favorable terms as set forth in a separate letter dated as of the date hereof from IMS to TriZetto (the "OPTIONS LETTER"); and
(v), the terms set forth in the foregoing clauses notwithstanding, each Erisco employee who meets the non-discretionary definition of "retirement" under the ESIP or Cognizant Plan at the Closing will be deemed "retired" with respect to all options then held by to such employee pursuant to such Plans.

      8. TAX MATTERS.

            8.1 LIABILITY FOR TAXES AND RELATED MATTERS.

                  (a) IMS'S INDEMNIFICATION OF TRIZETTO. IMS shall be liable for and indemnify TriZetto for all Taxes (including, without limitation, any obligation to contribute to the payment of a tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included Erisco and Taxes resulting from Erisco ceasing to be a member of IMS's group) (i) imposed on IMS's group (other than Erisco) for any taxable year and (ii) imposed on Erisco or for which Erisco may otherwise be liable for any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date. IMS shall also indemnify, defend and hold harmless TriZetto from all costs and expenses incurred by TriZetto (including reasonable attorneys' fees and expenses) in connection with any liability to, or claim by, any taxing authority, for Taxes for which IMS is required to indemnify TriZetto under this
Section 8. Except as set forth in Section 8.1(e), IMS shall be entitled to any refund of Taxes of Erisco received for such periods.

                  (b) TRIZETTO'S INDEMNIFICATION OF IMS. TriZetto shall be liable for and indemnify IMS for the Taxes of Erisco for any taxable year or period that begins after the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning after the Closing Date. TriZetto shall also indemnify, defend and hold harmless IMS from all costs and expenses incurred by IMS (including reasonable attorneys' fees and expenses) in connection with any liability to, or claim by, any taxing authority, for Taxes for which TriZetto is required to indemnify IMS under this Section 8. TriZetto shall be entitled to any refund of Taxes of Erisco received for such periods.

                  (c) TAXES FOR SHORT TAXABLE YEAR. For purposes of paragraphs
(a) and (b) of this Section 8.1, whenever it is necessary to determine the liability for Taxes of Erisco for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of Erisco for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that Erisco had a taxable year or period which ended at the close of the Closing Date, except that exemptions,

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

allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

                  (d) TREATMENT OF INDEMNITY PAYMENTS. Any payments pursuant to this Section 8 shall be made by wire transfer of immediately available funds.

                  (e) REFUNDS FROM CARRYBACKS. If IMS becomes entitled to a refund or credit of Taxes for any period for which it is liable under Section 8.1(a) to indemnify TriZetto and such refund or credit is attributable solely to the carryback of losses, credits or similar items attributable to Erisco and from a taxable year or period that begins after the Closing Date, IMS shall promptly pay to TriZetto the amount of such refund or credit together with any interest thereon. In the event that any refund or credit of Taxes for which a payment has been made is subsequently reduced or disallowed, TriZetto shall indemnify and hold harmless IMS for any tax liability, including interest and penalties, assessed against IMS by reason of the reduction or disallowance.

                  (f) RETENTION OF CARRYOVERS. IMS will not elect to retain any net operating loss carryovers or capital loss carryovers of Erisco under Treasury Regulation Section 1.1502-20(g).

                  (g) TAX RETURNS. IMS shall file or cause to be filed when due all Returns that are required to be filed by or with respect to Erisco for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Returns, and TriZetto shall file or cause to be filed when due all Returns that are required to be filed by or with respect to Erisco for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Returns. IMS shall pay TriZetto the Taxes for which IMS is liable pursuant to Section 8.1(a) but which are payable with Returns to be filed by TriZetto pursuant to the previous sentence within 10 days prior to the due date for the filing of such Returns. IMS shall have the right to review and comment on any Returns required to be filed by TriZetto pursuant to this Section 8.1(g) with respect to taxable years or periods for which IMS is liable in whole or in part pursuant to Section 8.1(a).

                  (h) CONTEST PROVISIONS. TriZetto shall promptly notify IMS in writing upon receipt by TriZetto, any of its affiliates or Erisco of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may materially affect the tax liabilities of Erisco for which IMS would be required to indemnify TriZetto pursuant to Section 8.1(a), PROVIDED that failure to comply with this provision shall not affect TriZetto's right to indemnification hereunder, except to the extent that IMS is prejudiced by such failure. IMS shall have the sole right to represent Erisco's interests in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, IMS shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of TriZetto or Erisco for any period after the Closing Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of TriZetto. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that IMS has indemnified TriZetto against the effects of any such settlement. IMS shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by IMS pursuant to Section 8.1(a) and, with the written consent of TriZetto, and at its sole expense, may assume the entire defense of such tax claim. Neither TriZetto nor Erisco may agree to settle any tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by IMS under Section 8.1(a) without the prior written consent of IMS, which consent shall not be unreasonably withheld.

            8.2 ASSISTANCE AND COOPERATION. After the Closing Date, each of IMS and TriZetto shall:

                  (a) assist (and cause their respective affiliates to assist) the other party in preparing any Returns or reports which such other party is responsible for preparing and filing in accordance with this Section 8;

                  (b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Returns of Erisco;

                  (c) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of Erisco;

                  (d) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of Erisco for taxable periods for which the other may have a liability under this Section 8, PROVIDED, that failure to comply with this provision shall not affect the other party's rights to indemnification hereunder to the extent that the indemnifying party is not prejudiced by such failure; and

                  (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

            8.3 TAX SHARING AGREEMENTS. Any and all tax sharing, tax indemnity, or tax allocation agreements with respect to which Erisco was a party at any time prior to the Closing shall terminate upon the Closing. No further amounts shall be payable by or to Erisco under such agreements following the Closing.

            8.4 SURVIVAL OF OBLIGATIONS. The obligations of the parties set forth in this Section 8 shall be unconditional and absolute and shall terminate upon the expiration of the statute of limitations applicable to the Taxes at issue.

      9. INDEMNIFICATION.

            9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants of the parties contained in this Agreement will survive the Closing until June 30, 2001, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).

            9.2 INDEMNIFICATION OF TRIZETTO AND MERGER SUB. Subject to the limitations contained in this Section 9, IMS shall defend, indemnify and hold harmless TriZetto and Merger Sub and their respective officers, directors, stockholders, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys' fees ("CLAIMS AND LIABILITIES") with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by IMS or Erisco in this Agreement, or (ii) the breach of any covenant or agreement made by IMS or Erisco in this

Agreement (other than with respect to the matters referred to in Section 8, as to which the indemnification provisions set forth in Section 8 shall govern).

            9.3 INDEMNIFICATION OF IMS. Subject to the limitations contained in this Section 9, TriZetto and Merger Sub shall, jointly and severally, defend, indemnify and hold harmless IMS and its subsidiaries' and their respective officers, directors, stockholders, employees and agents from and against any and all Claims and Liabilities with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by TriZetto or Merger Sub in this Agreement, or (ii) the breach of any covenant or agreement made by TriZetto or Merger Sub in this Agreement (other than with respect to the matters referred to in Section 8, as to which the indemnification provisions set forth in Section 8 shall govern).

            9.4 LIMITATIONS ON INDEMNIFICATION.

                  (a) Notwithstanding anything to the contrary contained herein, neither IMS, on the one hand, nor TriZetto and Merger Sub, on the other hand, shall be liable to TriZetto and Merger Sub or IMS, or any of their respective subsidiaries or any directors, officers, employees or agents of any of the foregoing, as applicable, for any Claims and Liabilities which such party(ies) would otherwise be entitled to indemnification pursuant to Section 9.2 or 9.3 in respect of, unless the aggregate amount of all such Claims and Liabilities incurred by such party(ies) exceeds $4,000,000 (the "DEDUCTIBLE AMOUNT"), in which event such party(ies) shall be liable only for the amount of such Claims and Liabilities which exceeds the Deductible Amount; provided, that the aggregate liability of IMS, on the one hand, and TriZetto and Merger Sub, on the other hand, under this Section 9 (other than with respect to any intentional or willful breach or failure to perform) shall in no event exceed $100,000,000.

                  (b) Anything to the contrary notwithstanding, neither IMS, on the one hand, nor TriZetto and Merger Sub, on the other hand, shall be liable to TriZetto and Merger Sub or IMS, or any of their respective subsidiaries or any directors, officers, employees or agents of any of the foregoing, as applicable, in respect of any Claims and Liabilities which are covered by insurance owned by such party(ies) to the extent that any net loss is reduced by such insurance. To the extent quantifiable, the parties shall make appropriate adjustments to take into account the tax benefits or costs in determining the amount of indemnification to be provided hereunder.

            9.5 CLAIMS PROCEDURE. Promptly after the receipt by any indemnified party (the "INDEMNITEE") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "INDEMNIFYING PARTY") pursuant to this Section 9, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this
Section 9, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at his or its own expense and by his or its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this
Section 9 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnity's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Section 9, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee; PROVIDED, HOWEVER, that if the Indemnitee shall fail to consent to the settlement of such a claim by the Indemnifying Party, which settlement (i) the claimant has indicated it will accept, and (ii) includes an unconditional release of the Indemnitee and its affiliates by the claimant and imposes no material restrictions on the future activities of the Indemnitee and its affiliates, the Indemnifying Party shall have no liability with respect to any payment required to be made to such claimant in respect of such claim in excess of the proposed amount of settlement. If the Indemnitee is defending the claim as set forth above, the Indemnitee shall have the right to settle or compromise any claim against it after consultation with, but without the prior approval of, any Indemnifying Party; PROVIDED, HOWEVER, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.

            9.6 TREATMENT OF INDEMNITY PAYMENTS. Any payments pursuant to this
Section 9 shall be made by wire transfer of immediately available funds.

            9.7 EXCLUSIVE REMEDY. Each of the parties hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive monetary remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this
Section 9, except that nothing in this Agreement shall be deemed, to constitute a waiver of (A) any injunctive or other equitable remedies or (B) any tort claims of, or causes of action arising from, intentionally fraudulent misrepresentation or deceit.

      10. CONDITIONS PRECEDENT TO OBLIGATIONS OF IMS AND ERISCO.

      The obligations of IMS and Erisco hereunder are subject to the satisfaction or waiver, on or before the Closing, of each of the following conditions:

            10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of TriZetto set forth in Section 4 (as qualified by the TriZetto Disclosure Letter) shall be true and accurate in every material respect on and as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if they had been made at the Closing except to the extent
(i) any such representation or warranty expressly speaks as of an earlier date or (ii) the failure of such representations and warranties to be true and accurate in such respects has not had and is not reasonably likely to have a Material Adverse Effect on TriZetto, and IMS shall have received a certificate to such effect executed by TriZetto's Chief Executive Officer and Chief Financial Officer.

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

            10.2 COVENANTS. TriZetto and Merger Sub shall have performed and complied in all material respects with all of the covenants required to be performed by it under this Agreement on or before the Closing, except where any nonperformance or noncompliance would not have a Material Adverse Effect on TriZetto, and IMS shall have received a certificate to such effect signed by TriZetto's Chief Executive Officer and Chief Financial Officer.

            10.3 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the financial condition, properties, assets, liabilities, businesses or results of operations of TriZetto and the TriZetto Subsidiaries, taken as a whole, or in the ability of TriZetto and Merger Sub to consummate the Merger, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which TriZetto conducts operations (a "TRIZETTO MATERIAL ADVERSE CHANGE").

            10.4 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any governmental agency or written threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would prohibit or render illegal the transactions contemplated by this Agreement.

            10.5 GOVERNMENT CONSENTS. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws and the compliance with, and expiration of any applicable waiting period under, the HSR Act.

            10.6 PROXY STATEMENT. The Proxy Statement shall not be subject to any proceedings commenced or threatened by the SEC.

            10.7 DOCUMENTS. IMS shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by IMS's legal counsel to provide for the continuation in full force and effect of any and all material Contracts of TriZetto and the TriZetto subsidiaries and for TriZetto and Merger Sub to consummate the transactions contemplated hereby except when the failure to receive such consents, assignments, waivers, authorizations or other certificates is not reasonably likely to have a Material Adverse Effect on TriZetto.

            10.8 TRIZETTO APPROVALS. The TriZetto Proposal shall have been duly approved by the TriZetto Stockholders in accordance with the rules of the Nasdaq, applicable law and TriZetto's Certificate of Incorporation and Bylaws.

            10.9 NO LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding initiated by the United States Federal government seeking any of the foregoing be pending.

            10.10 ELECTION OF IMS DESIGNEES TO BOARD OF DIRECTORS OF TRIZETTO. The Board of Directors of TriZetto shall have taken appropriate action to cause one individual designated by IMS be appointed to the Board of Directors of TriZetto as a Class II director effective upon the Effective Time in accordance with Section 6.10.

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

            10.11 TAX OPINION. IMS shall have received the opinion of Sullivan & Cromwell, counsel to IMS, dated the Closing Date, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Erisco, Merger Sub and TriZetto will be a party to that reorganization within the meaning of Section 368(b) of the Code, provided, that if Sullivan & Cromwell does not render such opinion, this condition shall nonetheless be deemed satisfied if Stradling Yocca Carlson & Rauth renders such opinion to IMS; it being understood that in rendering such opinion, such counsel shall be entitled to rely on, and IMS and TriZetto agree to provide reasonable cooperation to provide, certain customary representations and assumptions

            10.12 NASDAQ LISTING. The shares of TriZetto Common Stock issuable to IMS pursuant to this Agreement shall have been approved for quotation on the Nasdaq, upon official notice of issuance.

            10.13 REGISTRATION RIGHTS AGREEMENT. IMS, Erisco and TriZetto shall have entered into the Registration Rights Agreement.

            10.14 STOCKHOLDER AGREEMENT. IMS, Erisco and TriZetto shall have entered into the Stockholder Agreement.

            10.15 TRANSITIONAL SERVICES AGREEMENTS. IMS and TriZetto shall have entered into the Transitional Services Agreements.

            10.16 DATA RIGHTS AGREEMENT. IMS and TriZetto shall have entered into the Data Rights Agreement.

            10.17 HEALTHWEB LICENSE AGREEMENT. IMS and TriZetto shall have entered into the HealthWeb License Agreement.

            10.18 LEGAL OPINION. IMS shall have received one or more opinions of counsel to TriZetto and Merger Sub, in a customary form for transactions of the type contemplated by this Agreement, that collectively will cover the due incorporation and good standing of TriZetto and Merger Sub and the due authorization, execution, delivery, validity and enforceability of the Basic Documents with respect to TriZetto and Merger Sub.

      11. CONDITIONS PRECEDENT TO OBLIGATIONS OF TRIZETTO AND MERGER SUB.

      The obligations of TriZetto and Merger Sub hereunder are subject to the satisfaction or waiver, on or before the Closing, of each of the following conditions:

            11.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of IMS and Erisco set forth in Section 3 (as qualified by the IMS Disclosure Letter) shall be true and accurate in every material respect on and as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if they had been made at the Closing except to the extent
(i) any such representation or warranty expressly speaks as of an earlier date or (ii) the failure of such representations and warranties to be true and accurate in such respects is not reasonably likely to have a Material Adverse Effect on Erisco, and TriZetto shall have received a certificate to such effect executed by IMS's and Erisco's Chief Executive Officer and Chief Financial Officer.

            11.2 COVENANTS. Each of Erisco and IMS shall have performed and complied in all material respects with all of the covenants required to be performed by it under this Agreement on or before the Closing, except where any nonperformance or noncompliance would not have a Material Adverse Effect on Erisco, and TriZetto shall receive a certificate to such effect signed by Erisco's and IMS's Chief Executive Officer and Chief Financial Officer.

            11.3 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the financial condition, properties, assets, liabilities, businesses or results of operations of Erisco or in the ability of IMS and Erisco to consummate the Merger and the other transactions contemplated hereby, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which Erisco conducts operations (an "ERISCO MATERIAL ADVERSE CHANGE").

            11.4 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any governmental agency or written threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would prohibit or render illegal the transactions contemplated by this Agreement.

            11.5 GOVERNMENT CONSENTS. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws and the compliance with, and expiration of any applicable waiting period under, the HSR Act.

            11.6 PROXY STATEMENT. The Proxy Statement shall not be subject to any proceedings commenced or threatened by the SEC.

            11.7 DOCUMENTS. TriZetto shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by TriZetto's legal counsel to provide for the continuation in full force and effect of any and all material Contracts of Erisco and for IMS and Erisco to consummate the transactions contemplated hereby except when the failure to receive such consents, assignments, waivers, authorizations or other certificates is not reasonably likely to have a Material Adverse Effect on Erisco.

            11.8 STOCKHOLDER APPROVAL. The TriZetto Proposal shall have been duly approved by the TriZetto Stockholders in accordance with the rules of the Nasdaq, applicable law and TriZetto's Certificate of Incorporation and Bylaws.

            11.9 NO LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding initiated by the United States Federal government seeking any of the foregoing be pending.

            11.10 TAX OPINION. TriZetto shall have received the opinion of Stradling Yocca Carlson & Rauth, counsel to TriZetto and Merger Sub, dated the Closing Date, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each Erisco, Merger Sub and TriZetto will be a party to that reorganization within the meaning of Section 368(b) of the Code, provided, that if Stradling

Yocca Carlson & Rauth does not render such opinion, this condition shall nonetheless be deemed satisfied if Sullivan & Cromwell renders such opinion to TriZetto; it being understood that in rendering such opinion, such counsel shall be entitled to rely on, and IMS and TriZetto agree to provide reasonable cooperation in providing, certain customary representations and assumptions.

            11.11 NASDAQ LISTING. The shares of TriZetto Common Stock issuable to IMS pursuant to this Agreement shall have been approved for quotation on the Nasdaq, upon official notice of issuance.

            11.12 REGISTRATION RIGHTS AGREEMENT. IMS and TriZetto shall have entered into the Registration Rights Agreement.

            11.13 STOCKHOLDER AGREEMENT. IMS and TriZetto shall have entered into the Stockholder Agreement.

            11.14 TRANSITIONAL SERVICES AGREEMENTS. IMS, Erisco and TriZetto shall have entered into the Transitional Services Agreements.

            11.15 HEALTHWEB LICENSE AGREEMENT. IMS and TriZetto shall have entered into the HealthWeb License Agreement.

            11.16 LEGAL OPINION. TriZetto shall have received one or more opinions of counsel to IMS and Erisco, in a customary form for transactions of the type contemplated by this Agreement, that collectively will cover the due incorporation and good standing of Erisco and the due authorization, execution, delivery, validity and enforceability of the Basic Documents with respect to IMS and Erisco.

      12. TERMINATION OF AGREEMENT.

            12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of TriZetto:

                  (a) by mutual agreement of IMS and TriZetto;

                  (b) by IMS, if there has been a breach by TriZetto of any representation, warranty, covenant or agreement set forth in this Agreement on the part of TriZetto, or if any representation of TriZetto shall have become untrue, such that Section 10.1 or 10.2 would not be satisfied and which TriZetto fails to cure prior to the Closing (except that no cure period shall be provided for a breach by TriZetto which by its nature cannot be cured);

                  (c) by TriZetto, if there has been a breach by IMS of any representation. warranty, covenant or agreement set forth in this Agreement on the part of IMS, or if any representation of IMS shall have become untrue, such that Section 11.1 or 11.2 would not be satisfied and which IMS fails to cure prior to the Closing (except that no cure period shall be provided for a breach by IMS which by its nature cannot be cured);

                  (d) by either IMS or TriZetto, if the TriZetto Meeting shall have been held and the required approval of the stockholders of TriZetto shall not have been obtained by reason of the failure to obtain the required vote;

                  (e) by either IMS or TriZetto, if all the conditions for Closing the Merger set forth in Sections 10 and 11 hereof shall not have been satisfied or waived on or before the Final Date (as defined below) other than as a result of a breach of this Agreement by the terminating party, or, in the case of TriZetto, a breach by any of the Designated Stockholders of the Voting Agreements in the event TriZetto does not obtain stockholder approval of the TriZetto Proposal; or

                  (f) by either IMS or TriZetto, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable.

                  As used herein, the "FINAL DATE" shall be December 31, 2000.

            12.2 NOTICE OF TERMINATION. Any termination of this Agreement under
Section 12.1 above will be effective by the delivery of written notice of IMS or TriZetto, as the case may be, to TriZetto or IMS, as applicable.

            12.3 EFFECT OF TERMINATION. In the case of any termination of this Agreement as provided in this Section 12, this Agreement shall be of no further force and effect (except as expressly provided herein); provided, that except as otherwise provided herein, no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination. No termination of this Agreement shall affect the obligations contained in the Confidentiality Agreement, all of which will survive termination of this Agreement in accordance with their terms.

      13. MISCELLANEOUS.

            13.1 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. The laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section
13.9 or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.1.

            13.2 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            13.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

            13.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

            13.5 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. TriZetto, in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. IMS and Erisco agree that monetary damages would not be adequate compensation for any loss incurred by reason of breach by IMS or Erisco of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            13.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by duly authorized officers of the party or parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the TriZetto Stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the TriZetto Stockholders without obtaining such further approval.

            13.7 EXPENSES. IMS will bear the legal, accounting, financial advisor and other fees and expenses incurred with respect to this Agreement and the transactions contemplated hereby by IMS and Erisco, including costs incurred to audit the financial statements of Erisco. TriZetto will bear its legal, accounting, financial advisor and other fees and expenses incurred with respect to this Agreement and the transactions contemplated hereby.

            13.8 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal).

            13.9 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, via facsimile, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

       If to IMS or Erisco:             IMS Health Incorporated
                                        200 Nyala Farms
                                        Westport, Connecticut 06880
                                        Attention: Chief Executive Officer
                                        Telecopy: (203) 222-4247

       With a copy to:                  IMS Health Incorporated
                                        200 Nyala Farms
                                        Westport, Connecticut 06880
                                        Attention: David Stevens
                                                   Jared Finkelstein
                                        Telecopy: (203) 222-4268

       And to:                          Sullivan & Cromwell
                                        125 Broad Street
                                        New York, New York 10004
                                        Attention: Alan J. Sinsheimer
                                                   Keith A. Pagnani
                                        Telecopy: (212) 558-3588

       And if to TriZetto or Merger     The TriZetto Group, Inc.
       Sub:                             567 San Nicolas Drive, Suite 367
                                        Newport Beach, California 92660
                                        Attention: Christine A. Miller
                                        Telecopy: (949) 219-2197

       With a copy to:                  Stradling Yocca Carlson & Rauth
                                        660 Newport Center Drive, Suite 1600
                                        Newport Beach, CA  92660-6422
                                        Attention: K.C. Schaaf
                                                   Michael E. Flynn
                                        Telecopy: (949) 725-4100

      All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a facsimile, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

            13.10 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section, Schedule or an Exhibit will mean a Section in, or Schedule or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            13.11 NO JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other. The status of the parties hereto is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

            13.12 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

            13.13 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee or any other Person, and all provisions hereof will be personal solely between the parties to this Agreement.

            13.14 PUBLIC ANNOUNCEMENT. Upon execution of this Agreement, TriZetto and IMS promptly will issue a joint press release approved by both parties announcing the Merger. Thereafter, TriZetto or IMS may issue such press releases, and make such other disclosure regarding the Merger, as it determines (after consultation with legal counsel) are required under applicable securities laws or Nasdaq or NYSE rules.

            13.15 ENTIRE AGREEMENT. This Agreement, the Voting Agreements, the Stockholder Agreement, the Registration Rights Agreement, the Data Rights Agreement, the Transitional Services Agreements, the HealthWeb License Agreement, the IMS Disclosure Letter, the TriZetto Disclosure Letter and the Exhibits and Schedules hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement, which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.



                                    THE TRIZETTO GROUP, INC.



                                     By: /s/ Jeffrey H. Margolis
                                         ------------------------------
                                         Name:  Jeffrey H. Margolis
                                         Title: President, Chief Executive
                                                   Officer and Chairman


                                   ELBEJAY ACQUISITION CORP.



                                     By: /s/ Jeffrey H. Margolis
                                         ------------------------------
                                         Name:  Jeffrey H. Margolis
                                         Title: President, Chief Executive
                                                   Officer and Chairman


                                   IMS HEALTH INCORPORATED



                                     By: /s/ Robert E. Weissman
                                         ------------------------------
                                         Name:  Robert E. Weissman
                                         Title: Chairman of the
                                                   Board of Directors




                                   ERISCO MANAGED CARE
                                     TECHNOLOGIES, INC.



                                     By: /s/ Anthony Bellomo
                                         ------------------------------
                                         Name:  Anthony Bellomo
                                         Title: President

                                                                    Exhibit A to
                                            Agreement and Plan of Reorganization

                                VOTING AGREEMENT


            VOTING AGREEMENT (the "AGREEMENT"), dated as of May ___, 2000, among the undersigned stockholders (the "STOCKHOLDERS") of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS"). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below).

            WHEREAS, contemporaneously with the execution and delivery of this Agreement, TriZetto, Elbejay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TriZetto ("MERGER SUB"), IMS and ERISCO Managed Care Technologies, Inc., a New York corporation and a wholly owned subsidiary of IMS ("ERISCO"), have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), providing for, among other things, the merger of Merger Sub with and into Erisco, with Erisco as the surviving corporation (the "MERGER"), and the issuance of shares of TriZetto Common Stock to IMS in connection with the Merger (the "ISSUANCE"), upon the terms and subject to the conditions set forth in the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger and the Issuance;

            WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement;

            WHEREAS, in order to induce IMS to enter into the Merger Agreement, the Stockholders wish to agree (i) to deliver to IMS an irrevocable proxy to Vote (as defined in Section 2 hereof) the Shares (as defined in Section 1 hereof) and any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement so as to approve the Issuance and any related matters, and (ii) not to transfer or otherwise dispose of any of the Shares or any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            1. REPRESENTATIONS OF STOCKHOLDERS. Each of the Stockholders represents and warrants to IMS that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 of the Exchange Act) and of record each of the shares of Common Stock, par value $0.001 per share, of TriZetto (the "TRIZETTO COMMON STOCK"), set forth opposite such Stockholder's name on EXHIBIT A hereto (such Stockholder's "SHARES") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting of any shares of capital stock of TriZetto and there are no Voting trusts or Voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of TriZetto Common Stock other than such Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of TriZetto or any security exercisable for or convertible into shares of capital stock of TriZetto other than those options, warrants or other rights set forth opposite such Stockholder's name on EXHIBIT B hereto (such Stockholder's "OPTIONS") and each Stockholder represents and warrants that such Stockholder shall not exercise any such Options prior to the termination of this Agreement except in accordance with Section 6 of this Agreement, (c) such Stockholder has full power and authority and has taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder and this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception, (d) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, and (e) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or by-laws of such Stockholder or any or their comparable governing instruments (if such Stockholder is not a natural person) or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time of both) under any contract to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any lien on, or security interest in, any of the assets or properties of such Stockholder.

            2. AGREEMENT TO DELIVER PROXY. Each of the Stockholders agrees to deliver to IMS on the date hereof an irrevocable proxy substantially in the form attached hereto as EXHIBIT C to Vote such Stockholder's Shares (a) in favor of approval of the Issuance and any related matters at any meeting of the stockholders of TriZetto at which such matters are considered and at every adjournment or postponement thereof, (b) against any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, and (c) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or Merger Sub under the Merger Agreement. The proxy delivered by each of the Stockholders pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, "VOTE" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 228 of the Delaware General

Corporation Law) or taking other action in favor of or against any action. "VOTING" shall have a correlative meaning.

            3. NO VOTING TRUSTS. Each of the Stockholders agrees that they will not, nor will they permit any entity or person under their control to, deposit any of its Shares or New Shares (as defined in Section 6 hereof) in a Voting trust or subject any of their Shares or New Shares to any arrangement with respect to the Voting of such Shares or New Shares other than agreements entered into with IMS.

            4. NO PROXY SOLICITATIONS. Each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity or person under such Stockholder's control, (a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or in competition with the consummation of the Merger or the Issuance or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, (b) to directly or indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of TriZetto's stockholders in opposition to or in competition with the consummation of the Merger and the Issuance or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of TriZetto for the purpose of opposing or competing with the consummation of the Merger and the Issuance.

            5. TRANSFER AND ENCUMBRANCE. On or after the date hereof and during the term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares, Options or New Shares.

            6. ADDITIONAL PURCHASES. Each of the Stockholders agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of TriZetto Common Stock after the execution of this Agreement, including, but not limited to, acquisition by virtue of exercising any Option ("NEW SHARES"), nor will any Stockholder voluntarily acquire the right to Vote or share in the Voting of any shares of TriZetto Common Stock other than the Shares, unless such Stockholder agrees to deliver to IMS immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as EXHIBIT D with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

            7. SPECIFIC PERFORMANCE AND OPTION TO PURCHASE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages.

Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

            8. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

            9. NOTICES. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to IMS:

                  IMS Health Incorporated
                  200 Nyala Farms
                  Westport, Connecticut 06880
                  Attention: Chief Executive Officer
                  Telecopy: (203) 222-4247

            With copies, which shall not constitute notice, to:

                  IMS Health Incorporated
                  200 Nyala Farms
                  Westport, Connecticut 06880
                  Attention: David Stevens
                             Jared Finkelstein
                  Telecopy:  (203) 222-4268

            and

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Attention: Alan J. Sinsheimer
                             Keith A. Pagnani
                  Telecopy:  (212) 558-3588

            If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

            With a copy to:

                  The TriZetto Group, Inc.
                  567 San Nicolas Drive
                  Newport Beach, California 92660
                  Attention: General Counsel
                  Telecopy:  (949) 219-2197

or to such other Persons on addresses as may be designated in writing by the party to receive such notice as provided above.

            10. MISCELLANEOUS.

            (a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

            (b) VENUE; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents governed by Delaware law referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 (b).

            (c) SEVERABILITY. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "INVALID PROVISION"), then such provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

            (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            (e) TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement and (iii) the date specified in a written agreement duly executed and delivered by IMS and each of the Stockholders.

            (f) FURTHER ASSURANCES. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

            (g) HEADINGS; RECITALS. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

            (h) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                   IMS HEALTH INCORPORATED


                                   By: _________________________
                                       Name:
                                       Title:


                                   STOCKHOLDERS:


                                   By: _________________________
                                       Name:
                                       Title:
                                       Address:

                                                                       EXHIBIT A



                                  STOCKHOLDERS




    NAME                                                  NUMBER OF SHARES
    ----                                                  ----------------

                                                                       EXHIBIT B


                              STOCKHOLDERS OPTIONS


    NAME                                                 OPTIONS
    ----                                                 -------

                                                                       EXHIBIT C

                                  FORM OF PROXY

            The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote all shares of Common Stock, par value $0.001 per share (the "TRIZETTO COMMON STOCK"), of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), owned by the undersigned (the "SHARES") as of the date hereof at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval of the issuance of TriZetto Common Stock to IMS (the "ISSUANCE") as contemplated by the Agreement and Plan of Reorganization, dated as of May ___, 2000 (the "MERGER AGREEMENT"), by and among TriZetto, Elbejay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TriZetto ("MERGER SUB"), IMS and ERISCO Managed Care Technologies, Inc., a New York corporation and a wholly owned subsidiary of IMS ("ERISCO"), which provides for, among other things, the merger of Merger Sub with and into Erisco (the "MERGER"), and any related matters, and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, and (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or Merger Sub under the Merger Agreement, and (ii) to withhold consents with respect to such Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance and (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or Merger Sub under the Merger Agreement. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of May ___, 2000, among certain stockholders of TriZetto, including the undersigned, and IMS, terminates in accordance with its terms, at which time this proxy shall expire.



                              Dated May ___, 2000


                              --------------------------------
                                 (Signature of Stockholder)

                                                                       EXHIBIT D

                                  FORM OF PROXY

            The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote the _____________ shares (the "NEW SHARES") of Common Stock, par value $0.001 per share (the "TRIZETTO COMMON Stock"), of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), purchased or otherwise acquired by the undersigned, or for which the undersigned has voluntarily acquired the right to vote or share in the voting of such shares, since the execution of the Voting Agreement, dated as of May ___, 2000 (the "VOTING AGREEMENT"), by and among certain stockholders of TriZetto, including the undersigned, and IMS, at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval of the issuance of TriZetto Common Stock to IMS (the "ISSUANCE") as contemplated by the Agreement and Plan of Reorganization, dated as of May ___, 2000 (the "MERGER AGREEMENT"), by and among TriZetto, Elbejay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TriZetto ("MERGER SUB"), IMS and ERISCO Managed Care Technologies, Inc., a New York corporation and a wholly owned subsidiary of IMS ("ERISCO"), which provides for, among other things, the merger of Merger Sub with and into Erisco (the "Merger"), and any related matters, and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance and (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or Merger Sub under the Merger Agreement, and (ii) to withhold consents with respect to such New Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, and (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or the Merger Sub under the Merger Agreement. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement terminates in accordance with its terms, at which time this proxy shall expire.

                              Dated ____________________, 200_


                              --------------------------------
                                 (Signature of Stockholder)

                                                                    Exhibit B to
                                          Agreement and Plan of Reorganization


                                VOTING AGREEMENT


            VOTING AGREEMENT (the "AGREEMENT"), dated as of May ___, 2000, among the undersigned stockholders (the "STOCKHOLDERS") of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS"). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below). In the case of Fidelity Ventures, Limited, Fidelity Investors Limited Partnership and Fidelity Investors II Limited Partnership (collectively, the "FIDELITY ENTITIES"), all references to "Stockholder" shall include only the Fidelity Entities and shall not include FMR Corp. and its other subsidiaries and affiliates; Fidelity International Limited and its subsidiaries and affiliates; directors and officers of FMR Corp. and Fidelity International Limited and their respective subsidiaries and affiliates; Edward C. Johnson 3d and members of his family and trusts for their benefit; and any accounts over which FMR Corp. or Fidelity International Limited or their respective subsidiaries and affiliates have investment management or advisory responsibilities, including any of the Fidelity Investments mutual funds.

            WHEREAS, contemporaneously with the execution and delivery of this Agreement, TriZetto, Elbejay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TriZetto ("MERGER SUB"), IMS and ERISCO Managed Care Technologies, Inc., a New York corporation and a wholly owned subsidiary of IMS ("ERISCO"), have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), providing for, among other things, the merger of Merger Sub with and into Erisco, with Erisco as the surviving corporation (the "MERGER"), and the issuance of shares of TriZetto Common Stock to IMS in connection with the Merger (the "ISSUANCE"), upon the terms and subject to the conditions set forth in the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger and the Issuance;

            WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement;

            WHEREAS, in order to induce IMS to enter into the Merger Agreement, the Stockholders wish to agree (i) to deliver to IMS an irrevocable proxy to Vote (as defined in Section 2 hereof) the Shares (as defined in Section 1 hereof) and any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement so as to approve the Issuance and any related matters, and (ii) not to transfer or otherwise dispose of any of the Shares or any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement except in accordance with this Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            1. REPRESENTATIONS OF STOCKHOLDERS. Each of the Stockholders represents and warrants to IMS that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 of the Exchange Act) and of record each of the shares of Common Stock, par value $0.001 per share, of TriZetto (the "TRIZETTO COMMON STOCK"), set forth opposite such

Stockholder's name on EXHIBIT A hereto (such Stockholder's "SHARES") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting of any shares of capital stock of TriZetto and there are no Voting trusts or Voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of TriZetto Common Stock other than such Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of TriZetto or any security exercisable for or convertible into shares of capital stock of TriZetto other than those options, warrants or other rights set forth opposite such Stockholder's name on EXHIBIT B hereto (such Stockholder's "OPTIONS") and each Stockholder represents and warrants that such Stockholder shall not exercise any such Options prior to the termination of this Agreement except in accordance with Section 6 of this Agreement, (c) such Stockholder has full power and authority and has taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder and this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception, (d) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, and (e) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or by-laws of such Stockholder or any or their comparable governing instruments (if such Stockholder is not a natural person) or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time of both) under any contract to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any lien on, or security interest in, any of the assets or properties of such Stockholder.

            2. AGREEMENT TO DELIVER PROXY. Each of the Stockholders agrees to deliver to IMS on the date hereof an irrevocable proxy substantially in the form attached hereto as EXHIBIT C to Vote such Stockholder's Shares (a) in favor of approval of the Issuance and any related matters at any meeting of the stockholders of TriZetto at which such matters are considered and at every adjournment or postponement thereof, (b) against any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, and (c) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or Merger Sub under the Merger Agreement. The proxy delivered by each of the Stockholders pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, "VOTE" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 228 of the Delaware General Corporation Law) or taking other action in favor of or against any action. "VOTING" shall have a correlative meaning.

            3. NO VOTING TRUSTS. Each of the Stockholders agrees that they will not, nor will they permit any entity or person under their control to, deposit any of its Shares or New Shares (as defined in Section 6 hereof) in a Voting trust or subject any of their Shares or New Shares to any arrangement with respect to the Voting of such Shares or New Shares other than agreements entered into with IMS.

            4. NO PROXY SOLICITATIONS. Each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity or person under such Stockholder's control, (a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or in competition with the consummation of the Merger or the Issuance or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, (b) to directly or indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of TriZetto's stockholders in opposition to or in competition with the consummation of the Merger and the Issuance or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of TriZetto for the purpose of opposing or competing with the consummation of the Merger and the Issuance.

            5. TRANSFER AND ENCUMBRANCE. On or after the date hereof and during the term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares, Options or New Shares; PROVIDED, that a Stockholder may transfer such Stockholder's Shares or New Shares if, prior to such transfer, the transferee of such Shares or New Shares, as applicable, shall have executed for the benefit of IMS, a legally binding instrument pursuant to which such transferee agrees to assume all of such Stockholder's obligations under this Agreement, including the delivery of an irrevocable proxy to IMS substantially in the form attached hereto as EXHIBIT C with respect to such transferred Shares or New Shares, as applicable.

            6. ADDITIONAL PURCHASES. Each of the Stockholders agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of TriZetto Common Stock after the execution of this Agreement, including, but not limited to, acquisition by virtue of exercising any Option ("NEW SHARES"), nor will any Stockholder voluntarily acquire the right to Vote or share in the Voting of any shares of TriZetto Common Stock other than the Shares, unless such Stockholder agrees to deliver to IMS immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as EXHIBIT D with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

            7. SPECIFIC PERFORMANCE AND OPTION TO PURCHASE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

            8. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

            9. NOTICES. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to IMS:

                  IMS Health Incorporated
                  200 Nyala Farms
                  Westport, Connecticut 06880
                  Attention:  Chief Executive Officer
                  Telecopy: (203) 222-4247

            With copies, which shall not constitute notice, to:

                  IMS Health Incorporated
                  200 Nyala Farms
                  Westport, Connecticut 06880
                  Attention: David Stevens
                             Jared Finkelstein
                  Telecopy:  (203) 222-4268

            and

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Attention: Alan J. Sinsheimer
                             Keith A. Pagnani
                             Telecopy: (212) 558-3588

            If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

            With a copy to:

                  The TriZetto Group, Inc.
                  567 San Nicolas Drive
                  Newport Beach, California 92660
                  Attention: General Counsel
                  Telecopy:  (949) 219-2197

or to such other Persons on addresses as may be designated in writing by the party to receive such notice as provided above.

            10. MISCELLANEOUS.

            (a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE

STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

            (b) VENUE; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents governed by Delaware law referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 (b).

            (c) SEVERABILITY. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "INVALID PROVISION"), then such provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

            (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            (e) TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement, (iii) the date 180 days after the date of this Agreement, and (iv) the date specified in a written agreement duly executed and delivered by IMS and the Fidelity Entities.

            (f) FURTHER ASSURANCES. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

            (g) HEADINGS; RECITALS. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

            (h) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                          IMS HEALTH INCORPORATED


                                          By:______________________________
                                             Name:
                                             Title:



                                          STOCKHOLDERS:


                                          By:______________________________
                                             Name:
                                             Title:
                                             Address:

                                                                       EXHIBIT A



                                  STOCKHOLDERS


    NAME                                               NUMBER OF SHARES
    ----                                               ----------------

                                                                       EXHIBIT B


                              STOCKHOLDERS OPTIONS


    NAME                                                OPTIONS
    ----                                                -------

                                                                       EXHIBIT C

                                  FORM OF PROXY

            The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote all shares of Common Stock, par value $0.001 per share (the "TRIZETTO COMMON STOCK"), of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), owned by the undersigned (the "SHARES") as of the date hereof at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval of the issuance of TriZetto Common Stock to IMS (the "ISSUANCE") as contemplated by the Agreement and Plan of Reorganization, dated as of May ___, 2000 (the "MERGER AGREEMENT"), by and among TriZetto, Elbejay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TriZetto ("MERGER SUB"), IMS and ERISCO Managed Care Technologies, Inc., a New York corporation and a wholly owned subsidiary of IMS ("ERISCO"), which provides for, among other things, the merger of Merger Sub with and into Erisco (the "MERGER"), and any related matters, and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, and (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or Merger Sub under the Merger Agreement, and (ii) to withhold consents with respect to such Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, and (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or Merger Sub under the Merger Agreement. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of May ___, 2000, among certain stockholders of TriZetto, including the undersigned, and IMS, terminates in accordance with its terms, at which time this proxy shall expire.

                               Dated May ___, 2000


                              --------------------------------
                               (Signature of Stockholder)

                                                                       EXHIBIT D

                                  FORM OF PROXY


            The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote the _____________ shares (the "NEW SHARES") of Common Stock, par value $0.001 per share (the "TRIZETTO COMMON STOCK"), of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), purchased or otherwise acquired by the undersigned, or for which the undersigned has voluntarily acquired the right to vote or share in the voting of such shares, since the execution of the Voting Agreement, dated as of May ___, 2000 (the "VOTING AGREEMENT"), by and among certain stockholders of TriZetto, including the undersigned, and IMS, at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval of the issuance of TriZetto Common Stock to IMS (the "ISSUANCE") as contemplated by the Agreement and Plan of Reorganization, dated as of May ___, 2000 (the "MERGER AGREEMENT"), by and among TriZetto, Elbejay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TriZetto ("MERGER SUB"), IMS and ERISCO Managed Care Technologies, Inc., a New York corporation and a wholly owned subsidiary of IMS ("ERISCO"), which provides for, among other things, the merger of Merger Sub with and into Erisco (the "MERGER"), and any related matters, and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, and (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or Merger Sub under the Merger Agreement, and (ii) to withhold consents with respect to such New Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, and (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or Merger Sub under the Merger Agreement. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement terminates in accordance with its terms, at which time this proxy shall expire.

                              Dated ____________________, 200_


                              ------------------------------
                                 (Signature of Stockholder)

                                                                    Exhibit C to
                                            Agreement and Plan of Reorganization

                                VOTING AGREEMENT


            VOTING AGREEMENT (the "AGREEMENT"), dated as of May ___, 2000, among the undersigned stockholder (the "STOCKHOLDER") of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS"). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below).

            WHEREAS, contemporaneously with the execution and delivery of this Agreement, TriZetto, Elbejay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TriZetto ("MERGER SUB"), IMS and ERISCO Managed Care Technologies, Inc., a New York corporation and a wholly owned subsidiary of IMS ("ERISCO"), have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), providing for, among other things, the merger of Merger Sub with and into Erisco, with Erisco as the surviving corporation (the "MERGER"), and the issuance of shares of TriZetto Common Stock to IMS in connection with the Merger (the "ISSUANCE"), upon the terms and subject to the conditions set forth in the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger and the Issuance;

            WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement;

            WHEREAS, in order to induce IMS to enter into the Merger Agreement, the Stockholder wishes to agree (i) to deliver to IMS an irrevocable proxy to Vote (as defined in Section 2 hereof) the Shares (as defined in Section 1 hereof) and any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement so as to approve the Issuance and any related matters, and (ii) not to transfer or otherwise dispose of any of the Shares or any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement except in accordance with this Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            1. REPRESENTATIONS OF STOCKHOLDER. The Stockholder represents and warrants to IMS that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 of the Exchange Act) and of record each of the shares of Common Stock, par value $0.001 per share, of TriZetto (the "TRIZETTO COMMON STOCK"), set forth opposite such Stockholder's name on EXHIBIT A hereto (such Stockholder's "SHARES") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting of any shares of capital stock of TriZetto and there are no Voting trusts or Voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of TriZetto Common Stock other than such Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of TriZetto or any security exercisable for or convertible into shares of capital stock of TriZetto other than those options, warrants or other rights set forth opposite such Stockholder's name on EXHIBIT B hereto (such Stockholder's "OPTIONS") and the Stockholder represents and warrants that such Stockholder shall not exercise any such Options prior to the termination of this Agreement except in accordance with Section 6 of this Agreement, (c) such Stockholder has full power and authority and has taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder and this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception, (d) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, and (e) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or by-laws of such Stockholder or any or their comparable governing instruments (if such Stockholder is not a natural person) or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time of both) under any contract to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any lien on, or security interest in, any of the assets or properties of such Stockholder.

            2. AGREEMENT TO DELIVER PROXY. The Stockholder agrees to deliver to IMS on the date hereof an irrevocable proxy substantially in the form attached hereto as EXHIBIT C to Vote such Stockholder's Shares (a) in favor of approval of the Issuance and any related matters at any meeting of the stockholders of TriZetto at which such matters are considered and at every adjournment or postponement thereof, (b) against any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, and (c) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or Merger Sub under the Merger Agreement. The proxy delivered by the Stockholder pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, "VOTE" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 228 of the Delaware General

Corporation Law) or taking other action in favor of or against any action. "VOTING" shall have a correlative meaning.

            3. NO VOTING TRUSTS. The Stockholder agrees that it will not, nor will it permit any entity or person under its control to, deposit any of its Shares or New Shares (as defined in Section 6 hereof) in a Voting trust or subject any of their Shares or New Shares to any arrangement with respect to the Voting of such Shares or New Shares other than agreements entered into with IMS.

            4. NO PROXY SOLICITATIONS. The Stockholder agrees that such Stockholder will not, nor will such Stockholder permit any entity or person under such Stockholder's control, (a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or in competition with the consummation of the Merger and the Issuance or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, (b) to directly or indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of TriZetto's stockholders in opposition to or in competition with the consummation of the Merger and the Issuance or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of TriZetto for the purpose of opposing or competing with the consummation of the Merger and the Issuance.

            5. TRANSFER AND ENCUMBRANCE. On or after the date hereof and during the term of this Agreement, the Stockholder agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares, Options or New Shares; PROVIDED, that the Stockholder may transfer such Stockholder's Shares or New Shares if, prior to such transfer, the transferee of such Shares or New Shares, as applicable, shall have executed for the benefit of IMS, a legally binding instrument pursuant to which such transferee agrees to assume all of such Stockholder's obligations under this Agreement, including the delivery of an irrevocable proxy to IMS substantially in the form attached hereto as EXHIBIT C with respect to such transferred Shares or New Shares, as applicable.

            6. ADDITIONAL PURCHASES. The Stockholder agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of TriZetto Common Stock after the execution of this Agreement, including, but not limited to, acquisition by virtue of exercising any Option ("NEW SHARES"), nor will the Stockholder voluntarily acquire the right to Vote or share in the Voting of any shares of TriZetto Common Stock other than the Shares, unless such Stockholder agrees to deliver to IMS immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as EXHIBIT D with respect to such New Shares. The Stockholder also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

            7. SPECIFIC PERFORMANCE AND OPTION TO PURCHASE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

            8. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

            9. NOTICES. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to IMS:

                  IMS Health Incorporated
                  200 Nyala Farms
                  Westport, Connecticut 06880
                  Attention: Chief Executive Officer
                  Telecopy: (203) 222-4247

            With copies, which shall not constitute notice, to:

                  IMS Health Incorporated
                  200 Nyala Farms
                  Westport, Connecticut 06880
                  Attention: David Stevens
                             Jared Finkelstein
                  Telecopy:  (203) 222-4268

            and

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Attention: Alan J. Sinsheimer
                             Keith A. Pagnani
                  Telecopy: (212) 558-3588

            If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

            With a copy to:

                  The TriZetto Group, Inc.
                  567 San Nicolas Drive
                  Newport Beach, California 92660
                  Attention: General Counsel
                  Telecopy:  (949) 219-2197

or to such other Persons on addresses as may be designated in writing by the party to receive such notice as provided above.

            10. MISCELLANEOUS.

            (a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

            (b) VENUE; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents governed by Delaware law referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 (b).

            (c) SEVERABILITY. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "INVALID PROVISION"), then such provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

            (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            (e) TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement and (iii) the date specified in a written agreement duly executed and delivered by IMS and the Stockholder.

            (f) FURTHER ASSURANCES. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

            (g) HEADINGS; RECITALS. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

            (h) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.



                                    IMS HEALTH INCORPORATED


                                    By:__________________________
                                       Name:
                                       Title:


                                    STOCKHOLDER:



                                    By:_________________________
                                       Name:
                                       Title:
                                       Address:

                                                                       EXHIBIT A



                                   STOCKHOLDER


   NAME                                                  NUMBER OF SHARES
   ----                                                  ----------------

                                                                       EXHIBIT B


                               STOCKHOLDER OPTIONS


    NAME                                                OPTIONS
    ----                                                -------

                                                                       EXHIBIT C

                                  FORM OF PROXY

            The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote all shares of Common Stock, par value $0.001 per share (the "TRIZETTO COMMON STOCK"), of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), owned by the undersigned (the "SHARES") as of the date hereof at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval of the issuance of TriZetto Common Stock to IMS (the "ISSUANCE") as contemplated by the Agreement and Plan of Reorganization, dated as of May ___, 2000 (the "MERGER AGREEMENT"), by and among TriZetto, Elbejay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TriZetto ("MERGER Sub"), IMS and ERISCO Managed Care Technologies, Inc., a New York corporation and a wholly owned subsidiary of IMS ("ERISCO"), which provides for, among other things, the merger of Merger Sub with and into Erisco (the "MERGER"), and any related matters, and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, and (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or Merger Sub under the Merger Agreement, and (ii) to withhold consents with respect to such Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, and (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or Merger Sub under the Merger Agreement. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of May ___, 2000, between the undersigned and IMS, terminates in accordance with its terms, at which time this proxy shall expire.


                               Dated May ___, 2000


                              --------------------------------
                                (Signature of Stockholder)

                                                                       EXHIBIT D

                                  FORM OF PROXY

            The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote the _____________ shares (the "NEW SHARES") of Common Stock, par value $0.001 per share (the "TRIZETTO COMMON STOCK"), of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), purchased or otherwise acquired by the undersigned, or for which the undersigned has voluntarily acquired the right to vote or share in the voting of such shares, since the execution of the Voting Agreement, dated as of May ___, 2000 (the "VOTING AGREEMENT"), by and between the undersigned and IMS, at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval of the issuance of TriZetto Common Stock to IMS (the "ISSUANCE") as contemplated by the Agreement and Plan of Reorganization, dated as of May __, 2000 (the "MERGER AGREEMENT"), by and among TriZetto, Elbejay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TriZetto ("MERGER SUB"), IMS and ERISCO Managed Care Technologies, Inc., a New York corporation and a wholly owned subsidiary of IMS ("ERISCO"), which provides for, among other things, the merger of Merger Sub with and into Erisco (the "MERGER"), and any related matters, and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, and (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or Merger Sub under the Merger Agreement, and (ii) to withhold consents with respect to such New Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Merger or the Issuance or inhibit the timely consummation of the Merger and the Issuance, and (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto or Merger Sub under the Merger Agreement. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement terminates in accordance with its terms, at which time this proxy shall expire.


                              Dated ____________________, 200_



                              --------------------------------
                                 (Signature of Stockholder)

                                                                    Exhibit D to
                                            Agreement and Plan of Reorganization





                          REGISTRATION RIGHTS AGREEMENT

                              Dated as of [__], 2000

                                 by and between

                            The TriZetto Group, Inc.

                                       and

                             IMS Health Incorporated

            This REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of [__], 2000, by and between The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS").

                                    RECITALS

            WHEREAS, TriZetto, Elbejay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TriZetto ("MERGER SUB"), IMS and ERISCO Managed Care Technologies, Inc., a New York corporation and a wholly owned subsidiary of IMS ("ERISCO"), have entered into an Agreement and Plan of Reorganization, dated as of May 16, 2000 (the "MERGER AGREEMENT");

            WHEREAS, pursuant to the Merger Agreement, IMS will receive [____] shares of Common Stock, par value $0.001 per share, of TriZetto ("TRIZETTO COMMON STOCK");

            WHEREAS, in connection with TriZetto's previous issuance of an aggregate of 4,545,454 shares of Series A Preferred Stock, par value $0.001 per share, and 1,730,770 shares of Series B Preferred Stock, par value $0.001 per share, TriZetto entered into a First Amended and Restated Investor Rights Agreement, dated April 9, 1999 (the "INVESTOR RIGHTS AGREEMENT"), pursuant to which the purchasers of such preferred stock (the "VENTURE CAPITALISTS") were granted certain registration rights;

            WHEREAS, the Venture Capitalists continue to have registration rights relating to the 6,276,224 shares of TriZetto Common Stock which were issued upon the conversion of the shares of TriZetto preferred stock held by the Venture Capitalists on October 14, 1999;

            WHEREAS, pursuant to the Investor Rights Agreement, TriZetto has obtained the consents and any necessary waivers of the Venture Capitalists such that TriZetto may provide the registration rights set forth in this Agreement; and

            WHEREAS, TriZetto has agreed to provide the registration rights set forth in this Agreement;

            NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

1. DEFINITIONS.

            Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to such terms in the Merger Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

            "AICPA" shall mean the American Institute of Certified Public Accountants.

            "DEMAND REGISTRATION" shall have the meaning set forth in Section 2(a) hereof.

            "DEMAND REGISTRATION STATEMENT" shall have the meaning set forth in
Section 2(a) hereof.

            "EFFECTIVE TIME" shall mean the date on which the SEC declares a Registration Statement effective or on which such Registration Statement otherwise becomes effective.

            "ERISCO" shall have the meaning set forth in the Recitals.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            "INDEMNIFIED PERSON" shall have the meaning set forth in Section 6(a) hereof.

            "INVESTOR RIGHTS AGREEMENT" shall have the meaning set forth in the Recitals.

            "IMS" shall have the meaning set forth in the Preamble.

            "MERGER AGREEMENT" shall have the meaning set forth in the Recitals.

            "MERGER SUB" shall have the meaning set forth in the Recitals.

            "NASD RULES" shall mean the Rules of the National Association of Securities Dealers, Inc., as amended from time to time.

            "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            "PIGGYBACK REGISTRATION" shall have the meaning set forth in Section 3(a) hereof.

            "PROPOSED REGISTRATION" shall have the meaning set forth in Section 3(a) hereof.

            "PROSPECTUS" shall mean the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act) included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by TriZetto under the Exchange Act and incorporated by reference therein.

            "REGISTRATION EXPENSES" shall have the meaning set forth in Section 5(a) hereof.

            "REGISTRABLE SECURITIES" shall mean the TriZetto Common Stock issued to IMS in connection with the Merger, PROVIDED that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

            "REGISTRATION STATEMENT" shall mean any registration statement of TriZetto which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

            "RESTRICTED SECURITY" shall mean any security unless and until:

            (i) a registration statement with respect to the sale of such security shall have been declared effective under the Securities Act and such security shall have been disposed of in accordance with such registration statement,

            (ii) it is distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act,

            (iii) the provisions of Section 7(b) hereof apply, or

            (iv) such security shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act, new certificates for such security not bearing a legend restricting further transfer shall have been delivered by TriZetto and such security shall be freely transferable to the public without registration under the Securities Act.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SEC" shall mean the Securities and Exchange Commission.

            "TRIZETTO" shall have the meaning set forth in the Preamble.

            "TRIZETTO COMMON STOCK" shall have the meaning set forth in the Recitals.

            "UNDERWRITTEN", "UNDERWRITTEN REGISTRATION", "UNDERWRITTEN OFFERING" or "UNDERWRITTEN REGISTERED OFFERING" shall mean a registration in which securities of TriZetto are sold to an underwriter for re-offering to the public pursuant to an effective Registration Statement.

            "VENTURE CAPITALISTS" shall have the meaning set forth in the Recitals.

2.    DEMAND REGISTRATIONS.

            (a) NOTICE. At any time following the date two (2) years after the Closing Date, IMS shall have the right, on not more than three (3) occasions in the aggregate and no more frequently than once in any one (1) year period, to make a written request to TriZetto that TriZetto file a registration statement (a "DEMAND REGISTRATION STATEMENT") registering for offer and sale at least 20% of the Registrable Securities then held by it with the SEC under and in accordance with provisions of the Securities Act (a "DEMAND REGISTRATION"). All requests made pursuant to this paragraph will specify the aggregate number of the Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

            (b) RESTRICTIONS. Each Demand Registration Statement shall be filed as soon as possible after the date IMS makes the written request for registration under the preceding paragraph, so long as Registrable Securities are still outstanding at each such time; PROVIDED, HOWEVER, that TriZetto shall have the right to postpone the filing, or delay the effectiveness, of a Registration Statement, or fail to keep such Registration Statement continuously effective or not amend or supplement the Registration Statement or included Prospectus, (i) if TriZetto determines based upon the advice of counsel that it would be advisable to disclose in the Registration Statement material non-public information, and TriZetto shall have determined in good faith, and shall have provided written notice to IMS that such disclosure is not in the best interests of TriZetto and its stockholders or (ii) during the period commencing 30 days prior to the expected effective date, which date shall be determined by the managing underwriter of such public offering, and ending 90 days following the effective date, of any registration statement pertaining to an underwritten public offering of securities of TriZetto (other than a registration on Form S-4 relating solely to a SEC Rule 145 transaction, or a registration relating solely to employee benefit plans); PROVIDED FURTHER that in the case of clause (i) above, no one such postponement shall exceed 60 days and all such postponements in any one year period shall not exceed 120 days in the aggregate.

            (c) EFFECTIVENESS. TriZetto agrees to use its reasonable best efforts to cause each such Demand Registration Statement to be declared effective by the SEC within 45 calendar days after filing, and to keep it continuously effective for a period of 120 days following the dates on which each such Demand Registration Statement is declared effective or until all Registrable Securities included therein have been sold, if earlier.

            (d) PRIORITY OF SECURITIES IN DEMAND REGISTRATIONS. In connection with any underwritten Demand Registration, if the managing underwriter or underwriters advise TriZetto in writing that, in its or their reasonable opinion, the inclusion of the number of securities proposed to be registered exceeds the number which can be sold in such offering, TriZetto will include in such registration the number of securities which, in the opinion of such underwriter or underwriters, can be sold as follows: (i) first, the Registrable Securities requested to be included in such Demand Registration; (ii) second, the TriZetto Common Stock requested to be included in such Demand Registration by the Venture Capitalists, pro rata among the Venture Capitalists which have requested their TriZetto Common Stock to be included therein; (iii) third, any TriZetto Common Stock TriZetto proposes to sell; (iv) fourth, the TriZetto Common Stock requested to be included in such Demand Registration, pro rata among the holders of TriZetto Common Stock, other than the Venture Capitalists, which have requested their TriZetto Common Stock to be included therein; and (v) fifth, other TriZetto Common Stock requested to be included in such Demand Registration.

            (e) SELECTION OF UNDERWRITERS. TriZetto shall have the right, with respect to any Registration Statement to be filed as a result of a Demand Registration, to determine whether such registration shall be underwritten or not and to select any managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing and which will be reasonably acceptable to IMS.

            (f) WITHDRAWAL OF DEMAND REGISTRATION. IMS shall have the right to withdraw any request for registration pursuant to Section 2(a) hereof after the Registration Statement has been filed with the SEC, but prior to the time the Registration Statement in respect of such Registration has been declared effective, PROVIDED, HOWEVER, the Registration requested by IMS shall be deemed to have been effected (and, therefore, requested) for purposes of Section 2(a) hereof unless IMS pays all Registration Expenses (as defined in Section 5 hereof) in connection with the filing of the withdrawn Registration Statement.

3.    PIGGYBACK REGISTRATION RIGHTS.

            (a) RIGHTS TO PIGGYBACK. At any time following the date two (2) years after the Closing Date, subject to the last sentence of this paragraph, whenever TriZetto proposes to file a registration statement under the Securities Act (a "PROPOSED REGISTRATION") with respect to any proposed public offering by TriZetto or by any holders of TriZetto Common Stock (or securities convertible into or exchangeable or exercisable for TriZetto Common Stock) and the registration form to be used may be used for the registration of the Registrable Securities (a "PIGGYBACK REGISTRATION"), TriZetto will give prompt written notice to IMS of its intention to effect such a registration and will, subject to Section 3(b) below, include in such Piggyback Registration all Registrable Securities with respect to which TriZetto has received written request for inclusion therein within 15 days after receipt of TriZetto's notice. Registrable Securities with respect to which such requests for registration have been received will be registered by TriZetto and offered to the public pursuant to this Section 3 on the same terms and subject to the same conditions applicable to the registration in a Proposed Registration of TriZetto Common Stock to be sold by TriZetto or by persons selling under such Proposed Registration. Holders of Registrable Securities will not be entitled to include TriZetto Common Stock pursuant to this Section 3(a) in any Registration Statement pertaining to the registration of any securities of TriZetto in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans.

            (b) PRIORITY ON PIGGYBACK REGISTRATIONS. In connection with an underwritten Piggyback Registration, if the managing underwriter or underwriters advise TriZetto in writing that, in its or their reasonable opinion, the inclusion of the number of securities proposed to be registered exceeds the number which can be sold in such offering, TriZetto will include in such registration the number of securities which, in the opinion of such underwriter or underwriters, can be sold as follows: (i) first, the TriZetto Common Stock TriZetto proposes to sell or if the registration is in response to a demand registration right of a Person (other than IMS) whose registration rights require such a priority, the securities that the Person(s) demanding such registration propose or proposes to sell to the extent of such a priority, (ii) second, any securities requested to be included in such registration by the Venture Capitalists who exercise their rights to have their securities included in such registration, (iii) third, the Registrable Securities requested to be included in such registration, (iv) fourth, any securities requested to be included in such registration by a Person who exercises its rights to have its securities included in such registration, but only to the extent of such rights, pro rata among such Persons which have requested their securities to be included therein, and (v) fifth, other TriZetto Common Stock requested to be included in such registration.

            (c) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, TriZetto will select a managing underwriter or underwriters to administer the offering. As a condition to participation in such an offering, each holder of Registrable Securities shall execute an underwriting agreement in a customary form requested by such underwriter.

4.    REGISTRATION PROCEDURES.

            In connection with TriZetto's obligation to file Registration Statements pursuant to Sections 2 or 3 hereof, TriZetto shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto TriZetto shall:

            (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, furnish to IMS and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of IMS and such managing underwriters, and TriZetto shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which IMS or the managing underwriters, if any, shall reasonably object;

            (b) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by IMS or any underwriter of Registrable Securities or as may be required by the Securities Act or any rules or regulations promulgated thereunder or otherwise necessary to keep the Registration Statement effective for the applicable period;

            (c) cause the final Prospectus as supplemented to be filed pursuant to Rule 424 under the Securities Act if then required by the Securities Act;

            (d) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

            (e) notify IMS and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notification in writing:

                        (1) when the Prospectus or any Prospectus supplement or
            post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                        (2) of any request by the SEC for amendments or
            supplements to the Registration Statement or the Prospectus or for additional information,

                        (3) of the issuance by the SEC of any stop order
            suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                        (4) of the receipt by TriZetto of any notification with
            respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

                        (5) while such Registration Statement is in effect, of
            the happening of any event or the existence of any state of facts that requires the making of any changes in the Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to IMS to suspend the use of the Prospectus until the requisite changes have been made);

            (f) use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

            (g) if reasonably requested by IMS, as the case may be, or the managing underwriter, immediately incorporate in a Prospectus supplement or post-effective amendment such information as IMS, as the case may be, and the managing underwriters agree is required to be included therein pursuant to the Securities Act and the rules and regulations promulgated thereunder, relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering, including the plan of distribution therefor; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

            (h) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) (i) provide copies of such document to counsel to IMS and to the managing underwriters, if any, and (ii) make TriZetto's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for IMS or such underwriters may reasonably request; PROVIDED, HOWEVER, that nothing herein shall prevent TriZetto from filing any document that in the reasonable judgment of TriZetto, after consultation with counsel, is required to be filed under the Securities Act or the Exchange Act;

            (i) furnish to IMS and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

            (j) deliver to IMS and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; TriZetto consents (except during the continuance of any event described in Section 4(e)(5) above) to the use of the Prospectus and any amendment or supplement thereto by IMS and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto;

            (k) prior to any offering of Registrable Securities pursuant to any Registration Statement, (i) TriZetto shall register or qualify or cooperate with IMS and its or their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions of or within the United States of America as IMS or any underwriter reasonably requests in writing, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable IMS or the managing underwriters, if any, to complete its distribution of Registrable Securities pursuant to a Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; PROVIDED, HOWEVER, that in no event shall TriZetto be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 4(k) or (ii) file any general consent to service of process in any such jurisdiction where it is not as of the date hereof so subject;

            (l) cooperate with IMS and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such denominations and registered in such names as IMS or the managing underwriters may request at least two business days prior to the sale of Registrable Securities pursuant to the Registration Statement;

            (m) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities of or within the United States of America as may be necessary to enable IMS or the managing underwriters, if any, to consummate the disposition of such Registrable Securities;

            (n) if any fact contemplated by Section 4(e)(5) above shall exist, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, if the Board of Directors of TriZetto provides written notice to IMS that it has determined that it is advisable to disclose in the Registration Statement material non-public information, the disclosure of which TriZetto's Board of Directors believes would be materially harmful to TriZetto and its stockholders at that time, TriZetto shall not be required to prepare and file such amendment, supplement or document for such period as the Board of Directors of TriZetto believes such disclosure would be materially harmful to TriZetto; PROVIDED that such period shall be no more than sixty calendar days. If TriZetto notifies IMS of the occurrence of any event contemplated by Section 4(e)(5) above, IMS agrees, as a consequence of the inclusion of any of IMS's Registrable Securities in the Registration Statement, to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made;

            (o) use all reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be listed for quotation on the Nasdaq National Market or other stock exchange or trading system on which the Registrable Securities primarily trade on or prior to the Effective Time of the Registration Statement;

            (p) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith as may be reasonably requested by IMS and the managing underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                        (1) make such representations and warranties to IMS and
            the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings;

                        (2) obtain opinions of counsel to TriZetto and
            bring-downs of such opinions, which counsel shall be reasonably satisfactory to IMS and to the managing underwriters, if any, and which opinions (in form, scope and substance) shall be customary and shall be reasonably satisfactory to IMS and to the managing underwriters, if any, and addressed to IMS and the underwriters, if any, covering: (i) in the case of an underwritten offering, the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by IMS and the underwriters (it being agreed that the matters to be covered shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Registration Statement or most recent post-effective amendment thereto, as the case may be, a statement as to, to the knowledge of such counsel, the absence from the Registration Statement and the Prospectus, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein not misleading), and (ii) in the case of offerings not involving an underwriter, the matters customarily covered in opinions requested in the type of offering involved, and, in the case of (i) or (ii), stating that the Registration Statement complies, as to form, with the requirements of the Securities Act;

                        (3) to the extent permitted by the rules of the AICPA,
            obtain "cold comfort" letters and updates thereof from the independent public accountants of TriZetto (and, if necessary, from the independent public accountants of any Subsidiary of TriZetto or of any business acquired by TriZetto for which financial statements and financial data are, or are required to be, included in the Registration Statement) addressed to IMS and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings;

                        (4) if an underwriting agreement is entered into, the
            same shall set forth customary indemnification and contribution provisions and procedures; PROVIDED, that such provisions and procedures shall be at least as favorable to IMS in every material respect as the provisions of Section 6 hereof; and

                        (5) TriZetto shall deliver such documents and
            certificates as may be reasonably requested by IMS and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 4(p)(1) above and to evidence compliance with any conditions contained in the underwriting agreement or other agreement entered into by TriZetto.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

            (q) make available for inspection by IMS and any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by IMS or such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of TriZetto and its Subsidiaries, cause the officers, directors, agents and employees of TriZetto and its Subsidiaries to supply all information in each case reasonably requested by IMS or any such underwriter, attorney or accountant in connection with the Registration Statement, provide IMS and any such underwriter, attorney or accountant with opportunities to discuss the business of TriZetto and its Subsidiaries with TriZetto's officers and provide IMS and any such underwriter, attorney or accountant with opportunities to discuss the business of TriZetto and its Subsidiaries with the independent public accountants who have certified TriZetto's most recent annual financial statements in each case, as is customary for similar due diligence investigations; PROVIDED that any records, information or documents that are designated in writing by TriZetto, in good faith, as confidential shall be kept confidential by such Persons unless disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and PROVIDED FURTHER that, if the foregoing inspection and information gathering would otherwise disrupt TriZetto's conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of IMS and the other parties entitled thereto by one counsel designated by and on behalf of IMS and other parties; and, PROVIDED, FURTHER, that nothing herein shall require any waiver by TriZetto of any attorney-client privilege;

            (r) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of TriZetto and its Subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder (including, at the option of TriZetto, Rule 158);

            (s) in the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" (as defined in Rule 2720(b)(1) of the NASD Rules (or any successor provision thereto)) of TriZetto or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by a Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, TriZetto shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof, and (C) providing such information to such broker-dealer as may reasonably be required in order for such broker-dealer to comply with the requirements of the NASD Rules;

            (t) use its reasonable efforts to assist IMS and the underwriters, if any, in marketing the Registrable Securities, including causing its executive officers to participate in such "road show" presentations and conference calls as may be customary in the marketing of equity securities; PROVIDED, HOWEVER, that IMS shall cause the managing underwriters or placement agents of any Securities to give such executives reasonable advance notice concerning the scheduling of any such presentation or call; PROVIDED, FURTHER, that such presentations and conference calls shall be scheduled with the understanding that the regular responsibilities of such executive officers will take priority over any such activities; and

            (u) take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by the Registration Statement contemplated hereby.

            TriZetto may require IMS to furnish to TriZetto such information regarding IMS and the distribution of such securities as is required to be disclosed in the Registration Statement.

            IMS agrees by acquisition of such Registrable Securities that, upon receipt of any notice from TriZetto of the happening of any event of the kind described in Section 4(e)(5) hereof, IMS will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until IMS's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 4(n) hereof, or until it is advised in writing by TriZetto that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by TriZetto, IMS will deliver to TriZetto (at TriZetto's expense) all copies, other than permanent file copies then in IMS's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; PROVIDED that nothing in this paragraph shall prohibit or restrict IMS from effecting sales or transfers otherwise than under a Registration Statement. In the event TriZetto shall give any such notice, the time periods mentioned in Section 2(c) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when IMS either receives the copies of the supplemented or amended prospectus contemplated by Section 4(n) hereof or is advised in writing by TriZetto that the use of the Prospectus may be resumed.

5.    REGISTRATION EXPENSES.

            (a) All expenses incident to TriZetto's performance of, or compliance, with this Agreement, including without limitation:

                        (1) all registration and filing fees (including with
            respect to filings required to be made with the National Association of Securities Dealers);

                        (2) fees and expenses of compliance with securities or
            blue sky laws of or within the United States of America (including reasonable fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or IMS may designate);

                        (3) printing, messenger, telephone, delivery,
            distribution and reproduction expenses;

                        (4) fees and disbursements of counsel for TriZetto
            (including the expenses of any opinions required by or incident to such performance);

                        (5) fees and disbursements of all independent certified
            public accountants of TriZetto (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                        (6) fees and disbursements of underwriters (excluding
            discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any person other than TriZetto); and

                        (7) fees and expenses of other Persons retained by
            TriZetto

(all such expenses being, herein called "REGISTRATION EXPENSES") will be borne by TriZetto, regardless whether the Registration Statement becomes effective.

            To the extent that any Registration Expenses are reasonably incurred, assumed or paid by IMS or any underwriter, TriZetto shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a written request therefor, which shall specify in reasonable detail the nature and amount of the Registration Expenses.

            TriZetto will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, rating agency fees, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by TriZetto are then listed and the fees and expenses of any Person, including special experts, retained by TriZetto.

            (b) In connection with each Registration Statement required hereunder, TriZetto shall not be responsible for the payment of any transfer taxes relating to the sale or disposition of the Registrable Securities by IMS or for any underwriting discounts and commissions attributable to the sale of Registrable Securities by or on behalf of IMS.

6.    INDEMNIFICATION.

            (a) INDEMNIFICATION BY TRIZETTO. In the event of any registration of securities of TriZetto under the Securities Act, TriZetto shall indemnify and hold harmless (i) in the case of any registration of Registrable Securities hereunder, IMS and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each Person who controls IMS or such underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) in the case of any registration statement of TriZetto, IMS, its directors and officers and each Person who controls IMS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "INDEMNIFIED PERSON") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by TriZetto to any Indemnified Person, or any amendment or supplement thereto, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (z) the failure of TriZetto to comply with applicable law or the breach by TriZetto of this Agreement, and TriZetto hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that TriZetto shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to TriZetto by such Indemnified Person expressly for use therein; PROVIDED FURTHER, HOWEVER, that the indemnification obligations hereunder with respect to any preliminary prospectus shall not inure to the benefit of any underwriter, selling agent or other securities professional from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased any securities, or any person controlling such underwriter, selling agent or other securities professional, if a copy of the final prospectus (as then amended or supplemented if TriZetto shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such underwriter, selling agent or other securities professional to such person, if such is required by law, at or prior to written confirmation of the sale of such security to such person, and if the final prospectus (as so amended or supplemented) would have corrected the defect and given rise to such loss, liability, claim, damage or expense.

            (b) INDEMNIFICATION BY IMS AND ANY UNDERWRITERS. IMS agrees, as a consequence of the inclusion of any of IMS's Registrable Securities in such Registration Statement, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless TriZetto, its directors, officers who sign the registration statement and each person, if any, who controls TriZetto within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which TriZetto or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus, or any amendment or supplement, (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to TriZetto by IMS or such underwriter, selling agent or other securities professional expressly for use therein, or (z) the failure of IMS to comply with applicable law or the breach by IMS of this Agreement, and (ii) reimburse TriZetto for any legal or other expenses reasonably incurred by TriZetto in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6, except to the extent the indemnifying party is prejudiced by the omission. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (to the extent that the indemnified party is an actual or reasonably likely potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) CONTRIBUTION. If the indemnification provided for in this
Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if IMS or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of IMS and any underwriters, selling agents or other securities professionals in this Section 6(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

            (e) Notwithstanding any other provision of this Section 6, in no event will (i) IMS be required to undertake liability to any person under this
Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by IMS from the sale of its Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or (ii) any underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.

            (f) The obligations of TriZetto under this Section 6 shall be in addition to any liability which TriZetto may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to TriZetto. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

7. RULE 144.

            (a) TriZetto covenants that it will use its reasonable best efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if TriZetto is not required to file such reports, it will, upon the request of IMS make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as IMS may reasonably request, all to the extent required from time to time to enable IMS to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC, including providing any legal opinions as to the exemptions under Rule 144. Upon the request of IMS TriZetto will deliver to IMS a written statement as to whether it has complied with such information and requirements.

            (b) A security ceases to be a Restricted Security when IMS is permitted to sell such security to the public without restriction pursuant to Rule 144(k) (or any similar provisions then in force). The determination as to whether IMS is permitted to sell such security to the public without restriction pursuant to Rule 144(k) (including, without limitation, the determination as to whether IMS is an "affiliate" of TriZetto, as such term is used in Rule 144), shall be made promptly and in good faith by counsel to IMS and counsel to TriZetto at such time as IMS seeks to sell such security to the public pursuant to Rule 144(k).

8.    APPROVAL FOR LISTING.

            Promptly after the date hereof and after any subsequent increase in the number of Registrable Securities, TriZetto shall take all necessary action to cause all of the Registrable Securities to be approved for listing, subject to official notice of issuance, on the Nasdaq National Market or other securities exchange or dealer quotation system on which the TriZetto Common Stock may then be listed or authorized for quotation.

9.    TERM OF REGISTRATION RIGHTS.

            The rights of IMS with respect to the registration rights granted pursuant to this Agreement shall remain in effect, subject to the terms hereof, until the earlier of (i) ten (10) years after the Closing Date and (ii) the date on which there are no Registrable Securities or securities which are convertible or exchangeable for Registrable Securities issued and outstanding.

10.   FURTHER AGREEMENTS.

            (a) TriZetto will not file any registration statement under the Securities Act unless it shall first have given to IMS for so long as IMS owns beneficially (as such term is defined in the Exchange Act) 10% or more of the TriZetto Common Stock outstanding or is otherwise deemed to be a control person under the Securities Act, at least 10 days' prior written notice thereof and, if so requested by IMS within 10 days after such notice, IMS shall have the right, at any time when, in the reasonable judgment of IMS IMS is or might be deemed a controlling person of TriZetto within the meaning of the Securities Act, (a) to participate in the preparation and filing of each such registration statement at the sole cost and expense of IMS and (b) to receive signed copies of the documents specified in Section 4 hereof addressed to IMS. If any such registration statement refers to IMS by name or otherwise as the holder of any securities of TriZetto, then IMS shall have the right (in addition to any other rights it may have under this Agreement) to require, in the event that such reference to IMS by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the references to IMS.

            11. MISCELLANEOUS.

            (a) REMEDIES. IMS, in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. TriZetto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (b) REGISTRATION RIGHTS OF OTHER PERSONS. TriZetto may grant to any Person other than IMS the right to request a registration of securities of TriZetto under the Securities Act or the right to be included as a selling stockholder in connection with any registration of Registrable Securities; PROVIDED, HOWEVER, that the granting of any such rights shall not conflict with or otherwise alter any rights granted to IMS hereunder. TriZetto hereby represents and warrants to IMS that it has obtained the consents or approvals of the Venture Capitalists necessary to enter into this Agreement and to grant
IMS its rights hereunder.

            (c) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. TriZetto will not intentionally take any action, or permit any change to occur, with respect to the Registrable Securities which would (i) adversely affect the ability of IMS to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability of such Registrable Securities in any such registration.

            (d) AMENDMENTS AND WAIVERS. This Agreement, including this Section 11(d), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by TriZetto and IMS. Each holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 11(d), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such holder.

            (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery

             if to IMS:       IMS Health Incorporated
                              200 Nyala Farms
                              Westport, Connecticut 06880
                              Attention: Chief Executive Officer
                              Telecopy: (203) 222-4247
            with copies to:   IMS Health Incorporated
                              200 Nyala Farms
                              Westport, Connecticut 06880
                              Attention:  David Stevens
                              Jared Finkelstein
                              Telecopy: (203) 222-4268
            and to:           Sullivan & Cromwell
                              125 Broad Street
                              New York, New York 10004
                              Attention: Alan J. Sinsheimer
                                         Keith A. Pagnani
                              Telecopy:  (212) 558-3588

            if to TriZetto:   The TriZetto Group, Inc.
                              567 San Nicolas Drive, Suite 367
                              Newport Beach, California 92660
                              Attention: Christine A. Miller
                              Telecopy:  (949) 219-2197

            and to:           Stradling Yocca Carlson & Rauth
                              660 Newport Center Drive, Suite 1600
                              Newport Beach, CA  92660-6422
                              Attention:  K.C. Schaaf
                                          Michael E. Flynn
                              Telecopy:   (949) 725-4100

and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(e).

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

            (f) PARTIES IN INTEREST; BENEFITS OF REGISTRATION RIGHTS. The parties to this Agreement intend that IMS shall be entitled to receive the benefits of this Agreement and that IMS shall be bound by the terms and provisions of this Agreement by reason of its election with respect to the Registrable Securities which are included in a Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee(s) of IMS shall acquire at least 10% of the Registrable Securities in accordance with this Agreement and the Stockholder Agreement dated concurrently herewith, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, IMS and such transferee(s) may, without any further writing or action of any kind, jointly exercise the registration rights hereunder in such manner and in such proportion as IMS shall determine and, if such transferee jointly exercises such registration rights with IMS hereunder, such transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

            (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any provisions relating to conflicts of laws.

            (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            (k) SURVIVAL. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of IMS, any director or officer of IMS, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of IMS.

            (l) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by TriZetto with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              THE TRIZETTO GROUP, INC.


                              By:  _______________________
                                   Name:
                                   Title:



                              IMS HEALTH INCORPORATED


                              By:  _______________________
                                   Name:
                                   Title:

                                                                    Exhibit E to
                                            Agreement and Plan of Reorganization

                              STOCKHOLDER AGREEMENT


            THIS STOCKHOLDER AGREEMENT (this "AGREEMENT") is entered into as of __________, 2000, by and between The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS").

            WHEREAS, TriZetto, Elbejay Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of TriZetto ("MERGER SUB"), IMS and ERISCO Managed Care Technologies, Inc., a New York corporation and wholly owned subsidiary of IMS ("ERISCO"), have entered into an Agreement and Plan of Reorganization, dated as of May ___, 2000 (the "MERGER AGREEMENT"), providing for, among other things, the merger of Erisco with and into Merger Sub (the "MERGER");

            WHEREAS, the respective boards of directors of each of TriZetto and IMS have approved this Agreement;

            WHEREAS, in connection with the Merger, TriZetto will issue shares of capital stock of TriZetto to IMS;

            WHEREAS, concurrently with the execution and delivery of this Agreement, the parties hereto are entering into a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") with respect to the shares of capital stock of TriZetto to be issued to IMS in connection with the Merger;

            WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the consummation of the Merger; and

            WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements as provided in this Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. CERTAIN DEFINITIONS. (a) Capitalized terms that are used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

            (b) For the purposes of this Agreement, the following terms shall have the following meanings:

            "AFFILIATE" and "ASSOCIATE" when used with reference to any Person shall have the meanings assigned to such terms in Rule 12b-2 of the Exchange Act as in effect of the date hereof; PROVIDED, that TriZetto and its Subsidiaries and the officers and directors of TriZetto and its Subsidiaries who are not the IMS Director and who are not directors or officers of IMS or any of its Subsidiaries shall not, solely as a result of holding such office of TriZetto or any of its Subsidiaries, be deemed Affiliates or Associates of IMS for purposes of this Agreement.

            A Person shall be deemed the "BENEFICIAL OWNER", and to have "BENEFICIAL OWNERSHIP" of, and to "BENEFICIALLY OWN," any securities as to which such Person is or may be deemed to be the beneficial owner pursuant to Rule 13d-3 and 13d-5 under the Exchange Act, as such rules are in effect on the date of this Agreement, as well as any securities as to which such Person has the right to become the Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a BONA FIDE public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; PROVIDED, HOWEVER, that no Person shall be deemed the "Beneficial Owner" or to have "Beneficial Ownership" of, or to "Beneficially Own," any Shares solely by virtue of the rights set forth in Section 6; PROVIDED, FURTHER, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to "Beneficially Own", any Shares (i) solely because such Shares have been tendered pursuant to a tender or exchange offer made by such Person, or any of such Person's Affiliates or Associates, until such tendered Shares are accepted for payment or exchange or (ii) solely because such Person, or any of such Person's Affiliates or Associates, has or shares the power to vote or direct the voting of such Shares pursuant to a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report). For purposes of this Agreement, in determining the percentage of the outstanding Shares with respect to which a Person is the Beneficial Owner, all Shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

            "BOARD" shall mean the Board of Directors of TriZetto.

            "CHANGE OF CONTROL" shall mean, with respect to any party, any transaction or event in connection with a plan pursuant to which (i) all or substantially all of the assets of or (ii) equity interests in such party that have the power to cast at least 50% of the votes entitled to be cast in elections of directors (or similar officials) of such party, shall be exchanged for, converted into or acquired for or constitute the right to receive securities, cash or other property (whether by means of a tender or exchange offer, reclassification, consolidation, merger, sale or other disposition of such assets or such equity interests, compulsory exchange of equity interests, liquidation or otherwise). In the case of a Change in Control effected through a series of transactions or events, such Change in Control shall be deemed to have occurred when (i) substantially all of the assets of such party or (ii) equity interests in such party that have the power to cast at least 50% of the votes entitled to be cast in elections of directors (or similar officials) of such party, shall be exchanged for, converted into or acquired for or constitute the right to receive securities, cash or other property.

            "GROUP" shall have the meaning assigned to such term in Rule 13d-5 under the Exchange Act as in effect on the date hereof.

            "MINIMUM SHARE PERCENTAGE" shall mean, as of any date, 10% of the Outstanding Shares as of such date.

            "OUTSTANDING SHARES" shall mean, as of any date, the issued and outstanding Shares as of such date, excluding any treasury Shares.

            "PERMITTED TRANSFER" shall have the meaning set forth in Section 5.

            "SHARES" shall mean TriZetto Common Stock and any other shares of common stock of TriZetto.

            "SUBSIDIARY" shall mean, with respect to any Person, any entity at least 50% of the Voting Securities of which are owned directly or indirectly by such Person.

            "TRIZETTO COMMON STOCK" shall mean the Common Stock, par value $0.001 per share, of TriZetto.

            "TRANSFER" shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, or other disposition or encumbrance, PROVIDED, that a Transfer shall not include any sale, transfer, assignment, or other disposition by operation or succession of law, merger or otherwise.

            "VOTING SECURITIES" shall mean any securities entitled to vote in the ordinary course in the election of directors or of Persons serving in a similar governing capacity of any partnership, limited liability company or other entity, including the voting rights attached to such securities.

            2. REPRESENTATIONS OF IMS. As of the date hereof, IMS represents and warrants to TriZetto that:

            (a) IMS does not Beneficially Own any Shares other than those Shares to be issued to IMS in connection with the Merger;

            (b) IMS has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by IMS have been duly authorized by all necessary corporate action on the part of IMS;

            (c) this Agreement has been duly executed and delivered by IMS and is the valid and binding obligation of IMS, enforceable in accordance with its terms, except that such enforceability may be subject to the Bankruptcy and Equity Exception;

            (d) no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by IMS in connection with the execution and delivery of this Agreement, except those that have been made or obtained or where the failure to obtain such consents, approvals, orders, authorizations, registrations, declarations or filings, would not prevent IMS from performing its obligations under this Agreement or the Merger Agreement and is not reasonably likely to have a Material Adverse Effect on IMS or Erisco; and

            (e) neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with the provisions hereof will conflict with, or result in any violations of, or cause a breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of IMS or Erisco under, any term, condition or provision of (A) the certificate of incorporation or bylaws of IMS or (B) any Contract, permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IMS or Erisco or their respective properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges, or encumbrances which, individually or in the aggregate, would not prevent IMS from performing its obligations under this Agreement or the Merger Agreement and is not reasonably likely to have a Material Adverse Effect on IMS or Erisco.

            3. REPRESENTATIONS OF TRIZETTO. As of the date hereof, TriZetto represents and warrants to IMS that:

            (a) TriZetto has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by TriZetto and the consummation by TriZetto of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TriZetto;

            (b) this Agreement has been duly executed and delivered by TriZetto and is the valid and binding obligation of TriZetto, enforceable in accordance with its terms, except that such enforceability may be subject to the Bankruptcy and Equity Exception;

            (c) no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by TriZetto or any of the TriZetto Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except those that have been made or obtained or where the failure to obtain such consents, approvals, orders, authorizations, registrations, declarations or filings, would not prevent TriZetto from performing its obligations under this Agreement or the Merger Agreement and is not reasonably likely to have a Material Adverse Effect on TriZetto;
and

            (d) neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with the provisions hereof will conflict with, or result in any violations of, or cause a breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of TriZetto or any of the TriZetto Subsidiaries under, any term, condition or provision of (A) the certificate or articles of incorporation or bylaws of TriZetto or any of the TriZetto Subsidiaries or (B) any Contract, permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TriZetto or any of the TriZetto Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate would not prevent TriZetto from performing its obligations under this Agreement or the Merger Agreement and is not reasonably likely to have a Material Adverse Effect on TriZetto.

            4. STANDSTILL PROVISIONS.

            4.1 From the date hereof until the earlier of (i) the fourth anniversary of the Closing Date or (ii) the date on which (A) a Change of Control of TriZetto shall have occurred, or (B) TriZetto shall have publicly announced, directly or indirectly, its willingness to consider a transaction that would constitute a Change of Control of TriZetto, IMS, without the prior written consent of TriZetto, shall not, and shall not suffer or permit any Subsidiaries of IMS to, whether acting alone or in concert with others:

            (a) initiate or propose any stockholder proposal or participate in the making of, or solicit stockholders for the approval of, one or more stockholder proposals relating to TriZetto;

            (b) seek the removal of any directors or a change in the composition or size of the Board;

            (c) form, join or participate in a Group with respect to any Shares, other than a Group consisting solely of IMS and Affiliates or Associates of IMS;

            (d) deposit any Shares into a voting trust or (except as provided in this Agreement) subject any Shares to any arrangement or agreement with respect to the voting or Transfer thereof, other than any such trust, arrangement or agreement (i) the only parties to or beneficiaries of which are IMS or any Affiliates or Associates of IMS and (ii) the terms of which prohibit any party thereto from acting in a manner inconsistent with this Agreement; PROVIDED, that all of the Shares deposited into any such trust or subjected to any such arrangement or agreement shall be deemed to be Beneficially Owned by IMS or Affiliates or Associates of IMS for all purposes of this Agreement;

            (e) except for Shares issued to IMS in connection with the Merger, acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase, gift or otherwise, Beneficial Ownership of any Shares (the "STOCK LIMITATION"); or

            (f) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules or regulations of the Securities Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any Voting Securities of TriZetto;

            (g) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions), any merger, business combination, recapitalization, restructuring, liquidation or other extraordinary transaction involving TriZetto or its securities or assets;

            (h) take any action which might force TriZetto to make a public announcement regarding any of the types of matters set forth in paragraphs (a) through (g) above;

            (i) enter into discussions or arrangements with any third party with respect to any of the foregoing;

            (j) request publicly TriZetto or any of its Affiliates or Associates, directly or indirectly, to amend or waive any provision of this
Section 4; or

            (k) advise, assist (including by knowingly providing or arranging financing for that purpose) or knowingly encourage, induce or attempt to encourage or induce any other Person to take any actions referred to in the foregoing paragraphs (a) through (j).

            4.2 No violation of Section 4.1(e) shall be deemed to occur as a result of the acquisition by IMS, or any Affiliate or Associate of IMS, of Beneficial Ownership of Shares in excess of the Stock Limitation (i) as a result of (A) any stock repurchase or similar transaction undertaken by TriZetto or its Affiliates that shall cause IMS's percentage ownership in the Shares to exceed the Stock Limitation even though the number of Shares Beneficially Owned by IMS and its Affiliates and Associates remains unchanged; (B) any acquisition of Voting Securities of another corporation by IMS or any Affiliate or Associate of IMS in a BONA FIDE acquisition of a business, the primary purpose of which is not to acquire Shares, which results in IMS or any such Affiliate or Associate becoming the Beneficial Owner of additional Shares; or (C) any stock split, stock dividend or other distribution relating to Shares; or (ii) in the event that TriZetto invites, requests or otherwise solicits IMS or any of its Affiliates or Associates to acquire, offer to acquire or agree to acquire, by purchase or otherwise, Beneficial Ownership of such Shares.

            4.3 The provisions of Section 4.1 shall apply to and be binding upon any Person to whom IMS Transfers Beneficial Ownership of Shares representing at least the Minimum Share Percentage as of the date of such Transfer. As a condition to any Transfer referred to in the immediately preceding sentence, such Transferee shall, prior to such Transfer, agree in writing to be bound by the provisions of this Agreement. Any such Transfer without compliance with the immediately preceding sentence shall be null and void and such transferee shall acquire no rights with respect to such Shares.

            5. SHARE TRANSFERS.

            5.1 From the date hereof until the earlier of (i) the date two (2) years after the Closing Date, (ii) the date on which IMS ceases to Beneficially Own a number of Shares at least equal to ten percent (10%) of the Outstanding Shares as of the Closing Date, or (iii) the date on which a Change of Control of TriZetto shall have occurred (the "RESTRICTED PERIOD"), IMS shall not, without the prior written consent of TriZetto, Transfer any Shares that are Beneficially Owned by IMS, except for a Transfer that complies with any of the following subsections (each such Transfer, a "PERMITTED TRANSFER"):

            (a) a Transfer of all or any of such Shares to any Affiliate of IMS; PROVIDED, that contemporaneously with any such Transfer, such Affiliate becomes a party to a counterpart of this Agreement;

            (b) a Transfer of all or any of such Shares in a BONA FIDE pledge of such Shares to a financial institution to secure borrowings as permitted by applicable Law; PROVIDED, that contemporaneously with such pledge such financial institution agrees with TriZetto that upon any foreclosure on such pledge it, and any transferee pursuant to any disposition following default, shall be bound by the obligations of IMS under this Agreement; or

            (c) a Transfer of all or any of such Shares to any Person who has commenced a tender or exchange offer for Shares that the Board has recommended that the holders of Shares accept.

            6. RIGHT OF FIRST REFUSAL

            6.1 For the period commencing upon the termination of the Restricted Period and continuing until the date on which IMS ceases to Beneficially Own a number of Shares at least equal to ten percent (10%) of the Outstanding Shares as of the Closing Date (the "RIGHT OF FIRST REFUSAL PERIOD") (unless at any time after the date of this Agreement a Change of Control of TriZetto shall have occurred), if IMS or any of its Affiliates propose to Transfer Beneficial Ownership of (i) Shares representing in the aggregate at least the Minimum Share Percentage as of the date of the Right of First Refusal Notice (as defined in Section 6.1(a)), or (ii) Shares, together with all other Shares Beneficially Owned by the transferee, would result in such transferee having in the aggregate Beneficial Ownership of at least the Minimum Share Percentage as of the date of the First Refusal Notice, it shall give TriZetto the opportunity, in the following manner, to purchase such Shares and shall not effect any proposed Transfer without complying with the following procedures:

            (a) NOTICE; IRREVOCABLE OFFER. IMS shall give written notice (the "RIGHT OF FIRST REFUSAL NOTICE") to TriZetto of its or any of its Affiliates' intent to Transfer such Shares, the number of Shares proposed to be Transferred (the "FIRST REFUSAL SHARES") and the price, the identity of proposed transferees, proposed payment terms and other terms (the "OFFER TERMS") on which IMS or such Affiliate proposes to Transfer such Shares. Each Right of First Refusal Notice shall constitute an irrevocable offer by IMS or such Affiliate to sell to TriZetto the First Refusal Shares on the Offer Terms and the other terms and conditions set forth in this Section 6.

            (b) EXERCISE; CLOSING. TriZetto shall have the right to purchase all but not less than all of the First Refusal Shares on the Offer Terms; PROVIDED that TriZetto shall be required to pay all consideration for the First Refusal Shares in cash in the event that the Offer Terms include any non-cash consideration. The cash payable with respect to any non-cash consideration shall be the fair market value of such non-cash consideration as mutually agreed by the parties. TriZetto may exercise such right by giving written notice (a "TRIZETTO ACCEPTANCE NOTICE") to IMS, within 20 days after the date of receipt by TriZetto of a Right of First Refusal Notice, which shall state that TriZetto is electing to purchase all of the First Refusal Shares on the Offered Terms. The TriZetto Acceptance Notice shall constitute an irrevocable commitment to purchase from IMS or such Affiliate the First Refusal Shares on the Offer Terms and the other terms and conditions set forth in this Section 6. The closing of any purchase by and sale to TriZetto of the First Refusal Shares shall take place, to the extent legally practicable, on such date that is no less than 5 and no more than 30 days following the date of the TriZetto Acceptance Notice, as TriZetto and IMS shall mutually agree. The closing shall be held at 10:00 a.m., local time, at the principal office of TriZetto. At such closing: (i) IMS shall deliver to TriZetto certificates representing the First Refusal Shares being sold (or affidavits of loss in lieu thereof), free and clear of any Lien;
(ii) TriZetto shall deliver to IMS the cash consideration to be paid for such First Refusal Shares in accordance with this Section 6.1(b); and (iii) IMS and TriZetto shall execute or cause to be executed such other documents and take or cause to be taken such other actions as shall be reasonably necessary to consummate the purchase and sale of the First Refusal Shares on the terms contemplated by the Offer Terms and the other terms and conditions set forth in this Section. TriZetto and IMS each will pay any costs that it incurs in complying with the obligations set forth in this paragraph.

            (c) NON-EXERCISE. If TriZetto fails to elect to purchase all the First Refusal Shares within the 20-day time period specified in paragraph (b) of this Section, then IMS or such Affiliate (i) shall be under no obligation to sell any of the First Refusal Shares to TriZetto, unless IMS or such Affiliate so elects, and (ii) may, within a period of 120 days from and after the date of the Right of First Refusal Notice, Transfer all or less than all of the First Refusal Shares to a proposed transferee for a price and on terms and conditions not materially less favorable to IMS or such Affiliate than those set forth in the Offer Terms.

            (d) SUBSEQUENT APPLICATION. If TriZetto does not elect to purchase all the First Refusal Shares on the Offer Terms and IMS or such Affiliate shall not have consummated the Transfer of all of the First Refusal Shares to a third party or third parties prior to the expiration of the 120-day period specified in the foregoing paragraph (c), then the provisions of this Section 6 shall again apply, and IMS or such Affiliate shall not Transfer any of such First Refusal Shares not so Transferred during the Right of First Refusal Period without again complying with this Section.

            6.2 The obligations of IMS and its Affiliates pursuant to this
Section 6 shall not apply to (i) any Permitted Transfer and (ii) a Transfer of all or any of such Shares in a BONA FIDE firm commitment public offering registered under the Securities Act of 1933, as amended, PROVIDED that IMS will use its reasonable best efforts, and will instruct the managing underwriters to use their reasonable best efforts, to achieve a broad public distribution of the Shares.

            6.3 TriZetto may assign its rights under this Section 6 if (i) TriZetto desires to exercise such rights and (ii) TriZetto is prohibited from exercising such rights under applicable Delaware law.

            7. RIGHT OF FIRST OFFER.

            7.1 During the Right of First Refusal Period (unless at any time after the date of this Agreement a Change of Control of TriZetto shall have occurred), if IMS or any of its Affiliates proposes to Transfer Beneficial Ownership of any Shares, IMS or such Affiliate shall comply with the following procedures:

            (a) NOTICE; CONSULTATION. IMS or such Affiliate shall give written notice (the "FIRST OFFER NOTICE") to TriZetto of its intent to Transfer such Shares and the number of Shares proposed to be Transferred (the "FIRST OFFER SHARES") and, if known, the proposed transferee. For a period of 20 days following TriZetto's receipt of a First Offer Notice, IMS or such Affiliate shall discuss in good faith with TriZetto the possibility of effecting such a transaction with TriZetto, and during such 20-day period, IMS or such Affiliate shall negotiate in good faith and exclusively with TriZetto to determine whether it is possible to agree to such a transaction with TriZetto, but neither party shall be obligated to enter into any agreement to do so.

            (b) TRIZETTO OFFER; ACCEPTANCE. In the event that IMS or such Affiliate and TriZetto shall not have agreed on the terms of a transaction with respect to the First Offer Shares, TriZetto shall, at or prior to the conclusion of such 20-day period, deliver to IMS either (i) a statement of TriZetto's final offer price with respect to the First Offer Shares (a "TRIZETTO OFFER Notice"), which notice shall constitute an irrevocable offer by TriZetto to IMS or such Affiliate to acquire all of the First Offer Shares in cash at such price, or
(ii) a written notice stating that TriZetto is not interested in making a final offer for the First Offer Shares (a "TRIZETTO REJECTION NOTICE"). In the event that IMS or such Affiliate elects to sell the First Offer Shares to TriZetto pursuant to the TriZetto Offer Notice, it shall provide written notice to such effect (an "IMS ACCEPTANCE NOTICE") to TriZetto within 2 days of receipt of the TriZetto Offer Notice. The closing of any purchase by and sale to TriZetto of the First Offer Shares shall take place, to the extent legally practicable, on such date that is no less than 5 and no more than 30 days following the date of the IMS Acceptance Notice, as TriZetto and IMS or such Affiliate shall mutually agree. The closing shall be held at 10:00 a.m., local time, at the principal office of TriZetto. At such closing: (i) IMS or such Affiliate shall deliver to TriZetto certificates representing the First Offer Shares being sold (or affidavits of loss in lieu thereof), free and clear of any Lien; (ii) TriZetto shall deliver to IMS or such Affiliate the cash consideration to be paid for such First Offer Shares in accordance with the TriZetto Offer Notice; and (iii) IMS or such Affiliate and TriZetto shall execute or cause to be executed such other documents and take or cause to be taken such other actions as shall be reasonably necessary to consummate the purchase and sale of the First Offer Shares on the terms contemplated by the TriZetto Offer Notice and the other terms and conditions set forth in this Section. TriZetto and IMS or such Affiliate each will pay any costs that it incurs in complying with the obligations set forth in this paragraph. In the event that IMS or such Affiliate elects not to sell the First Offer Shares to TriZetto pursuant to the TriZetto Offer Notice, it shall provide written notice to such effect (an "IMS REJECTION NOTICE") within 2 days of receipt of the TriZetto Offer Notice.

            (c) TRANSFERS TO THIRD PARTIES. In the event that the First Offer Shares are not acquired by TriZetto pursuant to Sections 7.1(a) or 7.1(b), for a period of one hundred twenty (120) days from the date of delivery of either (i) an IMS Rejection Notice or (ii) a TriZetto Rejection Notice, IMS or such Affiliate shall be free to negotiate and to initiate and hold discussions with other potential purchasers, and to consummate a sale of any or all of the First Offer Shares to one or more third parties; PROVIDED, HOWEVER, that if TriZetto has delivered a TriZetto Offer Notice, the purchase price of such First Offer Shares payable by each such third party must be at least equal to the purchase price thereof set forth in such TriZetto Offer Notice, and all other terms and conditions shall not be materially less favorable to IMS or such Affiliate than those contained in the TriZetto Offer Notice; PROVIDED, FURTHER, that if the closing of any such purchase is subject to the making of any necessary filings with, the expiration of any applicable waiting periods imposed by, or obtaining any approvals from, any Governmental Entities, such purchase may be consummated at any time prior to 20 days after the expiration of such waiting period or the granting of such consent or approval, as the case may be.

            (d) SUBSEQUENT APPLICATION. If IMS or such Affiliate shall not have consummated the Transfer of all of the First Offer Shares prior to the expiration of the period specified in the foregoing paragraph (c), then the provisions of this Section 7 shall again apply, and IMS or such Affiliate shall not Transfer any of such Shares without again complying with this Section.

            7.2 The obligations of IMS and its Affiliates pursuant to this
Section 7 shall not apply to (i) any Permitted Transfer and (ii) a Transfer of all or any of such Shares in a BONA FIDE firm commitment public offering registered under the Securities Act of 1933, as amended, PROVIDED that IMS will use its reasonable best efforts, and will instruct the managing underwriters to use their reasonable best efforts, to achieve a broad public distribution of the Shares.

            8. BOARD REPRESENTATION.

            8.1 IMS DIRECTOR. As long as IMS Beneficially Owns a number of Shares at least equal to ten percent (10%) of the Outstanding Shares as of the Closing Date, IMS shall be entitled to designate one individual (the "IMS DIRECTOR") to be a Class II member of the Board. In the event that IMS shall at any time cease to Beneficially Own a number of Shares at least equal to ten percent (10%) of the Outstanding Shares as of the Closing Date, IMS shall thenceforth not be entitled to designate an IMS Director under this Section 8; PROVIDED, that the IMS Director shall remain a member of the Board until the natural expiration of the IMS Director's term. Prior to each meeting of TriZetto's stockholders for the election of directors to the Board at which the term of the incumbent IMS Director is to expire, IMS shall give reasonable advance written notice to TriZetto prior to the mailing of the proxy statement relating to such matters requesting that TriZetto include, and TriZetto shall include, the IMS Director as a nominee for the slate of directors to be elected to the Board. IMS shall designate an individual reasonably acceptable to TriZetto as the IMS Director, PROVIDED that as long as the Chief Executive Officer ("CEO") of IMS as of the signing of the Merger Agreement is an executive officer of IMS, such CEO shall be the individual designated by IMS as the IMS Director.

            8.2 EFFORTS TO NOMINATE AND ELECT IMS DIRECTOR. TriZetto shall nominate and use its reasonable best efforts to take and cause to be taken all necessary action (corporate and other) to cause the election to the Board of the IMS Director.

            8.3 In the event of consummation of either a transaction with, or a tender or exchange offer by, any of the entities listed on Schedule 8.3 hereto or any of their respective successors or Affiliates which results in a Change of Control of IMS, or in the event of the acquisition of a majority equity interest in any of the entities listed on Schedule 8.3 or any of their respective successors or Affiliates by IMS, IMS's right to designate the IMS Director shall immediately terminate, and IMS shall cause the then current IMS Director to immediately resign from the Board.

            9. MATTERS REQUIRING CONSENT OF IMS. For so long as IMS Beneficially Owns a number of Shares at least equal to ten percent (10%) of the Outstanding Shares as of the Closing Date, except as set forth on Schedule 9(a) hereto, TriZetto shall not, and shall cause its Affiliates and Associates not to, without the prior written consent of IMS (which can be withheld for any reason), enter into, consummate, agree to or approve any merger, consolidation, purchase or sale of assets or equity interests, business combination or similar transaction, or any equity-based joint venture or similar transaction, with any of the entities set forth on
Schedule 9(b) hereto; PROVIDED, HOWEVER, that such consent will not be required if the Board of Directors of TriZetto shall have determined, after consultation with its outside legal counsel, that TriZetto is required to enter into, consummate, agree to or approve any such transaction pursuant to its fiduciary duties under applicable law. In the event that IMS shall enter into, consummate, agree to or approve any merger, consolidation, purchase or sale of assets or equity interests, business combination or similar transaction, or any equity-based joint venture or similar transaction, with any of the entities set forth on Schedule 8.3 hereto, the rights of IMS pursuant to this Section 9 shall immediately terminate.

            10. RIGHTS AGREEMENT. From and after the date hereof, TriZetto shall not (i) amend or supplement the TriZetto Rights Agreement in any manner which would adversely affect the rights of the Grandfathered Entities or (ii) adopt or implement any other stockholder protection rights agreement or any similar plan or arrangement unless such agreement, plan or arrangement is in no way less favorable to the Grandfathered Entities than the TriZetto Rights Agreement.

            11. MISCELLANEOUS.

            (a) GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. The laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11(g) or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO

THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(a).

            (b) ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. Except as expressly set forth herein, neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            (c) SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

            (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

            (e) OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

            (f) AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by duly authorized officers of the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

            (g) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, via facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

              If to IMS:            IMS Health Incorporated
                                    200 Nyala Farms
                                    Westport, Connecticut 06880
                                    Attention:  Chief Executive Officer
                                    Telecopy:   (203) 222-4247

              With a copy to:       IMS Health Incorporated
                                    200 Nyala Farms
                                    Westport, Connecticut 06880
                                    Attention: David Stevens
                                               Jared Finkelstein
                                    Telecopy:  (203) 222-4268

              And to:               Sullivan & Cromwell
                                    125 Broad Street
                                    New York, New York 10004
                                    Attention:  Alan J. Sinsheimer
                                                Keith A. Pagnani
                                    Telecopy:   (212) 558-3588

              And if to TriZetto:   The TriZetto Group, Inc.
                                    567 San Nicolas Drive, Suite 367
                                    Newport Beach, California 92660
                                    Attention:  Christine A. Miller
                                    Telecopy:   (949) 219-2197

              With a copy to:       Stradling Yocca Carlson & Rauth
                                    660 Newport Center Drive, Suite 1600
                                    Newport Beach, CA  92660-6422
                                    Attention:  K.C. Schaaf
                                                Michael E. Flynn
                                    Telecopy:   (949) 725-4100

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a facsimile, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

            (h) CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section will mean a Section in this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            (i) FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

            (j) ENTIRE AGREEMENT. This Agreement, the Merger Agreement (including the Exhibits and Schedules thereto), the Voting Agreements, the IMS Disclosure Letter, the TriZetto Disclosure Letter, the Data Rights Agreement, the Registration Rights Agreement, the HealthWeb License Agreement and the Transitional Services Agreements constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement, which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

            (k) TERMINATION; SURVIVAL. Immediately upon the satisfaction of the obligations of each party pursuant to Sections 4, 5, 6, 7, 8, and 9 of this Agreement (other than Sections 1, 2, 3, 10 and 11), this Agreement shall terminate automatically without any action by any party and such terminated provisions of this Agreement shall not survive such termination. This Section 11 and Sections 1, 2, 3, and 10 shall survive any termination of all or any part of this Agreement indefinitely.

            (l) HEADINGS; RECITALS. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

            (m) SPECIFIC PERFORMANCE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it shall not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

            (n) THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement as of the date first above written

            .

                                 THE TRIZETTO GROUP, INC.



                                 BY:
                                    -----------------------------
                                    Name:
                                    Title:


                                 IMS HEALTH INCORPORATED


                                 By:
                                    -----------------------------
                                    Name
                                    Title: